 Registration No. 333-130849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NUMBER FOUR

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXIA HOLDINGS, INC
(Name of small business issuer in its charter)

Nevada	6510	84-1062062
(State of jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Richard Surber, President
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(801) 575-8073
(Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

COPIES TO:
Russell C. Weigel, III
Attorney at Law
One Southeast Third Avenue, Suite 1750
Miami, Florida 33131
(786) 888-4567

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
$.0001 Common Stock	26,400,000,000 shares	$10,000,000	$0.00038	$0.00038	$1,267.00

(1) The proposed maximum offering price per share is based on the proposed offering price for the shares of the registrant offered hereby and is based on the market price as reported on June 21, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NEXIA HOLDINGS, INC.
26,400,000,000 shares of $0.0001 par value Common Stock
Purchase Price of $0.0004 per share
The Offering:

Public Price:  $0.0004;  $10,000,000 estimated proceeds.  Underwriting Discounts:  Cash to Nexia Holdings, Inc. from purchases of shares by the Selling Shareholder, estimated:  $9,900,000.
The expenses indicated do not include legal, accounting, printing, and related costs incurred in making this offering.  We will need to pay all such costs, which we estimate to be $100,000.
Nexia Holdings, Inc. is a holding company incorporated in the State of Nevada.  Nexia through its subsidiaries operates a real estate investment, retail fashion and hair salon business.  We currently own and operate several buildings in the greater Salt Lake City, Utah area, and own a majority interest in a beauty and lifestyle salon and a retail fashion operation.
We plan to expand the beauty and lifestyle salon operations and the fashion retail operations.  We plan to buy more investment properties which we believe are undervalued, compared to their cash flows and estimated resale value as revenues and funding permit.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. SEE RISK FACTORS (BEGINNING ON PAGE 7) AND DILUTION  (BEGINNING ON PAGE 17) TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK.

Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol “NEXA.”  On June 21, 2007, the last reported sale price of the common stock on the OTC Bulletin Board was $0.0004  per share.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended.  Broker-Dealers dealing in penny stock are required to provide potential investors with a document disclosing the risks of penny stock.  Broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

We will receive no proceeds from the sale of the shares by the selling shareholders.  However, we may receive 95% of the market price per share on the sale of the registered shares to Dutchess Private Equities Fund L.P. (“Dutchess” or “Selling Shareholder”) from the exercise of a funding agreement with Dutchess whereby up to a total of $10,000,000 in purchases may be made over a three year period.  With the exception of Dutchess, which is an “underwriter” within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether the information in this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus will be subject to completion or amendment.A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  The Selling Shareholder may not sell these securities, nor may it accept offers to buy, until the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall the Selling Shareholder sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state’s securities laws.

Nexia Holdings, Inc.
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(801) 575-8073

Offering of
26,400,000,000 Shares of Common Stock

PROSPECTUS

June 21, 2007

PART I

First page of the prospectus

SUMMARY

The following summary highlights the more detailed information and financial statements appearing elsewhere in this prospectus. It is only a summary, it is not complete and does not convey all of the information you should consider prior to investing in the common stock. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section beginning on page 8.

Our independent auditors have raised substantial doubt as to Nexia’s ability to continue as a going concern in connection with our financial statements for the years ended December 31, 2005 and December 31, 2006. Nexia has since its inception incurred losses that have resulted in an accumulated deficit of $15,568,646 as of December 31, 2006 and Nexia reported a net loss of $1,967,208 for the year ended December 31, 2006.

Nexia’s common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-Dealers dealing in penny stock are required to provide potential investors with a document disclosing the risks of penny stock. Broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

The corporate structure is as set forth in the following chart:

OUR BUSINESS

Nexia’s current businesses consist of the operation of retail clothing stores, the operation of a salon and the acquisition, leasing and selling of real estate. The Company has acquired the operations of Black Chandelier, a clothing and life style retail operation with four stores, three located in the Salt Lake City, Utah market and one in the Provo, Utah market. Nexia subsidiary, Landis, LLC operates a hair salon that sells Aveda™ products exclusively. Nexia’s subsidiaries currently own and operate a 38,000 square foot retail/office building, an 11,000 square foot office building and a 7,000 square foot retail building. All of these buildings are located in the greater Salt Lake City, Utah area.

THE OFFERING

26,400,000,000 shares of common stock.

Dutchess Private Equities Fund, L.P.
Shares of Common Stock Outstanding.
Before Offering 2,018,995,086
After Offering 28,418,995,086

Nexia will not receive any proceeds from the sale of the common stock. We will receive the sale price of any common stock we sell to the selling stockholder under the investment agreement with Dutchess Private Equities Fund.

This is a resale registration statement of registered shares to be sold by Dutchess Private Equities Fund

Nexia has entered into an investment agreement (the “Investment Agreement”) with Dutchess Private Equities Fund L.P. (Dutchess” or the “Selling Shareholder”); this agreement is also referred to as an equity line of credit. The Investment Agreement provides that, following notice to Dutchess, Nexia may put to Dutchess up to $10 million in shares of our common stock for a purchase price equal to 95% of the lowest closing best bid price on the Over-the-Counter (“OTC”) Bulletin Board of our common stock during the five day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be either: (a) 200% of the average daily volume of our common stock for the ten trading days prior to the applicable put notice, multiplied by the average of the three daily closing “best bid” prices immediately preceding the day we issue the put, or (b) $100,000; provided that in no event will the put amount be more than $1,000,000 with respect to any single put. (Best Bid is a defined term in the Investment Agreement as the highest posted bid price for the common stock.) In turn, Dutchess has indicated that it will resell the shares of common stock in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the resale of our shares of common stock by Dutchess either in the open market or to other investors through negotiated transactions.

In the event that Nexia fails to timely deliver the shares provided for under the Investment Agreement a daily penalty schedule is set forth that provides that in the event that Nexia should be one day late in the delivery of $1 million worth of shares a penalty of $10,000 would be imposed, for being five days late the penalty would be $50,000 and $100,000 for being 10 days late.  An additional penalty of $200 per day would be added for each day after 10 that the delivery of the shares was delayed.

Any investor owning Nexia’s common stock at the date this registered offering becomes effective will experience an increase in the net book value of his or her investment, depending on how many of these securities are sold to Dutchess by the Company.  Any investor purchasing Nexia’s common stock during this registered offering will likely suffer a dilution of his or her investment, depending on how many of these securities are sold to Dutchess by the Company prior to the purchase by the investor.  For more information on the dilutive effect of this offering, please see the discussions on dilution in this Prospectus located at pages twenty through twenty-three.

Nexia’s Placement Agency Agreement with GunnAllen Financial

Nexia has entered into a Placement Agency Agreement with GunnAllen Financial located in Tampa, Florida, whereby Nexia has agreed to pay GunnAllen a fee of $1,000 from the proceeds from each put submitted to Dutchess under the Investment Agreement up to a total maximum fee of $10,000. In exchange for those payments the placement agent shall render consulting services to Nexia with respect to the Investment Agreement and shall be available for consultation in connection with the advances to be requested by Nexia pursuant to the terms of the Investment Agreement. The Placement Agency Agreement is attached hereto as exhibit 10(iii).

Proceeds

We will use the proceeds from this offering to: 1. Provide operating capital; 2. Expansion of retail operations; 3. Improve existing real estate holdings; and 4. Fund acquisition of real estate and development properties for retail operations.

Risk Factors

The stock offered by this prospectus is speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment.

Bulletin Board Common Stock Symbol “NEXA”

SUMMARY OF SELECTED FINANCIAL DATA

The information below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes to financial statements included elsewhere in this prospectus.

	Year ended 12/31/2006	Year ended 12/31/05
STATEMENTS OF OPERATIONS:		(Revised)
Revenue	$1,834,245	$392,414
Loss from operations	(4,425,135)	(756,822)
Net loss	(1,967,208)	(130,548)
Income (loss) per common share	(0.00)	(0.00)
Weighted average number of common shares
Outstanding	517,497,916	317,112,939

BALANCE SHEETS DATA:
Working capital (deficit)	$(990,123)	$(951,843)
Total assets	4,734,635	4,319,916
Total liabilities	4,764,239	3,130,305
Shareholders equity	(120,948)	963,185

RISK FACTORS

An investment in the common stock the selling shareholders are offering to resell is risky. The stock offered in this prospectus inherently involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Nexia. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your Nexia common stock.

Risks Related to Nexia’s Business

There is substantial doubt about Nexia’s ability to continue as a going concern due to insufficient revenues to cover our operating costs, which means that we may not be able to continue operations unless we obtain additional funding.

Our independent auditors added a going concern qualification to their report issued in connection with their audit of our December 31, 2005 and 2006 financial statements. The auditors noted in their report that Nexia generated significant losses from operations, had an accumulated deficit of $15,568,646 and a working capital deficit of $990,123 as of December 31, 2006. These factors raised for the auditors substantial doubt about Nexia’s ability to continue as a going concern. These general conditions continued through the first quarter of 2007, resulting in additional deficits in the operations of the Company.

Management anticipates that Nexia will incur net losses for the year end results of December 31, 2007. To the extent that Nexia does not generate additional revenue from its existing properties, existing retail operations, acquire additional properties that generate revenue, obtain additional funding, that its stock price does not increase, that additional adjustments are not made to decrease operating expenses do not occur, then Nexia may not have the ability to continue as a going concern. The financial statements which accompany this filing do not include any adjustments that might result from the outcome of this uncertainty.

Nexia's real estate investments are inherently risky and dependent on rental income.

Real estate investments are inherently risky. The value of a real estate investment company's stock depends largely on the rental income and the capital appreciation generated by the properties which the investment company owns. If our properties do not generate enough cash flow from rental income to meet operating expenses (such as debt service, capital expenditures and tenant improvements), our ability to develop our business and become profitable will be adversely affected.

Income from real estate investments may be adversely affected by a number of factors, including:

w	the general economic climate and local real estate conditions (such as too much supply or too little demand for rental space, as well as changes in market rental rates);

w	prospective tenants' perceptions of a building's safety, convenience and attractiveness, or the overall appeal of a particular building;

w	the property owner's ability to provide adequate management, maintenance and insurance;

w	expenses for periodically renovating, repairing and re-letting spaces;

w	falling operating costs for competing properties, which would allow them to undercut our rental rates;

w	rising unemployment rates in the area, which may reduce the demand for rental space;

w	adverse changes in zoning laws, tax laws, or other laws affecting real estate or businesses in the area;

w	damage from earthquakes or other natural disasters;

w	mortgage interest rates and the availability of financing.

Some significant expenses associated with real estate investment (such as mortgage payments, real estate taxes, insurance and maintenance costs) are fixed and generally can not be reduced if circumstances cause lower rental incomes from a building. For example, if we can not meet the mortgage payments, we could lose some or all of our investment in a building due to foreclosure by the holder of the lien on the property.

Our real estate investments have limited liquidity and no certainty of capital appreciation.

Our real estate investments have limited liquidity. Real estate investments in general are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot ascertain whether we will be able to sell an investment when a sale would be advantageous or necessary. The sale price may not be enough to recoup the amount of our investment. Nexia can provide no assurance that the value of its properties will appreciate.

There are numerous uncertainties in estimating real estate values and prospective appreciation value. The estimated values set forth in appraisals are based on various comparisons to other property sales; predictions about market conditions such as demand, vacancy rates, prospective vacancy rates, renewal terms and other factors; assumptions about the property’s condition, conformance with laws and regulations, absence of material defects; estimates of lease revenues and operating expenses; and other factors. Any significant change in these comparisons, predictions, assumptions, and estimates, most of which are beyond our control, could materially and adversely affect the market values and appreciation potential of our properties.

We compete with substantially larger companies to acquire suitable buildings.

The commercial real estate market is highly competitive. We compete with substantially larger companies for the acquisition, development and operation of properties that fit within the parameters of our business plan. Some of these companies are national or regional companies with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival.

Nexia's ability to generate enough revenue to operate our business is dependent on the ability to attract tenants and ensure that tenants meet their lease obligations.

Our business would be severely affected resulting from the loss of revenues that would result if our current tenants fail to meet lease obligations or, if upon failure to meet lease obligations, we were unable to enter into new viable leases for the resulting vacant space. Further, if a tenant defaulted on a lease, we might experience a delay before the courts enforced our rights against the tenant. Our ability to lease the space during any court enforced action would be seriously impaired. Failure of a tenant’s business through bankruptcy would also reduce or eliminate our revenue flow. We can provide no assurance that tenants will faithfully meet their lease obligations or that tenants will not be impaired through some form of business failure or otherwise, with the result that our ability to operate our business would be materially and negatively affected. During the first quarter of 2007 the rate of default on tenant’s obligations billed during that period was 20%.  A total of 17,964 square feet of space, or 52% of the rentable square feet available to the Company, are represented by leases that will expire within the next 12 months or are currently being leased on a month to month basis.

Our ability to satisfy fixed operating costs that may rise over time cannot be reduced in response to any decrease in our rental income, or passed through to our tenants.

Our ability to satisfy fixed operating costs associated with our property could be seriously affected by any rise in expenses such as: mortgage payments, insurance, utilities, cleaning, ventilation, air-conditioning, security, landscaping, building repairs and maintenance. While our tenants must often pay a portion of these escalating costs, there can be no assurance that they will agree to any increase in current fixed costs or that any increase in tenant payments would cover increased operating costs. Our current fixed costs for any future time period cannot be reduced in response to any decrease in rental income resulting from vacancies or non payment of rent and our ability to operate would be severely affected by any increase in the costs associated with owning our property.

All of Nexia’s material real estate holdings are located in the Salt Lake City, Utah market making the Company vulnerable to changes in economic conditions in that market.

All of Nexia’s material real estate holdings are located in the Salt Lake City, Utah market which creates a greater risk of harm from a downturn in that single market as compared to wider more diversified holdings in several geographic areas. Any significant change in the office or retail space in the Salt Lake City market will directly affect Nexia’s real estate operations.

Nexia may invest in properties in other real estate markets outside of the Salt Lake City, Utah area where the Company has no experience.

Nexia may make selected acquisitions or develop properties outside the area of its current focus of Salt Lake City, Utah as appropriate opportunities are located or as they may arise. No area outside of the Salt Lake City has been identified nor has any market area been excluded from consideration. The historical experience of Nexia is in the Salt Lake City market area, and management may not be able to operate successfully in other market areas. Some of the risks in operating in new market areas would include: a lack of market knowledge and understanding of the local economies, an inability to identify promising acquisition or development opportunities, an inability to obtain qualified development and maintenance personnel, and a lack of familiarity with local government and permitting procedures. Any of these factors could cause Nexia to incur costs greater than anticipated and limit the success of any acquisition and development that may be undertaken, which would reduce the Company’s profitability and limit its growth.

We are dependent on key personnel, specifically Richard Surber, and have no employment agreement with him.

We are dependent on the services of Richard Surber, our President. We do not have an employment agreement with Mr. Surber, and losing his services would likely have an adverse effect on our ability to conduct business. Mr. Surber serves as an Officer and Director of Nexia. Mr. Surber is currently employed by other businesses, and he will only allocate a portion of his time (estimated at an average of 50 hours per week) to the business of Nexia and its subsidiaries. Therefore, there is a risk that he might not devote enough time to Nexia in fulfilling our business plan. Further, Nexia has a limited number of full time employees.

The operation of Landis Lifestyle Salon and Gold Fusion Laboratories operations are each dependent on key personnel.

Our subsidiary Landis, LLC owns Landis Lifestyle Salon. The operations of Landis Lifestyle Salon are dependent on the day to day management of Matthew Landis, the namesake of the salon’s name who works in the salon and trains its personnel. Losing his services would likely have an adverse effect on the operations and business development of the salon business owned and operated by Landis, LLC.

Our subsidiary Gold Fusion Laboratories has acquired the operations of Black Chandelier which is dependent upon the fashion sense and design creations of Jared Gold for its operations. Losing his services would likely have an adverse effect on the design functions, development of new clothing lines and future business growth of Gold Fusion’s planned acquisitions and the related retail operations.

Our ability to provide adequate management, maintenance and insurance.

To provide for adequate management, maintenance and insurance for the properties owned by Nexia, rental income will need to exceed the operating costs for those properties. Vacancies, falling rents, bankruptcy of tenants, unexpectedly higher maintenance costs or a loss not covered by insurance could adversely affect the ability of Nexia to provide adequate management, maintenance and insurance for its properties. If these services are not provided on an adequate basis, deterioration of the property would have a severely negative impact on Nexia.

Risks related to Nexia’s and its predecessors’ operating histories

The current focus of Nexia’s business plan is to take advantage of the inefficiencies in the United States’ real estate market. In the current market, Nexia has not relied upon the sellers of real property to finance its real estate investments. Nexia has obtained the necessary funding on its own. However, Nexia and its predecessors have attempted in recent years to compete in other market trends which were not successful. For example, Nexia signed an agreement to acquire Creative Marketing Group, Inc. which holds a license to market coffee maker filters and ground coffee beans under the “Mr. Coffee” name. In another example, Nexia attempted to close on a manufacturing and repair company. In each of these situations, the executive management of Nexia and its predecessors was the same. In each of these failed attempts, Nexia attempted to acquire an existing business based on the incorrect information that the selling shareholder group would obtain the necessary financing to support the ongoing business of the franchise. Based upon past performance, there is the possibility that Nexia’s executive management may in the future commit resources to an acquisition that ultimately proves to be unsound and damages the Company financially.

We will need new funding, which may not be available, in order to fully execute our real estate business plan.

Our real estate business plan “buying undervalued building” will depend on our ability to raise more money. Management and shareholders have not committed to provide new funding. Except for that funding we hope to obtain as a result of selling our common stock to Dutchess, as detailed in this prospectus, we have not located any other sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we can not obtain new funding, our operations could be severely limited.

We project that in 2007 and beyond, our salon and retail store businesses will be able to generate sufficient revenues to meet their internal financial needs and $100,000 annually of excess cash available for our other operations.  We project the cash burn rate for the next twelve months, for the Company’s general needs and rental operations will be approximately $1,020,000.  Funds to cover the burn rate will come from excess cash flow provided by the salon and retail operations, $100,000; reduction in cash employee expenses through stock issuance, $700,000; and sale of stocks from an investment portfolio of at least $360,000.  The total provided to cover the Company’s general needs and the rental operations will be approximately $1,160,000.  These amounts do not include any funds that may be received from the Dutchess equity line of credit.

We believe the proposed sale of 26.4 billion shares of Nexia stock to Dutchess, under the equity line of credit, will probably require three years to complete.  Our planned real estate capital improvements in 2007 of $150,000, to renovate existing space in two of our properties to make it usable and rentable, will come from the internally generated funds and possibly the Dutchess equity line of credit, if needed.

We cannot predict our future capital needs and may not be able to secure additional funding.

Nexia’s management estimates that the Company’s current “burn rate,” the current rate at which expenses exceed revenue, is approximately $85,000 per month, or $1,020,000 per year. We will need to raise additional funds within the next twelve months in order to fund the current level of operations of the Company. We expect that the majority of these funds will come from the sale of our common shares to Dutchess or the sale or transfer of some of our preferred shares to private investors. Either method of funding could result in a significant dilution of ownership interests by the holders of our common stock.

Environmental liability could affect our real estate investments.

Various federal, state and local environmental laws make a real estate owner liable for the costs of removal or remediation of certain hazardous or toxic substances on a property. These laws often impose environmental liability regardless of whether the owner was responsible or knew of the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent a property or to borrow using the property as collateral. No assurance can be given that the environmental assessments of our properties revealed all environmental liabilities, or that a material, adverse environmental condition does not exist on our properties.

We may face an uninsured loss.

Owners of real estate are subject to certain types of losses such as civil disturbance or pollution, which are either uninsurable or too expensive to insure. If an uninsured loss or a loss in excess of insured limits occurs, Nexia's investment in our real properties, as well as anticipated future revenues could be lost. Meanwhile, obligations on any mortgage debt for the properties would continue. Accordingly, any uninsured loss could adversely affect our financial condition and results of operation.

The Americans With Disabilities Act and similar legislation may increase our costs.

The Americans with Disabilities Act of 1980 (ADA) requires that commercial facilities and places of public accommodation be accessible to disabled people. A number of additional federal, state and local laws impose other requirements on owners concerning access by disabled people. We may need to make both structural and non-structural changes to our property in order to comply with the ADA and similar laws. Noncompliance could result in government fines or an award of damages to a private litigant. We have not been informed that any of our properties fail to comply with such laws. However, we may incur costs, which we cannot fully ascertain now, to ensure compliance in the future. While we do not expect the prospective costs of compliance to have a material effect on our operations, a potential for substantial costs exists. If changes are required, our financial condition and results of operations could be adversely affected.

Changes in consumer tastes and fashion trends can have a negative impact on our financial performance.

Both Landis, LLC and Gold Fusion Laboratories, Inc. operations could be negatively impacted by unforeseen and unfavorable changes in consumer tastes and fashion trends away from those targeted by the marketing and sales efforts of Landis, LLC and Gold Fusion Laboratories. As these tastes and trends are not predictable and their effect on the operations of either retail operation cannot be estimated in advance great effort is made in the operations of both companies to ensure that their products and services reasonably and adequately anticipate the business operations of each company such changes and that theses changes are in order to insure continued consumer demand for their services and products. However, there is no way to assure success with these efforts.

The Series B Preferred Stock held by Richard Surber creates an anti-takeover or change of control limitation. Richard Surber currently holds voting control of Nexia through his ownership of voting preferred stock which could be affected by the purchases of common stock by Dutchess.

The ten million shares of Series B Preferred Stock held by Richard Surber provide him with voting control over any proposal requiring a vote of the shareholders. Through his ownership of 10,000,000 shares of the Series B Preferred Stock of the Company, he holds voting rights equal to 5,000,000,000 shares of common stock. This effectively gives him a veto over any attempt to take over or change control of the Company. Such an event would include a vote by the board of directors to conduct a reverse split of the common stock. The shares held by Mr. Surber thus have a strong anti-takeover effect. His interests may not always conform to the interests of the common stockholders, in general, and thus his voting rights may not always be exercised in the best interests of the common stockholders of the Company. The issuance of 8 million preferred shares was to compensate Mr. Surber for serving as the personal guarantor of the loans used to acquire all of the real estate holdings currently under the Company’s control, and an additional 2 million shares were issued as partial compensation for the transfer of Mr. Surber’s interest in Landis, LLC. In the event that Dutchess should acquire the 26.4 billion shares of common stock being registered under this prospectus and retain those shares it would hold 79.4% of the approximately 33,268,995,086 votes that would be outstanding at that time, that number of votes may provide Dutchess with a controlling interest in the Company. Further, if the share price of the common stock decreases during the period of purchases by Dutchess, the number of shares it could acquire would increase as the price it would have to pay for those shares would decrease.

The Company is currently conducting discussions with the Department of Commerce in the State of Utah concerning private offering made by the Company and their compliance with Utah regulations.

In October of 2006, the State of Utah through its Department of Commerce requested information from the Company to determine the compliance with Utah regulations regarding all offerings made by the Company within the past five years.  Preliminary indications are that some shares have been issued within the State of Utah without full compliance with registration or qualification requirements under the securities laws of Utah.  These discussions have lead to the Company agreeing to offer a right of rescission to all residents of the State of Utah whose purchase of shares from the Company were not made in full compliance with registration or qualification requirements in the State of Utah.  Upon any former shareholder accepting that offer of rescission full disclosure will be made at that time.

Risks Related to Landis, LLC’s Operation of Landis Lifestyle Salon

The operation of Landis Lifestyle Salon operations are each dependent on key personnel.

The operations of Landis Lifestyle Salon are dependent on the day to day management of Matthew Landis, the namesake of the salon’s name who works in the salon and trains its personnel. Losing his services would likely have an adverse effect on the operations and business development of the salon business owned and operated by Landis, LLC.
Our success depends on our ability to attract and retain trained stylists in order to support our existing salon business and to staff future expansion.

Landis is actively recruiting qualified candidates to fill stylist positions for the salon. There is substantial competition for experienced personnel in this area, which we expect to continue. We will compete for experienced candidates with companies who have substantially greater financial resources than we do. If we fail to attract, motivate and retain qualified stylists, it could harm our business and limit our ability to be successful and hamper expansion plans. For example, we will depend upon the expertise and training abilities of Matthew Landis, the principal manager of the salon. Since we do not maintain insurance policies on any of our employees, if we lose the services of any key officers or employees, like Mr. Landis, it could harm our business and results of operations.

We face significant competition in the salon business, which could harm our sales and profitability

The primary competition to Landis, LLC operations will come from salons offering above-and-beyond customer service in the Salt Lake Area market. Currently identified as offering this level of competition are salons named, Lunatic Fringe, Salon Zazou and Salon RZ. Landis, LLC will also be in competition with large scale hair cutting operations such as Great Clips, Supercuts, and Fantastic Sams, though these operations do not compete in offering the extra services and products that Landis, LLC offers.

The loss of distribution rights to the Aveda™ line of products would damage the operation of the Landis Lifestyle Salon and have a significant and negative impact on its ability to operate and generate revenues.

The Landis, LLC operates the Landis Lifestyle Salon, has a Retail Product Use Agreement with a distributor of the Aveda™ line of products and which are used exclusively in the services provided to customers of the salon and offered for retail sale at the salon location. Loss of the right to sell Aveda product would have a significant and negative impact on the operation of the salon and its ability to generate revenues from either retail sales of health and beauty products or from providing services to consumers at the salon. Landis believes that the high quality and reputation of this line of products is key to its current operations and future success.

Changes in consumer tastes and hairstyling trends can have a negative impact on our financial performance.

Landis, LLC salon operations could be negatively impacted by unforeseen and unfavorable changes in consumer tastes and hairstyling trends away from those targeted by the marketing and sales efforts of Landis. As these tastes and trends are not predictable and their effect on the operations of the salon cannot be estimated in advance great effort is made in the operations of the salon to ensure that its products and services reasonably and adequately anticipate such changes and that theses changes are met with modifications in the salon’s operations to insure continued consumer demand for its services and products. However, there is no way to assure success with these efforts.

Risks Related to Gold Fusion Laboratories Operation of Black Chandelier Clothing Line

The success of the Gold Fusion Laboratories business plan depends in large part on our ability to identify fashion trends and to react to changing customer demand in a timely manner.

Consequently, we depend, in part, upon favorable market response to the creative efforts of the Gold Fusion Laboratories operation.

Failure on our part to anticipate, identify, and respond effectively to changing consumer demands and fashion trends will adversely affect our sales.

If we are unable to obtain raw materials, or find manufacturing facilities, our financial condition may be harmed. Outside of a small sample room, we do not own any manufacturing facilities, and therefore depend on a limited number of third parties to manufacture our products. We place all of our orders for production of merchandise and raw materials by purchase order and do not have any long-term contracts with any manufacturer or supplier. If we fail to obtain sufficient quantities of raw materials, it could have a harmful effect on the results of our operations. Furthermore, we may receive shipments of products from manufacturers that fail to conform to our quality control standards. In such an event, unless we are able to obtain replacement products in a timely manner, we may lose sales. If we fail to maintain favorable relationships with these production facilities, or fail to obtain an adequate supply of quality raw materials on commercially reasonable terms, it could harm our business and results of operations.

Gold Fusion will be dependent on third party manufacturers for production, and its sales may be negatively affected if the manufacturers do not perform acceptably, or if design changes are communicated after the production has begun.

We will develop a significant portion of our merchandise in conjunction with third-party apparel manufacturers. In some cases, we select merchandise directly from these manufacturers’ lines. We do not have long-term contracts with any third party manufacturers and will purchase all of the merchandise from such manufacturers by purchase order. Furthermore, we may receive, in the future, shipments of products from third-party apparel manufacturers that fail to conform to our quality control standards. In such an event, unless we are able to obtain replacement products in a timely manner, we may lose sales. We cannot assure you that third party manufacturers (1) will not supply similar products to our competitors, (2) will not stop supplying products to us completely or, (3) will supply products that satisfy our quality control standards. In addition, certain of our third party manufacturers will store our raw materials. In the event our inventory is damaged or destroyed, and we are unable to obtain replacement raw materials, our ability to generate earnings may be negatively impacted. In addition, if we decide to change a key design element, after the manufacturing process has begun, we may negatively impact the manufacturer's ability to deliver the products on a timely basis, which could impact our ability to generate earnings.

Our success depends on our ability to attract and retain key employees in order to support our existing business and future expansion.

We are actively recruiting qualified candidates to fill key executive positions within the Company. There is substantial competition for experienced personnel, which we expect to continue. We will compete for experienced personnel with companies who have substantially greater financial resources than we do. If we fail to attract, motivate and retain qualified personnel, it could harm our business and limit our ability to be successful. For example, we will depend upon the expertise and design talents of Jared Gold, the founder of the Black Chandelier line of products. Since we do not maintain insurance policies on any of our employees, if we lose the services of any key officers or employees, like Mr. Gold, it could harm our business and results of operations.

We face significant competition in the retail and apparel industry, which could harm our sales and profitability.

The retail and apparel industries are highly competitive and are characterized by low barriers to entry. We expect competition in our markets to increase. The primary competitive factors in our markets are: brand name recognition, sourcing strategies, product styling, quality, presentation and pricing, timeliness of product development and delivery, customer service, and convenience. We compete with specialty store retailers, business to consumer websites, off-price retailers and direct marketers for, among other things, raw materials, market share, finished goods, sourcing and personnel. Because many of these competitors are larger and have substantially greater financial, distribution and marketing resources than we do, we may lack the resources to adequately compete with them. If we fail to compete in any way, it could harm our business, financial condition, and future results of operations.

Purchases of the merchandise we sell are generally discretionary and are therefore particularly susceptible to economic slowdowns.

If economic conditions are not favorable or if they should suffer a downward trend, our retail businesses, financial condition, and results of operations could be adversely affected. Consumers are generally more willing to make discretionary purchases, including purchases of fashion products and high-end home products, during periods in which favorable economic conditions prevail.

If we are not able to successfully protect our intellectual property, our ability to capitalize on the value of the Black Chandelier brand name may be impaired.

Even though we intend to take actions to establish, register and protect our trademarks and other proprietary rights, we cannot assure you that these efforts will be successful. These include the use of the existing Black Chandelier trade mark and other product lines developed by Jared Gold that have been acquired by Gold Fusion Laboratories and newly developed products as well.  There is a risk that others will imitate our products or infringe upon our intellectual property rights. In addition, we cannot assure you that others will not resist or seek to block the sale of our products as infringements of their trademark and proprietary rights. We are seeking to register our trademarks in the United States markets and other markets as they develop demand. In some of these markets, obstacles exist that may prevent us from obtaining a trademark for the Black Chandelier or related names. Furthermore, in some jurisdictions, despite successful registration of our trademarks, third parties may allege infringement and bring actions against us. We are not aware of any actual infringement by our products on any other trademarked product.

If an independent manufacturer violates labor or other laws, is accused of violating any such laws, or if their labor practices diverge from those generally accepted as ethical, it could harm our business and brand image.

While all our manufacturers are contractually required to comply with ethical labor practices, we cannot control the actions or public perception of such manufacturers, nor can we assure that these manufacturers will conduct their businesses using ethical or legal labor practices. Apparel companies may be held jointly liable for the wrongdoings of those that manufacturer their products. While we do not control independent manufacturer’s employment conditions, or their business practices, people in general act in their own self-interest, and may act in a manner that produces a negative public perception of the Company. Accordingly we could receive negative publicity or perhaps a court determination that we are jointly liable for such improper practices.

Additional capital is necessary to implement the Company's Business Plan for Gold Fusion Laboratories.

The Company does not believe that it has sufficient cash, cash equivalents and operating income to maintain its business at its existing level through the next 12 months. The Gold Fusion Laboratories’ operation will require significant new capital in order to execute its business plan. The Company’s success in raising this capital will depend upon its ability to access equity capital markets. We may not be able to do so, or do so on acceptable terms. If the Company fails to obtain funds on acceptable terms, it will not be able to execute the Gold Fusion Laboratories business plan and would have to delay or abandon some or all of its plans for growth.

Risks Related to Investment

Nexia expects the price of its common stock to be volatile. As a result, investors could suffer greater market losses in a down market than they might experience with a more stable stock. Volatility in our stock may also increase the risk of having to defend a securities class action suit, which could be expensive and divert management’s attention from managing Nexia’s business.

The market price of Nexia’s common shares has been subject to wide fluctuations in response to several factors, such as:

•	Significant dilution
•	Actual or anticipated variation in the results of operations
•	Announcements of acquisitions
•	Changes in the areas of operations of the company
•	Conditions and trends in the real estate market in Salt Lake City, Utah and nationally

The stock markets generally, and the OTC Bulletin Board in particular, have experienced extreme price and volume fluctuations that are often unrelated and disproportionate to the operating performance of a particular company. These market fluctuations, as well as general economic, political and market conditions such as recessions or interest rate or international currency fluctuations, may adversely affect the market for the common stock of the company. In the past, class action litigation has often been brought against companies after periods of volatility in the market price of their securities. If such a class action suit is brought against the Company it could result in substantial costs and a diversion of management’s attention and resources, which would hurt business operations.

Dutchess will pay less than the then-prevailing market price of our common stock, which may cause our stock price to decline.

The common stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the lowest closing bid price for the five days immediately following our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our Common Stock to decline, and you may not be able to sell our stock for more than you paid for it. Dutchess will have an immediate incentive to sell the shares it acquires and realize a gain as a result of the discount from market price at which it will purchase shares of Nexia’s commons stock. This incentive to sell will increase as the market price of Nexia’s common stock falls as Dutchess will wish to avoid a loss on the sale of such shares.

Our stock value is dependent on our ability to generate net cash flows.

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows.

If we can not operate our commercial property and/or retail operations at a net profit, there will be no return on shareholders’ equity, and this could result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

Our common stock value may decline after the offering.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. The sales may also make it more difficult for the company or its investors to sell current securities in the future at a time and price that the Company or its current investors deem acceptable or even to sell such securities at all. The risk factors discussed in this "Risk Factors" section may significantly affect the market price of our stock. The low price of our stock may result in many brokerage firms declining to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Thus, you may be unable to sell or otherwise realize the value of your investment in our stock.

The number of shares that could be issued to Dutchess could lead to a large number of shares being placed on the market which could exert a downward trend on the prices. Dutchess, who will have purchased its shares at a discount to the market price, will have an incentive to sell the shares to realize its profits resulting from the discount purchase price that it will be receiving. If the supply created by these events exceeds the demand for purchase of the shares the market price for the shares of common stock will decline.

The number of shares to be made available through this registration statement could encourage short sales by third parties, which could contribute to a future decline in the price of our stock.

In our circumstances, the provision of a large number of common shares to be sold to Dutchess has the potential to cause a significant downward pressure on the price of common stock, such as ours, that is traded on the OTC Bulletin Board. This would be especially true if the shares being placed into the market exceeds the market’s ability to take up the increased number of shares or if the Company has not performed in such a manner to encourage additional investment in the market place. Such events could place further downward pressure on the price of the common stock. As a result of the number of shares that could be placed with Dutchess, an opportunity exists for short sellers and others to contribute to the future decline of Nexia’s stock price. Persons engaged in short-sales first sell shares that they do not own and, thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock price the greater the profit to the person engaging in such short-sales. If there are significant short-sales of our stock, the price decline that would result from this activity will cause our share price to decline even further, which could cause any existing shareholders of our stock to sell their shares creating additional downward pressure on the price of the shares. It is not possible to predict how much the share price may decline should a short sale occur. In the case of some companies that have been subjected to short-sales the stock price has dropped to near zero. This could happen to Nexia.

The Investment Agreement entered into with Dutchess does not contain a restriction on short selling. Any significant downward pressure on the price of our common stock could encourage short sales by Dutchess, and others, subject to applicable securities laws. Even if we use the proceeds under the Investment Agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline even more, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. In that event, the number of shares of our common stock that are issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders equity and voting rights.

Our shareholders may face significant restrictions on the resale of our stock due to state "Blue Sky" laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a states’ residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states except in Utah and Massachusetts where filings have been made with state agencies. A determination regarding any other registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock.

You should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or they may be unable to resell it without the significant expense of state registration or qualification.

Our stock may be subject to significant restrictions on resale due to federal penny stock regulations.

Our stock differs from many stocks because it is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer, must furnish certain information related to the penny stock. The information that must be disclosed includes quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Nexia stock. Should a market for our stock develop among dealers, it may be inactive. Investors in penny stocks are often unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Potential investors should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Aboiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times you may wish.

Even though our securities are quoted on the OTC Bulletin Board, they may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. When investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

If we fail to remain current on the reporting requirements that apply to Nexia, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities.

Companies trading on the OTC Bulletin Board, such as Nexia, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, shares of our common stock could be removed from the OTC Bulletin Board. As a result of that removal, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  We filed late on our annual reports for the year ended December 31, 2005 and 2006.  If we file late one more time, within a year on any of our quarterly or annual reports, we will be removed from the board.

Investors may experience an immediate and significant dilution of their interest if any securities registered hereunder are sold.

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution is caused primarily by our arbitrary determination of the offering price for the shares detailed in this prospectus. Dilution also occurs because of the lower book value of the shares held by our existing shareholders.

As of June 21 2007, the net tangible book value of our shares of common stock was ($2,559,554), or approximately ($0.0013) per share, based on 2,018,995,086 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold (26,400,000,000), the net tangible book value of the 28,418,995,086 shares to be outstanding will be $7,440,446 or approximately $0.0003 per share.

Dutchess may not buy all or any of our common stock.

The possibility exists that we will not sell any of the securities to Dutchess detailed in this offering by never submitting a put to Dutchess; or that we will sell only a limited number of securities.  Dutchess has no obligation to buy common stock until a request is received from Nexia and management has reached a decision to make such a request as being in the Company’s best interests.  Nexia has incurred expenses related to this offering. The offering expenses are to be paid from the proceeds of the offering or the sales to Dutchess.  Should Nexia fail to sell, or should Dutchess fail to buy any securities or only a limited number of securities as offered, then offering costs would be paid from our operating budget. The addition of this financial obligation to the operating budget of Nexia would have a negative impact on our ability to continue our operations.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. None of the selling shareholders holds, or has held a position or office or had any other material relationship with Nexia. Dutchess is not a broker-dealer or an affiliate of a broker-dealer.

Selling Security Holder	Shares held	percentage of shares	shares sold	percentage of
	Before offering	before offering	in offering	shares after offering

Dutchess Private Equities
Fund L.P.	0	0%	26,400,000,000	93.4%

USE OF PROCEEDS

Nexia will not receive any proceeds from the sale of the shares by Dutchess pursuant to this registration. However, all shares sold to Dutchess pursuant to the Investment Agreement between Nexia and Dutchess will generate cash proceeds from those sales for Nexia. Nexia intends to use the proceeds from those transfers to Dutchess in the following manner, and in the following order of priority.

		Estimated Proceeds from Percentage of Current Market Price
Priority	Use of Funds Received from Dutchess	100%	75%	50%	25%

1	Cost of offering	$100,000	$100,000	$100,000	$100,000

2	Working capital	3,400,000	3,400,000	3,400,000	2,400,000

3	Expansion of retail operations	4,800,000	2,930,000	1,050,000	-

4	Improve existing real estate holdings	500,000	240,000	90,000	-

5	Acquisition of real estate	1,200,000	730,000	260,000	-

	TOTAL PROCEEDS RECEIVED	$10,000,000	$7,500,000	$5,000,000	$2,500,000

The numbers in the above table for priority 3, Expansion of retail operations, are based on the following estimates, if 100% of the stock offered is sold:

		Black
		Chandelier
	Landis Lifestyle	Retail Clothing
	Salons	Stores

Set up initial store, furniture & equipment	$214,700	$121,250
Inventory	$73,450	$84,000
Marketing & advertising	45,000	45,000
Other nonrecurring costs	19,400	11,500

TOTAL COST TO SET UP
EACH NEW LOCATION	$352,550	$261,750

Estimated new locations over
the next 24 months	3	8-12

TOTAL EXPANSION COST	$1,057,650	$3,664,500

If 75% of the stock offered is sold, there would be enough funds for 3 new Landis, LLC locations and 7 new Black Chandelier retail stores. If 50% of the stock offered is sold, there would be enough funds for 1 new Landis, LLC location and 3 new Black Chandelier retail store. If 25% of the stock offered is sold, new sources of funding will have to be found for the expansion of retail operations.

Plans have been made to improve the vacant spaces and ready them for more aggressive marketing.  These plans would include paving and striping for parking of the vacant lot adjacent to the property on State Street.  The two upper floors of the Bennett Building would be renovated to make the area rentable for light manufacturing and storage.  The total cost for these actions is estimated to be $150,000 and plans are to complete this work during 2007.

DETERMINATION OF OFFERING PRICE

The shares of Nexia common stock are being offered for sale by the selling stockholder at prices established on the OTC Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

DILUTION

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution may occur in the event of reductions in the book value of shares held by our existing stockholders.

These calculations are assumptions based upon an estimate of prices and sales that may never be realized. Actual prices to be paid by Dutchess to the Company will not be determined until the time of sale. All of the following information is premised upon those assumptions and estimated prices. Actual results may vary materially from those presented in the following information as a result of the sale and transfer of the shares registered hereunder.

As of June 21, 2007, the net tangible book value of our shares of common stock was ($2,559,554), or approximately ($0.0013) per share, based on 2,018,995,086 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold (26,400,000,000), the net tangible book value of the 28,418,995,086 shares to be outstanding will be $7,440,446 or approximately $0.0003 per share. The net tangible book value of the shares held by our existing stockholders will change.  You will experience an immediate increase of $0.0016 in the net tangible book value per share of common stock.

Upon completion of this offering, if 75% of the offered shares are sold (19,800,000,000), the net tangible book value of the 21,818,995,086 shares to be outstanding will be $4,940,446 or approximately $0.0002 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0015 per share without any additional investment on their part.  You will incur an immediate increase of $0.0015 per share.

Upon completion of this offering, if 50% of the offered shares are sold (13,200,000,000), the net tangible book value of the 15,218,995,086 shares to be outstanding will be $2,440,446 or approximately $0.0002 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0015 per share without any additional investment on their part.  You will incur an immediate increase of $0.0015 per share.

Upon completion of this offering, if 25% of the offered shares are sold (6,600,000,000), the net tangible book value of the 8,618,995,086 shares to be outstanding will be ($59,554) or approximately ($0.0000) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0013 per share without any additional investment on their part.  You will incur an immediate increase of $0.0013 per share.

Upon completion of this offering, if 5% of the offered shares are sold (1,320,000,000), the net tangible book value of the 3,338,995,086 shares to be outstanding will be ($2,059,554) or approximately ($0.0006) per share. The net tangible book value of the shares held by our existing stockholders will be decreased by ($0.0007) per share without any additional investment on their part.  You will incur an immediate idecrease of ($0.0007) per share.

The following table compares the number shares outstanding before and after the offering and the number of shares held by our existing stockholders.

	NUMBER OF SHARES ISSUED AND OUTSTANDING

	26,400,000,000	19,800,000,000	13,200,000,000	6,600,000,000	1,320,000,000

Description	100%	75%	50%	25%	5%

Number of common shares outstanding before public offering
	2,018,995,086	2,018,995,086	2,018,995,086	2,018,995,086	2,018,995,086

Number of shares in public offering	26,400,000,000	19,800,000,000	13,200,000,000	6,600,000,000	1,320,000,000

Total number of shares outstanding after public offering
	28,418,995,086	21,818,995,086	15,218,995,086	8,618,995,086	3,338,995,086
Shares held by affiliates after public offering
	(209,934,746)	(209,934,746)	(209,934,746)	(209,934,746)	(209,934,746)
Number of shares, after public offering, held by public investors
	28,209,060,340	21,609,060,340	15,009,060,340	8,409,060,340	3,129,060,340

Percentage of public ownership after public offering	99.26%	99.04%	98.62%	97.56%	93.71%

EXISTING STOCKHOLDERS:

Price per share	$0.0004
Net tangible book value per share before offering	$(0.0013)
Net tangible book value per share after offering, assuming
all shares are sold	$0.0003
Net increase in tangible book value to existing stockholders after offering, assuming all shares are sold	$0.0016

Number of shares outstanding before the offering	2,018,995,086
Number of shares after offering held by existing stockholders	2,018,995,086
Percentage of ownership after offering	7.10%

		Decrease in net tangible
	Price per	Book value	Capital	Held by public
	share	per share	contributions	investors
PURCHASERS OF SHARES IN THIS OFFERING:

Purchasers of shares in this offering if all shares sold	$0.0004	$0.0001	$10,000,000	28,209,060,340

Purchasers of shares in this offering if 75% of shares sold	$0.0004	$0.0002	$7,500,000	21,609,060,340

Purchasers of shares in this offering if 50% of shares sold	$0.0004	$0.0002	$5,000,000	15,009,060,340

Purchasers of shares in this offering if 25% of shares sold	$0.0004	$0.0004	$2,500,000	8,409,060,340

Purchasers of shares in this offering if 5% of shares sold	$0.0004	$0.0010	$500,000	3,129,060,340

PLAN OF DISTRIBUTION

The Selling Shareholder has told us they intend to sell the common stock covered by this prospectus from time to time in the OTC Bulletin Board market or in any other market where our shares of common stock are quoted.  The Selling Shareholder, or brokers, dealers or agents that participate in the distribution of the common stock, will be deemed to be underwriters, and any discounts on the sale of common stock by them and any discounts, concessions, or commissions they receive will be deemed to be underwriter discounts and commissions under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the Selling Shareholder that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholder must be registered to sell securities in all 50 states. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and there is compliance with those exemptions.

Nexia will pay all the expenses of the registration, offering, and sale of the shares of common stock to the public under this prospectus other than commissions, fees, and discounts of underwriters, brokers, dealers or agents. We have agreed to indemnify the Selling Shareholder and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate the expenses of the offering, to be borne by Nexia, will be approximately $100,000. We will not receive any proceeds from the sale of the shares of common stock by the Selling Shareholder. We will, however, receive proceeds from the sale of common stock to Dutchess pursuant to the Investment Agreement.

The Selling Shareholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will affect purchases and sales of common stock by the selling shareholder and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholder or its agents may not bid for or purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholder is not permitted to cover short sales or purchasing shares while the distribution is taking place. We will advise the Selling Shareholder that if a particular offer of common stock is to be made on terms materially different from the information set forth in the above Plan of Distribution, that a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Dutchess Private Equities Fund, L.P.

On August 15, 2005, the Company executed the Investment Agreement with Dutchess Private Equities Fund, L.P., (“Dutchess” or the “Selling Shareholder”) a Delaware limited partnership with its principal office located at 50 Commonwealth Avenue, Suite 2, Boston, Massachusetts 02116. The Company reported the execution of this agreement on Form 8-K.

The Investment Agreement provides for Dutchess to extend to the Company up to $10,000,000 in equity financing. The term of the financing extends for up to a three year period, during which the Company can receive funds through the sale of its common stock to Dutchess. The purchase price of the shares is stipulated to be at 95% of the lowest closing bid price for the five trading days after a request is received by Dutchess from the Company.

The financing will only become available to the Company after the filing and subsequent effectiveness of this SB-2 Registration Statement.

LEGAL PROCEEDINGS

The following civil actions may have a material impact on Nexia:

Nexia Holdings, Inc., a Nevada Corporation vs. Richard Bailey, Individually and Creative Marketing Group, Inc., a Nevada Corporation.  This action was filed on September 28, 2004, in the Third Judicial District Court of Salt Lake County, State of Utah, Civil Case No. 040920424.  Nexia filed this cause of action to recover its damages that resulted from the failure of the named defendants to perform the terms and conditions of a Stock Purchase Agreement and Plan of Reorganization signed on or about November 10, 2003.  This agreement provided for Nexia to acquire a controlling interest in the defendant corporation which the Defendants have subsequently failed and refused to perform, despite Nexia having tendered full performance on its part.  Both defendants were served with process in the case and failed to make an appearance before the Court; entry of default against each defendant has been signed by the court.  A judgment in the sum of $88,036, attorney’s fees of $13,205, plus interest and cost of suit has been granted to the Company.  Both named defendants have filed Chapter 7 bankruptcy cases in Nevada and no recovery from the judgment is expected as no recoverable assets are reported in either party’s case.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of Nexia as of the date of this prospectus:

Name	Age	Position(s) and Office(s)

Richard Surber	34	President and Director
Gerald Einhorn	67	Vice President, Secretary and Director
Adrienne Bernstein	62	Director

Richard D. Surber, 34, graduated from the University of Utah with a Bachelor of Science degree in Finance and then with a Juris Doctorate with an emphasis in corporate law, including securities, taxation and bankruptcy.  He has served as President and Director of the Company since May of 1999.  He also served as an officer and director of the Company's former parent corporation, Axia Group, Inc. (president and director from 1992 until control transferred in 2004).  He has been an officer and director of several public companies, including:  Golden Opportunity Development Corporation ("GODC"), a majority owned subsidiary of Nexia until December 31, 2004, (president and director from September 1999 to December 19, 2001).  GODC's operations (until January 4, 2002) consisted of operating a 134 room motel in Baton Rouge, Louisiana.

Mr. Surber is licensed to practice law in the State of California and occasionally represents corporate clients on various corporate matters and to which he occasionally devotes a significant amount of time.  Mr. Surber has disclosed the fact that he, on occasion, does act as counsel to several companies for which he receives fees for the legal or consulting services provided.

In 2004, the SEC instituted administrative proceedings to de-register fourteen shell companies affiliated directly or indirectly with Mr. Surber over the last six years.  Four of these companies were majority owned affiliates of Nexia.  All of the companies de-registered by the SEC were inactive shell companies.  Mr. Surber was not named as a respondent in any of those SEC proceedings.

Gerald Einhorn, 67, was appointed to the board in June of 2002 as a Director, Vice-President and Secretary of Nexia. He was employed by Hudson Consulting Group, Inc. (formerly a subsidiary of Nexia) in its legal department from February 1996 to November 2003 as an attorney working in the areas of real estate, corporate and securities matters. Prior to that time, Mr. Einhorn was self employed for more than 20 years in Long Island, New York as a wholesale distributor of fresh produce and frozen foods to retail and institutional end users. He is a member of the New York Bar and practiced in New York State for a period of 10 years before entering the food distribution business.

Adrienne Bernstein, 62, was appointed to the Board of Directors in June 2002. Ms. Bernstein had previously been a director of Axia Group, Inc. from 1999 through 2001. From 1988 to 1994, Ms. Bernstein was the Assistant Director of Human Resources for the Love Stores, a chain of retail health and beauty stores. In this capacity, Ms. Bernstein was responsible for hiring and training all employees and for preparing management and employee seminars. Prior to her position with the Love Stores, Ms. Bernstein served as a Vice President for Leucadia National Corporation, a NYSE traded company specializing in finance, insurance and manufacturing. In this capacity, Ms. Bernstein's primary emphasis involved real estate management and sales activities.

Directors are appointed for terms that expire upon a shareholders meeting being held at which an election of directors is held.

No other person is expected to make a significant contribution to Nexia who is not identified in this prospectus as an executive officer or director of Nexia.

All executive officers are appointed by the board and hold office until the board appoints their successors or they resign.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's common stock as of June 21, 2007, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 21, 2007, there were 2,018,995,086 shares of common stock issued and outstanding. All numbers reflect a 1 for 10 reverse split of the common stock that was effective as of February 20, 2007.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT &NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Preferred Series "B" Stock ($0.001par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000,000 (3)	100%
Preferred Series “A” Stock ($0.001 par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	145,000(4)	96.67%
Common Stock ($0.0001 par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	9,931,194 Direct 200,001,256 Indirect(1)	10.40%
Common Stock ($0.0001 par value)	Gerald Einhorn, VP & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	1,000	>0.001%
Common Stock ($0.0001 par value)	Adrienne Bernstein, Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	1,296	>0.001%
Common Stock ($0.0001 par value)	Oasis International Hotel & Casino, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	266(2)	>0.001%
Common Stock ($0.0001 par value)	Diversified Holdings I, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	991(2)	>0.001%
Common Stock ($0.0001) par Value	Directors and Executive Officers as a Group	209,934,746	10.40%

(1)
The shares owned by Diversified Holdings I, Inc., Diversified Holdings X, Inc. and Oasis International Hotel & Casino, Inc., are attributed beneficially to Richard D. Surber due to his position as an officer and director in each of the said corporations.

(2)
Richard Surber may be deemed a beneficial owner of 1,256 shares of the Company's common stock by virtue of his position as an officer and director of Diversified Holdings I, Inc. (991 shares), Diversified Holdings X, Inc. (200,000,000 shares) and Oasis International Hotel & Casino, Inc. (266 shares). Mr. Surber personally owns 2,009,194 shares of common stock.

(3)
Series "B" preferred stock has voting rights of 500 to 1 of the common stock, these shares give Mr. Surber 5,000,000,000 votes in any shareholder vote and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

(4)
Series “A” preferred stock has voting rights of 100 to 1 of the common stock, these shares give Mr. Surber 14,500,000 votes in any shareholder votes and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

If all shares proposed to be registered are sold to Dutchess and it retains those shares it will hold 26.4 billion shares out of a total of 28,418,995,086 issued and outstanding or 92.90% of the common stock or 79.00% of all voting rights issued and outstanding, including the voting rights of preferred stock holders as set forth above.

DESCRIPTION OF SECURITIES
Common Stock

As of June 21, 2007, the number of issued and outstanding shares of the Company's common stock was 2,018,995,086. The number of common stock shares authorized is 50,000,000,000. The common stock holds voting rights of one vote per share; it has neither dividend nor preemptive rights. The Company filed an amendment to its articles of incorporation that as of September 18, 2006 increased the number of shares of authorized common stock to 50,000,000,000 from 10,000,000,000 and changed the stated par value of each share to $0.0001.

Effective as of November 1, 2004, pursuant to shareholder consent, a reverse split of the Company's common stock was carried out on a 1 for 1,000 basis which is reflected by the current number of shares issued and outstanding.

Effective as of February 20, 2007, pursuant to shareholder consent, a reverse split of the Company’s common stock was carried out on a 1 for 10 basis which is reflected throughout this document as to the number of shares issued and outstanding.

Shareholders: As of June 21, 2007, there were approximately 816 shareholders of record.

Dividends: The Company has not declared a cash dividend during fiscal years ending 2004, 2005 or 2006.

In August of 2006, the Company announced the approval of the board of directors and of a majority of the voting rights of the shareholders to increase the number of authorized shares of the Company’s common stock from 10 billion up to 50 billion. Notice of the approved proposal was mailed to shareholders of record on August 28, 2006. Final action to carry out these changes was filed with the Nevada Secretary of State’s office on the 18th of September, 2006.

Preferred Stock

The Company has 50,000,000 authorized shares of convertible preferred stock, portions of which are designated as Classes A, B, and C.

As of September 8, 2006, the number of shares of Series A Convertible Preferred Stock issued and outstanding is 150,000. Richard Surber holds a total of 145,000 shares of Series A and Seth Bullough holds the other 5,000 shares of series A. Each named individual received the shares of Series A stock in exchange for the transfer of assets or stock to Diversified Holdings I, Inc. The Series A Convertible Preferred Shares have voting rights which equate to 100 shares of common stock for every 1 Series A Preferred share and may be converted into $10 worth of common stock. A total of 10,000,000 shares have been designated and authorized as Series A Preferred Shares of a total number of 50,000,000 authorized shares of preferred stock.

On August 25, 2004, the Company filed with the Nevada Secretary of State a Certificate of Designation of the Rights and Preferences of Preferred Stock of Nexia Holdings, Inc. This designation created 10,000,000 shares, par value $0.001, of Series B Convertible Preferred Stock, out of the 50,000,000 authorized shares of preferred stock of the Company. The Series B Preferred Stock holds voting rights equal to 500 shares of common stock for each share of the Series B Preferred Stock issued. The shares do not have any conversion rights into common stock or any other class of stock of the Company. The Company reported this event on Form 8-K filed on August 31, 2004.

On September 28, 2004 the Company authorized the issuance of 8,000,000 shares of Series B Convertible Preferred Stock to the president of the Company, Richard Surber. The shares were issued as compensation for both his service as president of the Company and for acting as a guarantor on real estate mortgages for subsidiaries of the Company. The shares were issued in a private transfer exempt from registration under section 4(2) of the Securities Act of 1933. This issuance was reported on a Form 8-K filing made on September 28, 2004. The Series B Preferred shares are given the same voting rights as Common Shares on a five hundred-for-one (500 to 1) basis. The 8,000,000 shares held by Mr. Surber give him voting right equal to 4,000,000,000 shares of common stock.

On November 8, 2004, the Company filed with the Nevada Secretary of State a Certificate of Designation of the Rights and Preferences of Preferred Stock of Nexia Holdings, Inc. designated as Series C Preferred Stock. The designation of 5,000,000 shares of the 50,000,000 authorized as Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series C Preferred Shares hold no voting rights. The Company reported this event on Form 8-K filed on November 10, 2004.

On November 10, 2004 an agreement was entered into with Joseph Corso, Jr. to sell him 100,000 shares of its Series C Preferred Stock in exchange for a cash payment of $50,000. These shares had not been registered for sale and the exchange was handled as a private sale exempt from registration under section 4(2) of the Securities Act of 1933. The Company reported this exchange on Form 8-K filed on November 12, 2004.

On July 18, 2006, the Company’s subsidiary Diversified Holdings I, Inc. (“DHI”) executed an agreement with Richard Surber to acquire Mr. Surber’s 60% ownership interest in Landis, LLC, a Utah limited liability company. In exchange for his 60% ownership interest in Landis, LLC, Mr. Surber received the following compensation, (1) a promissory note in the amount of $250,000, bearing interest at the rate of 24% per annum, payments are due in five annual payments of principal and interest, (2) 75,000 shares of Nexia’s Class A Preferred stock, and (3) 2,000,000 shares of Nexia’s Class B Preferred stock.

On July 13, 2006, DHI signed an agreement with Seth Bullough to acquire his 5% ownership interest in Landis, LLC. In exchange for the transfer of that interest, the Company agreed to delivery to Mr. Bullough 5,000 shares of its Series A Preferred Stock.

On August 15, 2006, Gold Fusion Laboratories, Inc., a wholly owned subsidiary of the Company, signed an Asset Purchase Agreement with Richard Surber to acquire ownership of the assets, inventory and receivables of the fashion operations of Diversified Holdings X, Inc., a corporation owned by Mr. Surber, which owned and operated the Black Chandelier and related clothing operations. The consideration for this transaction was a promissory note in the amount of $300,000, bearing interest at the rate of 24% per annum, with payment due in five annual installments and 70,000 shares of Nexia’s Class A Preferred stock.

On September 21, 2006, the Company authorized the issuance of 7,500 shares of Nexia’s Series C Preferred Stock to John E. Fry, Jr. in exchange for service provided to Gold Fusion Laboratories, Inc. and the potential expansion and development of the business plans for Black Chandelier and its retail outlets. Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series C Preferred Shares hold no voting rights.

On June 1, 2007, the Company entered into a contract to deliver 240,000 shares of Nexia’s Series C Preferred Stock to NFC Escrow Holdings or its designee, in exchange for a thirty month contract to provide services to the Company including but not limited to development, implementation and maintenance of an investor awareness campaign on a national level, including press release distribution, mailings and assistance with developing a website presence.

Dividends: The Company has not declared a cash dividend for the Series A Convertible Preferred Stock during the fiscal years ended December 31, 2003, 2004 or 2005. Rights to dividends are granted to the Series A Convertible Preferred Stock equal to those of the Common Stock, when, as and if declared by the Directors of Nexia, to be paid in cash or in common stock equal to market value at the election of the Company.

Conversion Rights: Conversion rights into shares of Common Stock are given to the Series A Convertible Preferred Stock based upon that number of shares of the Company's Common Stock equal in market value to $10.00 at the time of conversion. The designation of the Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series B Preferred Stock have no right to conversion into shares of common stock.

At the current market price of $0.0004 per share on June 21, 2007, one share of Series A Preferred Stock would convert into 25,000 shares of common stock and one share of Series C Preferred Stock would convert into 12,500 shares of common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Nexia.

Legal Matters

The validity of the shares of common stock offered hereby have been passed upon for Nexia by Mr. Russell C. Weigel, III, an attorney admitted in the District of Columbia, and the States of Florida and New York.

Experts

On December 1, 2005, HJ & Associates, L.L.C. (the “Former Accountant”) resigned as the auditors for the Company.

On January 26, 2006, De Joya Griffith & Company of 2580 Anthem Village Drive, Henderson, Nevada 89052 was retained as the auditors for the Company. The financial statements of Nexia as of December 31, 2005 and 2006 were audited by De Joya Griffith & Company, as stated in their report dated, March 21, 2007, as appearing herein in their report dated, June 1, 2007.  On May 21, 2007 De Joya Griffith & Company resigned as the auditors for the Company.

Refer to the “CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES” section, on page II-1, for further discussion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into the following related party transactions:

Richard Surber has at various times been appointed to serve as an officer or director for former clients of Nexia. These appointments have been disclosed to the disinterested members of the board, and the approval of the board of directors has been granted in each of these cases. As payment for services provided to these corporations, Surber has received securities of those corporations, and these transactions have been disclosed to the board of directors in each case.

Mr. Surber is licensed to practice law in the State of California and occasionally represents corporate clients on various corporate matters. Mr. Surber has disclosed the fact that he, on occasion, does act as counsel to several companies for which he receives fees for the legal services provided.

The end result of the agreements was to resolve and settle all claims against Axia Group, Inc. held by the named entities, all subsidiaries of Nexia Holdings, Inc. Richard Surber, President of the Company, was formerly an officer and director of Axia Group, Inc. The purpose of the above described transaction was to settle the various claims and resolve the debts and obligations that existed between Axia and the Company and its subsidiaries.

On September 28, 2004 the Company authorized the issuance of 8,000,000 shares of Series B Convertible Preferred Stock to the president of the Company, Richard Surber. The shares were issued as compensation for both his service as president of the Company and for acting as a guarantor on real estate mortgages for subsidiaries of the Company. The shares were issued in a private transfer exempt from registration under Section 4(2) of the Securities Act of 1933. This issuance was reported on a Form 8-K filing made on September 28, 2004. The shares were valued at $8,000.

On November 2, 2005, the Company’s subsidiary, Diversified Holdings I, Inc. invested $100,000 in Landis, LLC in exchange for a 20% interest in the LLC. Landis, LLC has opened an upscale hair salon located at the corner of 900 East and 1300 South in Salt Lake City, Utah. Richard Surber, president and director of the company held a 60% ownership interest in Landis, LLC at that time.

On July 13, 2006, the Company approved, and its subsidiary Diversified Holdings I, Inc. (“DHI”) executed an agreement with Richard Surber to acquire Mr. Surber’s 60% ownership interest in Landis, LLC, a Utah limited liability company. Richard Surber is the president of the Company and was the proposing party for the transaction. The independent directors of the Company both approved of the deal and an independent valuation of Landis, LLC has been received by the Company that supports the value paid to Mr. Surber for his interest. In exchange for his 60% ownership interest in Landis, LLC Mr. Surber will receive the following compensation, (1) a promissory note in the amount of $250,000, bearing interest at the rate of 24% per annum, payments are due in five annual payments of principal and interest, (2) 75,000 shares of Nexia’s Class A Preferred stock and (3) 2,000,000 shares of Nexia’s Class B Preferred stock.

Landis, LLC is the operator of the Landis Lifestyle Salon located at the corner of 13th East and 900 South in Salt Lake City, Utah. This salon features the Aveda™ line of products. Due to the Company’s prior existing ownership interest in Landis, LLC and Mr. Surber’s position as the managing member of the LLC, the Company previously reported financial results included the operations of Landis, LLC on a consolidated basis, and those results will continue to be consolidated in the Company’s financial reports as a result of this acquisition. The assets and inventory interests acquired by DHI have been consolidated into Nexia’s balance sheet as of the date of closing and valued in accordance with the independent valuation that was performed.

On August 15, 2006, Gold Fusion Laboratories, Inc., a wholly owned subsidiary of the Company, signed an Asset Purchase Agreement with Richard Surber to acquire ownership of the assets, inventory and receivables of the fashion operations of Diversified Holdings X, Inc., a corporation owned by Mr. Surber that owned and operated the Black Chandelier and related clothing operations. The consideration for this transaction was a promissory note in the amount of $300,000, bearing interest at the rate of 24% per annum, payments are due in five annual installment and 70,000 shares of Nexia’s Class A Preferred stock. On September 18, 2006 an addendum to this agreement was approved by the parties that provided for the issuance of 200,000,000(post reverse split 2-20-2007) shares of the Company’s restricted common stock be issued to Diversified Holdings X, Inc. as compensation for the transfers made to Gold Fusion Laboratories.

On October 5, 2006, the Company gave a promissory note to Michael Clark in the amount of $250,000 in exchange for a loan to the company in that same amount, the note carries a due date of February 15, 2007 and an interest rate of 20% per annum until paid in full.  Before the due date an agreement to extend the due date for a period of 90 days (May 17, 2007) was reached in exchange for the payment of the then due interest on the note.  The note is secured by $500,000 of the Series C Preferred Stock of Nexia.  The note also carries a right of conversion into either the common or Series C Preferred stock at the option of the Holder of the note.

Between the dates of October 5, 2006 and November 22, 2006, the Company entered into three promissory notes with its president Richard Surber with the following terms:  October 5, 2006, $20,000, due on January 5, 2007, interest rate of 20% per annum;  November 7, 2006, $31,025, due on January 25, 2007, interest rate of 20% per annum; and November 22, 2006, $20,000, due on March 22, 2007, interest rate of 20% per annum.  Each of the notes was given in exchange for a loan to the Company in the amount of the stated principal.  Each of the notes was approved by the full board of directors.  The due dates of each of the notes were extended to September 30, 2007 in an extension agreement executed February 23, 2007.

The Company issued three notes to Mr. Surber on the following terms, January 17, 2007 in the amount of $20,500, due on May 22, 2007, interest rate of 20% per annum, another note on January 17, 2007 in the amount of $15,000, due on March 31, 2007, interest rate of 20% per annum and on January 25, 2007 a note in the amount of $20,000, due on January 28, 2008, interest rate of 20% per annum.  Each of the notes was approved by the full board of directors.  Before March 31, 2007, the $15,000 note to Mr. Surber had been repaid in full.

On February 23, 2007, an agreement was signed to extend the due dates of four notes held by Mr. Surber, the October 5, November 7, and November 22 of 2006 and the January 17, 2007 note.  Each of the four notes had its due date extended to September 30, 2007 by mutual agreement of the Company and Mr. Surber.

During the first quarter of 2007, Mr. Surber advanced the Company $65,500 to help cover operating expenses.  This was carried as a payable to Mr. Surber. As of March 31, 2007, the Company had repaid Mr. Surber $20,000 of the total amount mentioned above.

DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the real estate investment market, projected leasing and sales and future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

General

Our business plan for the next twelve months involves the continued operation of our office buildings in Salt Lake City, Utah coupled with our ongoing attempts to locate and acquire additional commercial space in the greater Salt Lake area and elsewhere and to locate suitable buyers for the properties as the circumstances may permit. We recently acquired 85% of Landis, LLC and have plans to open two more locations over the next 12 months. We also operate four Black Chandelier stores and have plans to open at least three more in the Western United States by July 1, 2008. We anticipate opening an additional six locations over the next 18 to 24 months.

Gold Fusion Laboratories

In August of 2006, Gold Fusion Laboratories, Inc., a 100% owned subsidiary of the Company signed an asset purchase agreement with Diversified Holdings X, Inc. to acquire the rights, assets, inventories and receivables of the Black Chandelier clothing lines. Diversified Holdings X, Inc. is controlled by Richard Surber and is deemed an affiliate of Nexia currently. Included in Gold Fusion Laboratories operations are the four retail outlets operated under the Black Chandelier label, in Trolley Square and Gateway shopping centers located in Salt Lake City, as well as the on line shopping site, www.blackchandelier.com.

Black Chandelier designs, produces and manufactures a majority of all items sold in its stores that are sold under the trademarks, Black Chandelier, Jared Gold, Olfactory Surrealism and Pink Chandelier. The stores also carry merchandise from Kill City Jeans, Le Sportsac, Taschen books, Lomography Cameras, 7 Diamonds, Seychelle Shoes, and Tokidoki Italy.

The first Black Chandelier retail location has been in operation for over three years at the Trolley Square location. Jared Gold designed a pilot store to be used as a model for the opening of additional stores; this newly designed Black Chandelier is located in the Gateway Shopping Center in downtown Salt Lake City. A virtual tour of this store can be viewed at http://www.blackchandelier.com/Gateway.html.

For the year 2006, Black Chandelier had gross revenues of $634,000, including the period before the Black Chandelier operations were acquired by Gold Fusion.  Reported revenues for the three months ended March 31, 2007 were $268,000.  The Company has announced plans to explore the potential for opening additional stores in the US and abroad over the next 3 to 5 years.

Black Chandelier is a lifestyle company that produces clothing, candles and active wear. The mission of Black Chandelier is to offer products designed with deliberateness and wild inspiration that indulge an individual’s innate drive to be unique. The overarching concept is to provide the consumer with an affordable alternative to ‘mass-market” offerings by extending a product that conveys a sense of eccentricity that stands apart in quality, style and price, from most of the homogenous fare being offered consumers by the mainstream apparel market. The clothing items are produced in small runs keeping merchandise offered in the stores fresh.

Black Chandelier stands in a unique position to establish a niche market among its customers. The clothing, accessories and other products are designed with an edgy sophistication that allows customers to fulfill their need to express their uniqueness. The consumer base of Black Chandelier has a very large age range. Female shoppers vary in age from 15 to 65. The income ranges vastly among this large age spread, however the average is $37,000. This typical consumer is fashion conscious and follows current trends and subscribes to or reads several fashion oriented women’s magazines. The expanding men’s division has garnered a large fan base in the age group from 15 to 35. These consumers read weekly entertainment guides and local underground publications and fanzines.

The operations of Black Chandelier are subject to normal government regulation at the federal, state and local level. Black Chandelier must comply with governmental regulation regarding employment, wages, access for handicapped and disabled persons and other laws, rules, regulations and ordinances. Although there are no anticipated changes in existing local, state or federal regulations, if changes should occur, Black Chandelier operations would adapt to such new regulations without any significant effect on revenues or operations. However, no assurances can be made that compliance or failure to comply with future regulations will not have a materially adverse effect on the business, operating results or financial situation of Black Chandelier.

The Company believes that local competition for the Black Chandelier retail is Lollabella and JMR. This assumption is based on their marketing and customer demographics. Nationally Black Chandelier will face Diesel, Urban Outfitters and Anthropologie. These specialty retailers manufacture their own goods as well as sell third party product, are nationally marketed, and maintain company operated boutiques in most major cities. Black Chandelier’s edge over its competition is its sales of exclusive product in a market that is presently saturated with larger brands. Ancillary items are purchased from other vendors in small amounts and with studied curation, in order to keep merchandise on the cutting edge. Although the apparel industry is mature and slow growing, it exists in a dynamic and competitive environment. The apparel industry is extremely competitive and highly fragmented. The power of the big retailers is a major challenge to any new designer and manufacturer; however, specialized product with limited distribution can create a unique identity among retailers.

Landis Salon

Nexia currently owns 85% of Landis, LLC (“Landis”). In November 2005, the Company acquired a 20% equity interest in Landis for a $100,000 cash payment. Landis operates an AvedaTM lifestyle salon that features AvedaTM products for retail sale. Landis is controlled by Nexia’s Chief Executive Officer. Nexia has consolidated Landis for accounting purposes as of June 30, 2006, because of its ownership interest and common control with our president. Nexia, subsequent to the end of the second quarter, signed an agreement to acquire Mr. Surber’s 60% ownership interest in Landis. As consideration for that acquisition Nexia and Diversified Holdings I, Inc. delivered to Mr. Surber (1) a promissory note in the amount of $250,000, bearing interest at the rate of 24% per annum, due in five annual payments, (2) issuance of 75,000 shares of Nexia’s Class A Preferred Stock and (3) issuance of 2,000,000 shares of Nexia’s Class B Preferred Stock. A 5% interest was acquired from Seth Bullough in exchange for the issuance by Nexia of 5,000 shares of Class A Preferred Stock. Landis Salon has a single location in Salt Lake City, Utah and reported revenue of $424,863 during the three months ended March 31, 2007. Additional information on the Landis Salon can be found on its website at www.landissalon.com.

Landis intends to limit the services offered in its salons to hair and makeup only. The current salon consists of three major components, an Aveda ™ retail store, an advanced hair salon and a training academy (for the training of future staff about the culture, services and products provided by Landis). Pricing of hair services will reflect the experience level of the stylists with the training academy ranging from $16 to $25 and the advanced hair salon from $30 to $75. The design of the studio is intended to look clean, comfortable and modern, appealing to both genders and all age groups.

The target market for Landis is 70% female and 30% male, seeking customers with high expectations at a reasonable cost. The average customer is expected to visit the salon 7-9 times a year, spending an average of $47 on services and purchasing $15 of retail Aveda™ product with each visit. The current location was selected for its central location to the Salt Lake market area, the high income demographics available within easy driving distance and the trendy, upwardly mobile nature of the area. The primary marketing efforts of Landis will be word of mouth, supplemented by carefully selected advertising campaigns and seeking referrals from the existing customer base.

The operations of Landis are subject to normal government regulation at the federal, state and local level. Landis must comply with governmental regulation regarding employment, wages, access for handicapped and disabled persons and other laws, rules, regulations and ordinances. Although there are no anticipated changes in existing local, state or federal regulations, if changes should occur, Landis Salon operations would adapt to such new regulations without any significant effect on revenues or operations. However, no assurances can be made that compliance or failure to comply with future regulations will not have a materially adverse effect on the business, operating results or financial situation of Landis.

Primary competition will come from salons offering above-and-beyond customer service in the Salt Lake Area market. Currently identified as offering this level of competition are salons named, Lunatic Fringe, Salon Zazou and Salon RZ. Landis will also be in competition with large scale hair cutting operations such as Great Clips, Supercuts, and Fantastic Sams, though these operations do not compete in offering the extra services and products that Landis offers.

Overview of the Salt Lake City Real Estate Market

Trends in the current Salt Lake City real estate market are favorable in some respects to the Company’s real estate holdings. In general, these trends are as follows: the significant growth of retail sales in the city; increased interest in Salt Lake from specialty retailers; relatively low vacancy rates for retail space in the area; estimated slowdowns in the rate of new retail space construction; and Utah economic indicators pointing to above-average retail sales.

For purposes of the following discussion Class A office space is defined as a building that has excellent location and access, attracts high quality tenants and are managed professionally. Rents are competitive with other new buildings. Class B buildings have good locations, management, and construction and tenant standards are high. Buildings have very little functional obsolescence and deterioration. Class C buildings are typically 15 to 25 years old but are maintaining steady occupancy and demand lower rent than Class B buildings.

Significant Growth. According to the Year-End 2006 Market Review of Commerce CRG published by national real estate broker Cushman & Wakefield, the Salt Lake City office market Amore than 1.45 million square feet of office space were absorbed in the Salt Lake valley in 2005. This change represents greater absorption numbers than in the last three years combined.” The overall vacancy rate was 10.28% in 2006, a 0.53% drop from 2005 figures and a drop of 4.97% from 2004 figures. The closing of a major office center in the central business district has reduced available space and could provide additional impetus for the construction of new projects. Salt Lake City has, during the recent past, attracted new attention from national tenants seeking space in the area.

These reported trends have not, however, lead to significant increased occupancy in Class C office buildings or retail space which would cover the holdings of Nexia at the present time, excluding a portion of the Wallace building that we own which is Class A office space. Vacancies in such buildings have remained much higher as the higher class buildings have completed tenant improvements to their space to attract new tenants, Class C vacancy rates were reported at 25.14% for the year of 2006 compared to an overall vacancy rate of 9.88% for the central business district. However, for retail space, lease rates for Class A space have reached record highs and may encourage local retailers to move into Class B and C spaces with their lower lease rates.

All of the retail space in the Wallace/Bennett buildings owned by our subsidiary Wasatch Capital is currently leased. A 2,500 square foot portion of a total of 7,000 square feet of the retail space in the buildings located at 1374 South State Street is leased and the balance is unoccupied at this time. The balance of the Company’s holdings in the Salt Lake City market are of office or studio space. Plans have been made to improve the vacant spaces and ready them for more aggressive marketing.

Our Plan to Acquire and to Sell Commercial Properties

Our business plan is to buy more properties that we believe are undervalued compared to their cash flows and estimated resale value. We are looking for properties with sufficient rental income to enable us to cover the operating costs of our overall portfolio. We will sell properties when market conditions are favorable.

Our strategy is to identify properties with a favorable financing arrangement already in place, assume that financing, and satisfy any new down-payment with a relatively nominal cash payment. We plan to lease primarily to commercial tenants. We are prepared to make limited improvements to our properties so that we can increase occupancy, improve cash flows, and enhance potential resale value. We do not plan to limit the geographical area in which we buy properties; however, given our current financial condition, we will most likely seek properties in the Salt Lake City area.

From time to time, we will sell our commercial properties when favorable market conditions enable us to do so. While we are actively seeking tenants for all our properties, our real estate agents are also seeking buyers for those properties. Our goal ultimately is to maximize profits and not necessarily to be landlords.

Employees

Nexia currently employees 7 people on a full time basis and from time to time hires outside contractors to perform various services as required by the operations of the Company. Landis employs approximately 33 employees and Gold Fusion Laboratories employs approximately 40 employees.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the SEC. We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

General

Our business plan for the next twelve months involves the continued operation of our office buildings in Salt Lake City, Utah coupled with our ongoing attempts to locate and acquire additional commercial space in the greater Salt Lake area and elsewhere and to locate suitable buyers for the properties as the circumstances may permit. We increased our investment in Landis from 20% to 85% in 2006. We operate one location, and we have plans to open three more locations over the next 24 months.  We also acquired the Black Chandelier operations in 2006. We operate four Black Chandelier stores, and we anticipate opening an additional eight to twelve locations over the next 24 months.

Results of Operations

Revenues

Year ended December 31, 2006. Gross revenues for the fiscal years ended December 31, 2005 and 2006 were $392,414 and $1,834,245, respectively. This represents a $1,441,831 or 367% increase from 2005 to 2006.

Gross rental revenues for the fiscal years ended December 31, 2005 and 2006 were $257,627 and $184,230, respectively. This was a decrease of $73,397 or 28% from 2005 to 2006. We do not expect rental revenues to substantially increase until such time as Nexia is able to successfully raise a substantial amount of capital which will provide the means to purchase additional properties to replace those which have been sold over the last few years.

The revenues attributable to sales from Landis and Gold Fusion totaled $1,649,365 for the year ended December 31, 2006 compared to $124,262 of sales generated by Landis for the two months ended December 2005. There are no comparable revenue figures for 2005 because Landis commenced operations in November 2005.

Three months ended March 31, 2007. Gross revenues for the three month period ended March 31, 2007 was $692,841 compared to $265,241 for the same period in 2006. The increase in the three month revenues of $427,600, or 161% respectively, is due to primarily the inclusion of sales revenues from the operation of the Black Chandelier retail sales in the sums of $267,978. The acquisition of the Black Chandelier was on September 20, 2006.

Expenses

Year ended December 31, 2006. Total expenses for the fiscal years ended December 31, 2005 and 2006 were $844,266 and $5,422,272, respectively. This is a $4,578,006 increase or a 542% increase from 2005 to 2006. The increase was attributable primarily to the amount of costs incurred for consulting fees, $2,288,793 and promotional and marketing expenses of $360,328, incurred during 2006 and the increased expenses resulting from the expansion of operations by Landis and Gold Fusion of $1,012,654.  Payroll incresed by $181,938 with additions to staff in DH1 and $437, 050 was for a one time expense related to intercompany debt forgiven for dissolution of two subsidiary companies during 2006.

Depreciation and amortization expenses for the year ended December 31, 2006, were $166,874 compared to $125,489 for same period in 2005. The increase in expense of $41,385, or 33%, was primarily the result of the acquisition of assets by Landis and Gold Fusion over the course of the year 2006.  The primary causes for this increase are as follows: Landis’s operations increased by $35,494, because there were only two months of operations in 2005.  Gold Fusion’s operations began in 2006 resulting in an increase of total depreciation of $16,950.  In 2005, West Jordan Real Estate Holdings sold a building creating an $18,864 decrease in depreciation for the year ended December 31, 2006.  Salt Lake Development sold a building in 2006 creating a decrease of $1,293 in depreciation for 2006.

Nexia expects expenses as a percent of revenues to continue to increase through 2007 as Nexia steps up its effort to expand its retail operations as well as acquire additional properties.

The net increase in the general and administrative expenses from December 31, 2005 to 2006 is explained in detail in the table below:

Increase

Increase for Landis, LLC G&A (Landis was open for less then two months in 2005)	$701,668
Increase for Gold Fusion Laboratories G&A expenses (no Gold Fusion expense in 2005)	310,986
Increase in marketing Company stock expense	360,328
Intercompany debt forgiven for disolution of two subsidiary companies	437,050
Increase in payroll expenses	181,938
Adjustment to convertible debenture derivative	62,052
Stock subscriptions receivable	47,222
Bad debt expense	44,036
Licenses and Permits	30,155
Consulting option shares	30,000
Medical insurance	18,361
Other miscellaneous expense increases	19,564
NET INCREASE FROM 2005 TO 2006	$2,243,360

Three months ended March 31, 2007. Operating expenses for the three month period ended March 31, 2007, was $1,712,843 compared to $417,201 for the same period in 2006. The increase in three month expenses of $1,295,642, or 311% respectively, was the result of the increase in promotional marketing of Nexia stock of $206,625, stock subcriptions receivable expense of $434,410, increase in consulting fees of $132,000, increase in payroll expenses of $96,607 and $289,934 of expenses from Gold Fusion Laboratories, Inc. which was acquired after the first quarter of 2006.

The net increase in the three months general and administrative expenses from March 31, 2006 to 2007 of $1,130,142 is explained in detail in the table below:

Increase
(Decrease)

Increase for Landis, LLC G & A expenses	$109,355
Increase for Black Chandelier G&A expenses (no Black Chandelier expense in first quarter of 2006)	289,934
Increase in consulting/professional fees	132,000
Increase in marketing Company stock expense	206,625
Increase in stock subscriptions receivale expense	434,410
Other miscellaneous expense decreases	(42,182)
NET THREE MONTH INCREASE FROM 2006 TO 2007	$1,130,142

Depreciation and amortization expenses for the three months ended March 31, 2007, were $51,902 compared to $43,766 for same periods in 2006. The increase in the three month expense of $8,136, or 19%, was attributable primarily to the addition of Gold Fusion Laboratories, Inc. acquired in September of 2006.

Income / Losses

Year ended December 31, 2006. Nexia recorded an operating loss of $756,822 at December 31, 2005, as compared to an operating loss of $4,425,135 for the comparable period in 2006. Nexia's losses increased as a result of the Company’s increase in operating expenses which were partly offset by a $2,301,967 gain on marketable securities.  Details of the expenses are listed in the ”Expenses” section above.

Operating Losses

Nexia recorded an operating loss of $4,425,135 for the year ended December 31, 2006 compared to a loss of $756,822 for the comparable period in the year 2005. The increase in operating loss of $3,668,313 or a 485% increase, was the result of the increased operating expenses related to the operation of the Landis Salon, Black Chandelier costs of expansion and a large expense related to the use of shares of China Fruits Corporation (CHFR) for the payment of various consulting expenses with non reoccurring amounts of $2,265,000 and $360,328 for investor relations, promotional and marketing related fees paid during the year ended December 31, 2006.

Net Losses

Nexia recorded a net loss of $1,967,208 for the year ended December 31, 2006, as compared to a net loss of $130,548 for the year ended 2005. The increase in net loss represents a change of $1,836,660, or 1407% increase, compared to the same period in 2005, reported above. The largest contributing factor to the significant increase in operating losses and net losses was the result of a one time payment for various consulting expenses in the form of shares of a newly reorganized company named China Fruits Corporation (OTCBB: CHFR) which were expensed in the amounts of $2,265,000. The value of the CHFR shares paid for such services was determined based upon the market price as quoted on the over the counter bulletin board on the date of payment for such services.

Nexia does not expect to operate at a profit through fiscal 2007. Since Nexia's activities in the past were tied to its ability to operate its real estate properties at a profit, future profitability or its revenue growth tended to follow changes in the real estate market place. The recent diversification into retail operations represented by its investment in Landis, LLC and Gold Fusion Laboratories will broaden Nexia’s operations and make it less dependent on the real estate market and its fluctuations. There can be no guarantee that profitability or revenue growth will be realized in the future.

Impact of Inflation

The Company believes that inflation may have a negligible effect on future operations. The Company believes that it may be able to offset inflationary increases in the cost of revenue by increasing revenue and improving operating efficiencies.

Liquidity and Capital Resources

On December 31, 2006, Nexia had current assets of $1,022,549 and $4,734,635 in total assets compared to current assets of $532,278 and total assets of $4,319,916 as of December 31, 2005. Nexia had net working capital deficit of $990,123 at December 31, 2006, as compared to a net working capital deficit of $951,843 at December 31, 2005. The increase in working capital deficit of $38,280 is due primarily to increases in accounts payable and accrued expenses.

On June 1, 2006, Diversified Holdings I, Inc., (“DHI”) a subsidiary of the Company, signed a Settlement Agreement and Release with Diversified Financial Resources Corporation (“CHFR”) whereby DHI released all claims remaining under a June 30, 2003 Stock Purchase Agreement between the two parties in exchange for the delivery of 2,000,000 shares of CHFR common stock without a restrictive legend. DHI has agreed to deliver 1.6 million of those shares to three different recipients in exchange for various services to be provided to DHI resulting in pre-paid expenses reported on the balance sheet of the Company. DHI has retained 400,000 shares which had a market value of $220,000 at December 31, 2006. (The shares of CHFR are thinly traded with a closing fair market value of $0.55 as of the last reported trade price on December 31, 2006.) The obligation of CHFR to DHI had earlier been written off as unlikely to be collected, and the receivable was not included in the financial statements as of December 31, 2005 and for the first quarter ended March 31, 2006. (All share numbers reflect a 1 for 12.5 reverse stock split by CHFR effective July 12, 2006.)  Subsequent to the end of the year, the majority of the CHFR shares were sold, generating net proceeds of $319,819 for the quarter ended March 31, 2007.

Cash used by operating activities was $676,667 for the year ended December 31, 2006, compared to cash used by operating activities of $360,949 for the comparable period in 2005. The increase in cash used of $315,718 was attributable to the increases in accounts payable and accrued liabilities. The increase in expenses generated by its newly acquired retail operations created an overall Company increase in accounts payable and accrued liabilities compared to no such costs during the year ended December 31, 2005.

Net cash provided by investing activities was $306,668 for the year ended December 31, 2006, compared to net cash provided by investing activities of $239,153 for the year ended December 31, 2005. The increase in cash of $67,515 was attributable primarily to the sales of two real estate properties and marketable securities. The supplemental schedules of non-cash investing activities show transactions requiring no cash.

Cash provided by financing activities was $319,455 for the year ended December 31, 2006, compared to cash provided of $49,745 for the year ended December 31, 2005.  The increase of $269,710 in cash provided by financing activities was due primarily to the net proceeds from the issuance of new long-term debt, mortgage refinancing, the issuance of short term notes for cash received, and the sale of a commercial property, recognized during the year ended December 31, 2006.

We project that in 2007 and beyond our salon and retail store businesses will be able to generate sufficient revenues to meet their internal financial needs and $100,000 annually of excess cash available for our other operations.  We project the cash burn rate for the next twelve months, for the Company’s general needs and rental operations, will be approximately $1,020,000.  Funds to cover the burn rate will come from excess cash flow provided by the salon and retail operations, $100,000; reduction in cash employee expenses through stock issuance, $700,000; and sale of stocks from an investment portfolio of at least $360,000.  The total provided to cover the Company’s general needs and the rental operations will be approximately $1,160,000.  These amounts do not include any funds that may be received from the Dutchess equity line of credit as described in the Company’s SB-2 Registration Statements and amendments thereto as filed with the Securities and Exchange Commission.

We believe the proposed sale of 26.4 billion shares of Nexia stock to Dutchess, under the equity line of credit, will probably require three years to complete.  Our planned real estate capital improvements in 2007 of $150,000, to renovate existing space in two of our properties to make it usable and rentable, will come from the internally generated funds and possibly the Dutchess equity line of credit, if needed.  Nexia may experience occasional cash flow shortages due to debt service on real estate holdings and willingness to acquire properties with negative cash flow. To cover these shortages, Nexia may need to issue shares of its common stock in payment for services rendered. The Company is currently experiencing challenges with regard to cash flows. We are looking at several options to improve this situation, including having signed for an equity line of credit with Dutchess Private Equities Fund. The agreement with Dutchess provides that, following notice to Dutchess, Nexia may put to Dutchess up to $10 million in shares of our common stock for a purchase price equal to 95% of the lowest closing best bid price on the Over-the-Counter (“OTC”) Bulletin Board of our common stock during the five day period following that notice. The number of shares that we will be permitted to put pursuant to the agreement will be either: (a) 200% of the average daily volume of our common stock for the ten trading days prior to the applicable put notice, multiplied by the average of the three daily closing “best bid” prices immediately preceding the day we issue the put, or (b) $100,000; provided that in no event will the put amount be more than $1,000,000 with respect to any single put. (Best Bid is a defined term in the agreement as the highest posted bid price for the common stock.) In turn, Dutchess has indicated that it will resell the shares of common stock in the open market; resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. These shares are made the subject of this SB-2/A Registration Statement.

The following is a summary schedule of stockholders' equity and changes, for the three months ended March 31, 2007 and the year ended December 31, 2006.

	Three
	Months	Year
	Ended	Ended
	March 31,	December 31
	2007	2006
	(Unaudited)

BALANCE DECEMBER 31, 2006 AND 2005	$(120,948)	$963,185
Intrinsic and fair value of options issued		60,750
Common stock issued for options exercised	905,773	638,250
Straight stock issued to an employee for services	35,000	-
Straight stock issued to a contractor applied to Accounts Payable	35,000	-
Increase in stock subscriptions receivable	(656,830)	(546,750)
Receipt of cash for Stock Subscriptions Receivable	321,741	152,046
Stock certificate from a previous year returned and cancelled	-	(11,800)
Common stock issued for services	-	12,448
Cash received from sale of common stock at amount
in excess of market value when the stock was issued	-	(1,576)
Net credit balance from forgiving intercompany debt
added to common paid-in capital	-	7,118
Preferred stock issued for increased investment in Landis	-	(74,499)
Preferred stock issued for acquisition of Black Chandelier net assets
from DHX, Inc.	-	241,612
Preferred stock issued for acquisition of Black Chandelier net assets
from DHX, Inc. and making loan to Nexia Holdings, Inc.	-	15,000
Adjust Stock Subscriptions Receivable for stock sales proceeds
less than market value when the stock was issued	434,410	40,767
Common stock issued to Diversified Holdings X, Inc. re. acquisition
of net assets of Black Chandelier operation from DHX, Inc. (restricted)	-	41,903
Common stock issued as compensation for a loan to Nexia Holdings, Inc.	-	30,000
Common stock issued for partial conversion of convertible debenture	-	52,500
Change in comprehensive income	(230,388)	225,306
Net consolidated loss	(1,243,212)	(1,967,208)

BALANCE MARCH 31,2007 AND DECEMBER 31, 2006	$(519,454)	$(120,948)

DESCRIPTION OF PROPERTY

Location and Description

Each of our properties competes with other general retail or office space in the greater Salt Lake City market. Occupancy rates for the area as a whole will most significantly impact our properties and the efforts to improve and upgrade the properties will enhance our ability to obtain tenants and maintain occupancy rates that will sustain the operating costs of the properties themselves.

Wasatch Capital Corporation ("Wasatch")

Wasatch, a 100% owned subsidiary of Nexia, owns the Wallace-Bennett Building, located at 55-65 West 100 South, Salt Lake City, Utah. The building is a 36,797 square foot, turn-of-the-century multi-story office building. The building was acquired in November of 1994 for a price of $800,000.

At the beginning of the year 2004 only the ground level was suitable for rent as retail space. The ground level comprises 7,577 square feet or 47% of the Building. A portion of this space is currently leased to Richard Wirick, the owner of the Oxford Shoe Shop, a retail outlet for men's shoes, for a monthly rental of $1,024 for 1350 square feet. A lounge occupies 1,900 square feet of the ground floor retail space at a monthly rental of $2,850 for the first year of a five year term ending March 31, 2012. A restaurant and an art gallery occupy the balance of the ground floor space. The average annual effective rental for the rentable ground level space is $14.96 per square foot or $113,340 in gross rental income. Tenants by contract are liable for their pro-rata shares of the taxes and insurance on the building and each tenant is liable for its own utilities.

In late 2004, the Company occupied a portion of the second floor as its main offices for which remodeling work was mostly completed during the year ended 2004. The Company occupies a total of 3,600 square feet and has space that includes a conference room and office space for the legal, accounting and executive employees of the Company. As of September 30, 2006 a total of $560,000 was spent to renovate the second floor.

In early 2003, Wasatch refinanced the main loan on the Wallace-Bennett Building. The terms of this loan package provided for a loan in the total amount of $850,000, an interest rate on the loan of 7.5%, with monthly payments of $8,800. The loan had a term of three years, and was due on August 10, 2006. The loan was personally guaranteed by Richard D. Surber, Nexia's President and C.E.O. Of the loan proceeds $202,920 was set aside for construction or capital improvements to the buildings securing the loan, all of which have been utilized during the second floor renovation and other upgrades to the building.

Wasatch, on or about August 25, 2006, closed on a $1,000,000 refinancing of the Wallace-Bennett Building with a new loan secured by the building. The terms of the loan include a total loan in the sum of $1,000,000; a term of 10 years, with an interest rate of 7.125% fixed for ten years and would provide for monthly payments based upon a 30 year amortization. The loan was personally guaranteed by Richard D. Surber, Nexia's President and C.E.O. Proceeds from the new financing were used to retire the prior loan secured by the building in the sum of $812,053 and included a cash payment of $149,572 to Wasatch. Wasatch intends to improve the remaining upper floor space as office space, studio locations and production space for low impact business. The terms set forth above, reclassify the loan held by Wasatch Capital from short-term debt to long-term debt which has substantially increased Nexia’s working capital.  The loan balance as of December 31, 2006 was $997,786 and, as of March 31, 2007, $995,336.

Management believes that the building is adequately insured.

Downtown Development, Corp. ("DDC")

DDC, a 99.08% owned subsidiary of Nexia, owns a one story retail building located at 1374 South State Street, Salt Lake City, Utah, which it purchased on December 1, 1999 for $535,000. The balance on the financing owing at December 15, 2005 was $366,032. The building was appraised at $600,000 in November of 2002. In December of 2002, DDC obtained permanent financing with Community First National Bank; the loan bears interest at the rate of 7.16% per annum, with monthly payments of $3,061, with a final balloon payment due on December 5, 2012 (estimated amount $260,800). The loan was personally guaranteed by Richard D. Surber, Nexia's President and C.E.O. The building is 7,000 square feet, one story tall and constructed in the late 1960's. A bakery currently occupies 2,500 square feet of retail space under a lease in the building. DDC expended $34,100 through March 31, 2004 in renovations to the space occupied by the bakery in the property. The tenant is liable for its pro-rata shares of the taxes and insurance for the building as well as its use of utilities. This figure does not include substantial improvements made by the tenant to the same portion of the property. The balance of the space in the building is currently not occupied and the search for a tenant is ongoing. DDC believes the property is adequately insured. The retail space in the building competes for tenants with other retail space on State Street which is a commercial zone for over one mile in each direction from the property.

On August 18, 2006, DDC closed on the purchase of a lot immediately adjacent to the above described property and building located at 1374 South State Street. The total purchase price for the property was $250,000. This purchase price was financed with a short term (90 days) loan. The additional property will provide ample parking for current and future tenants of the building. DDC intends to make renovations to the entire property to take advantage of the added property and the potential for additional use by prospective tenants.

On September 21, 2006 DDC closed on refinancing and a consolidation into a single loan of the outstanding loans on the building and lot on South State Street.  A loan in the sum of $568,000 was secured from Cyprus Credit Federal Credit Union, the loan bears interest at the rate of 7% per annum, with monthly payments of $3,778.92, with a final balloon payment due on September 22, 2016 (estimated amount $440,261). The loan was personally guaranteed by Richard D. Surber, Nexia’s president. The remaining loan balance due to Rich Investment, LLC of $57,000 was restated in a new note bearing interest at the rate of 12% per annum.  The $57,000 was paid in full by March 31, 2007.  The Cyprus loan balance as of December 31, 2006 was $565,906 and, as of March 31, 2007, $563,896.

Management believes the property held by DDC is adequately insured.

On August 18, 2006, DDC closed on the purchase of a lot immediately adjacent to the above described property and building located at 1374 South State Street. The total purchase price for the property was $250,000. This purchase price was financed with a short term (90 days) loan. The additional property will provide ample parking for current and future tenants of the building. DDC intends to make renovations to the entire property to take advantage of the added property and the potential for additional use by prospective tenants.

On September 21, 2006 DDC closed on refinancing of the loans on the building and lot on South State Street. A loan in the sum of $568,000 was secured from Cyprus Credit Federal Credit Union, the loan bears interest at the rate of 7% per annum, with monthly payments of $3,778.92, with a final balloon payment due on September 22, 2016 (estimated amount $440,261). The loan was personally guaranteed by Richard D. Surber, Nexia’s president. The remaining loan balance due to Rich Investment, LLC of $57,000 was restated in a new note bearing interest at the rate of 12% per annum.  The $57,000 was paid in full by March 31, 2007.  The Cyprus loan balance as of December 31, 2006 was $565,906 and, as of March 31, 2007, $563,896.

Management believes the property held by DDC is adequately insured.

Kearns Development Corporation. ("Kearns")

Kearns, a 99% owned subsidiary of Nexia, owns one office building located on West Sams Boulevard in Kearns, Utah (a suburb of the Greater Salt Lake area). The building contains approximately 11,709 square feet of total floor space in a single story. The building was purchased on November 29, 2000 for a total price of $750,000. The purchase was financed with a $625,000 first mortgage from Brighton Bank with an initial variable rate of 10.97% amortized over 25 years and monthly payments of $5,632. The loan was personally guaranteed by Richard D. Surber, Nexia's President and C.E.O. This property was refinanced on January 10, 2003, $660,000 by Community First Bank, at an interest rate of 7.16%. Monthly payments are $5,223 based upon a 20 year amortization with a balloon payment of the remaining balance due on January 10, 2013 (estimated amount of $441,325). The balance owing on this loan as of December 31, 2006 was $565,906 and, as of March 31, 2007, $563,896. At the time of the refinancing, the building was appraised at $980,000.

The building is leased to a tenant occupying 35% of the office space and generating monthly rentals of $3,452 at an average rate of $10.25 per square foot, the gross annual rental income from the building is $41,420. Kearns has no present plans to renovate or improve the building. Management believes that the building is adequately insured. The building competes for tenants with other office space in the Kearns area.

Management believes that this building is adequately insured.

None of the financing for the above described properties provide for pre-payment penalties.

				RENTABLE
				PORTION OF
		SQUARE	LEASE	LEASES EXPIRING/
NEXIA SUBSIDIARY	TENANT	FEET	EXPIRATION	EXPIRED
Downtown
Development	La Brioche	2,500	month-to-month	35.71%
	Empty - Negotiating a Lease	4,500	2 year lease
Downtown Totals:		7,000		35.71%

Kearns
Development	Deseret Mutual Benefit Administrators	4,041	31-Mar-08	43.39%
	Empty	3,550
	Empty	2,395
	Common Area	1,723
Kearns Totals:		11,709		43.39%

Wasatch
Development	Caffe Molise	2,558	30-Apr-12
	Mynt Martini	1,900	31-Mar-12
	Oxford Shop	1,350	month-to-month	8.50%
	Utah Artist Hands	1,769	31-Jan-07	11.14%
	Diversified Holdings X	4,704	31-Dec-07	29.62%
	Nexia Holdings Inc.	3,600	31-Dec-07	22.67%
	Common Area	200
Wasatch Totals:		16,081		71.93%

PROJECTED OCCUPANCY
Description of Information:	2007	2008	2009	2010	2011

DOWNTOWN DEVELOPMENT
Occupancy Rate:	100%	100%	100%	100%	100%
# of tenants occupying 10%+	2	2	2	2	2
Type of businesses	bakery and other retail	bakery and other retail	bakery and other retail	bakery and other retail	bakery and other retail
Average rent/square ft.	$8.68	$8.94	$9.21	$9.48	$9.77
Schedule of lease expirations	see attached schedule	see attached schedule	see attached schedule	see attached schedule	see attached schedule
# of leases to expire	0	0	1	1	0
Sq. ft. of leases to expire	N/A	N/A	4,500	2,500	N/A
Annual rents of expiring leases	N/A	N/A	$40,579.44	$24,576.00	N/A
Percentage of leases expiring	N/A	N/A	50%	50%	N/A
Federal tax basis	$719,817
Rate	2.56% - 16.7%
Method	S.L.
Life claimed prospectively	6 - 39 years
Annual realty taxes	$7,030

KEARNS DEVELOPMENT
Occupancy Rate:	34.51%	35.71%	34.51%	34.51%	34.51%
# of tenants occupying 10%+	1	1	1	1	1
Type of businesses	office	office	office	office	office
Average rent/square ft.	$10.25	$10.25	$10.25	$10.25	$10.25
Schedule of lease expirations	see attached schedule	see attached schedule	see attached schedule	see attached schedule	see attached schedule
# of leases to expire	0	1	1	1	1
Sq. ft. of leases to expire	4,041	4,041	4,041	4,041	4,041
Annual rents of expiring leases	$41,420.40	$41,420.40	$41,420.40	$41,420.40	$41,420.40
Percentage of leases expiring	100%	100%	100%	100%	100%
Federal tax basis	$665,277
Rate	2.56%
Method	S.L.
Life claimed prospectively	39 years
Annual realty taxes	$10,476

WASATCH CAPITAL CORP.
Occupancy Rate:	100%	100%	100%	100%	100%
# of tenants occupying 10%+	5	5	5	5	5
Type of businesses	office, retail, café, lounge	office, retail, café, lounge	office, retail, café, lounge	office, retail, café, lounge	office, retail, café, lounge
Average rent/square ft.	$11.60	$12.59	$12.97	$13.36	$13.76
Schedule of lease expirations	see attached schedule	see attached schedule	see attached schedule	see attached schedule	see attached schedule
# of leases to expire	3	0	0	3	2
Sq. ft. of leases to expire	10,073	N/A	N/A	10,073	4,458
Annual rents of expiring leases	$98,534	N/A	N/A	$107,670.72	$93,821.40
Percentage of leases expiring	50%	N/A	N/A	50%	33.33%
Federal tax basis	$1,299,052
Rate	2.56% - 16.7%
Method	S.L.
Life claimed prospectively	6 - 39 years
Annual realty taxes	$18,256

Contractual Obligations

Contractual Obligations

As of March 31, 2007, we were subject to certain material contractual payment obligations as described in the table below.

	Total	2007	2008	2009	2010	2011	Thereafter
Mortgage debt	$2,147,790	$24,652	$39,362	$42,260	$45,371	$48,711	$1,947,434
Promissory notes	962,615	455,053	130,330	130,034	132,865	114,333	-
Vehicle contract	7,094	7,094	-	-	-	-	-
Convertible debenture	119,521	119,521	-	-	-	-	-
Convertible debenture-derivative	51,944	51,944	-	-	-	-	-
Total contractual debt less operating leases	$3,288,964	$658,264	$169,692	$172,294	$178,236	$163,044	$1,947,434
Operating leases	1,749,399	244,604	242,915	249,300	225,960	101,568	685,052
Total contractual debt	$5,038,363	$902,868	$412,607	$421,594	$404,196	$264,612	$2,632,486

Property Acquisitions and Dispositions:

There was one property acquisition and two property dispositions during the year 2006.

On August 18, 2006 our subsidiary Downtown Development Corporation acquired one-third of an acre adjacent to the existing building it owns on State Street in Salt Lake City. The newly acquired property has no buildings or other improvements and will be used for parking to enhance the existing building’s potential uses. The purchase price of $250,000 had short term financing and has been combined with the existing building in a long-term loan package on both properties that closed on September 21, 2006.

In April 2006, a 15,000 square foot office building in Salt Lake City, Utah, owned by Salt Lake Development Corporation, a subsidiary of the Company, was sold. The mortgage pay off was $545,071. In the same month, a condominium at Brian Head, a mountain recreation area near Cedar City, Utah, was sold. The mortgage pay off was $25,369.

Detail of Costs Associated With Rental Revenue,
Years Ended December 31, 2006 and 2005:
	Years Ended December 31,		Change
Expense Description	2006	2005	$	%
Mortgage interest	$142,591	$144,876	$(2,285)	(1.58)
Depreciation	91,053	104,798	(13,745)	(13.12)
Payroll - mgt. and maintenance	10,392	48,823	(38,431)	(78.71)
Utilities	21,524	46,928	(25,404)	(54.13)
Property taxes	36,512	63,131	(26,619)	(42.16)
Maintenance and repairs	10,107	29,552	(19,445)	(65.80)
Advertising	-	15,516	(15,516)	(100.00)
Insurance	7,857	5,658	2,199	38.87

	$320,036	$459,282	$(139,246)	(30.32)

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the OTC Bulletin Board under the symbol, "NEXA". Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions. The high and low bid prices for the common stock for the quarters indicated below for the years ended December 31, 2005, 2006 and the quarter ending March 31, 2007 are as follows:

YEAR	PERIOD ENDING	HIGH	LOW

2005	March 31, 2005	$0.006	$0.001

	June 30, 2005	$0.002	$0.001

	September 30, 2005	$0.003	$0.001

	December 31, 2005	$0.003	$0.001

2006	March 31, 2006	$0.006	$0.001

	June 30, 2006	$0.006	$0.002

	September 30, 2006	$0.004	$0.002

	December 31, 2006	$0.004	$0.002

2007	March 31, 2007	$0.003	$0.0005

150,000 Shares of Series A Preferred Stock are issued and outstanding.

There is only one holder of Series B Preferred Stock, Richard Surber, who holds 10 million shares.

There are four holders of Series C Preferred Stock, Joseph Corso, who holds 100,000 shares, John E. Fry, Jr. who holds 7,500 shares, Jared Gold who holds 50,000 shares, and Sean Pasinsky who holds 30,000.

Effective February 20, 2007 a 1 for 10 reverse stock split of the common stock was declared effective.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

Annual Compensation							Change in Pension Value and Non-Qualified Deferred Compensation Earning	All Other Compen- sation ($)
						Non-Equity Incentive Plan Compen-sation

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards	Option Award(s) ($)

									Total

Richard Surber	2006	$150,000(1)	0	2,000(3)	0	0	0	0	$152,000
President and PFO

Richard Surber	2005	$150,000(2)	0	0	0	0	0	0	$150,000
President and PFO

Richard Surber	2004	$150,000(4)	0	8,000(3)	0	0	0	0	$158,000
President and PFO

(1)	Of this amount $19,479 represents salary paid during 2006 and $130,521 is accrued but unpaid salary due to Mr. Surber as of December 31, 2006.
(2)	Of this amount $121,154 represents salary paid during 2005 and $28,846 represents 2005 accrued salary paid to Mr. Surber during 2006.
(3)
The board of directors awarded Mr. Surber 8,000,000 shares of Class B Preferred Stock with a value of $8,000 during 2004 and 2,000,000 shares with a value of $2,000 during 2006 as part    of the compensation for the acquisition of the Black Chandelier operations from DHX.

(4)	During the year ended December 31, 2004, Mr. Surber was paid a salary by Hudson Consulting Group, Inc. which was acquired as a subsidiary of the Company in February 2002.

There were no grants of plan-based awards, equity awards or option awards granted or held by any executive officer of the Company during the years ended December 31, 2004, 2005 and 2006.

Compensation of Directors

In August of 2005, the Company made cash payments in the sum of $2,000 each to Mr. Einhorn and Ms. Bernstein as compensation for their services as directors of the Company. No set amount of compensation is set for the directors of the Company and compensation is paid based upon the time and effort required of directors on an as needed basis. The most recent compensation delivered to directors prior to these cash payments was the issuance of 10,000 shares of restricted common stock in the first quarter of 2004 to Mr. Surber, Mr. Einhorn, Ms. Bernstein and to John E. Fry, Jr. Mr. Fry is no longer a director of the Company.

DIRECTOR COMPENSATION TABLE
						Change in Pension Value and Non-Qualified Deferred Compensation Earning	All Other Compen- sation ($)
					Non-Equity Incentive Plan Compen-sation

Name and Principal Position	Year	Fees Earned of Paid in Cash ($)	Stock Awards	Option Award(s) ($)

								Total
Gerald Einhorn	2006	$ 0	0	0	0	0	0	$ 0
Adrienne Bernstein	2006	$ 0	0	0	0	0	0	$ 0

NEXIA HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2006

C  O  N  T  E  N  T  S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Nexia Holdings, Inc. and Subsidiaries
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of Nexia Holdings, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits of the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nexia Holdings, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their consolidated operations and other comprehensive income (loss) and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, the Company has incurred cumulative operating losses through December 31, 2006 of $15,568,646 and has a working capital deficit of $990,123 at December 31, 2006 all of which raise substantial doubt about its ability to continue as a going concern.  Management's plan in regard to these matters is also discussed in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
CERTIFIED PUBLIC ACCOUNTANTS
Henderson, NV

March 21, 2007

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	As of	As of
	December 31,	December 31,
ASSETS	2006	2005
		(Restated)

CURRENT ASSETS

Cash and cash equivalents	$124,158	$160,440
Accounts and notes receivable, trade - net of allowance
of $103,732 and $18,870, respectively	32,841	36,833
Accounts receivable - related parties (Note 3)	12,070	7,342
Notes receivable - net of allowance of $90,000 and
$345,000, respectively (Note 4)	10,142	13,164
Inventory	370,639	35,435
Prepaid expenses	207,167	28,191
Marketable securities - available for sale (Note 5)	265,532	250,873

TOTAL CURRENT ASSETS	1,022,549	532,278

PROPERTY AND EQUIPMENT

Property and equipment, net (Note 6)	3,033,228	2,478,434
Land (Note 6)	633,520	389,295
Property, net - held for sale (Note 11)	-	915,939

TOTAL NET PROPERTY AND EQUIPMENT	3,666,748	3,783,668

OTHER ASSETS

Loan costs, net	43,958	3,970
Trademarks	1,380	-

TOTAL OTHER ASSETS	45,338	3,970

TOTAL ASSETS	$4,734,635	$4,319,916

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Continued)

	As of	As of
	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	2006	2005
		(Restated)
CURRENT LIABILITIES
Accounts payable	$765,059	$233,606
Accounts payable - related parties (Note 3)	44,032	29,731
Accrued liabilities	590,822	293,687
Deferred revenue	28	988
Refundable deposits	15,892	15,892
Current maturities of long-term debt (Note 8)	420,814	910,217
Current maturities of long-term debt - related parties (Note 9)	176,025	-

TOTAL CURRENT LIABILITIES	2,012,672	1,484,121

LONG-TERM LIABILTIES
Convertible debenture derivative (Note 10)	10,179	85,714
Convertible debenture (Note 10)	107,808	16,440
Long-term debt (Note 8)	2,196,580	997,018
Long-term debt - property held for sale (Note 11)	-	547,012
Long-term debt - related parties (Note 9)	437,000	-

TOTAL LONG-TERM LIABILITIES	2,751,567	1,646,184

TOTAL LIABILITIES	4,764,239	3,130,305

MINORITY INTEREST	91,344	226,426

STOCKHOLDERS' EQUITY (DEFICIT) (Note 12)
Preferred Series A stock, $0.001 par value, 10,000,000
shares authorized, 150,000 shares issued and outstanding	150	-

Preferred Series B stock, $0.001 par value, 10,000,000
shares authorized, 10,000,000 and 8,000,000 shares issued
and outstanding, respectively	10,000	8,000

Preferred Series C stock, $0.001 par value, 5,000,000
shares authorized, 190,500 and 100,00 shares issued
and outstanding, respectively	191	100

Common stock $0.0001 par value, 50,000,000,000 shares
authorized, 811,476,885 and 353,994,503 shares issued
(post reverse split) and outstanding, respectively	81,148	353,995

Additional paid-in capital	15,602,504	14,320,192

Treasury stock, 1,469 and 1,469 shares at cost, respectively (Note 14)	(100,618)	(100,618)

Stock subscriptions receivable	(365,262)	(11,325)

Other comprehensive gain (loss)	219,585	(5,721)

Accumulated deficit	(15,568,646)	(13,601,438)

Total Stockholders’ Equity (Deficit)	(120,948)	963,185

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$4,734,635	$4,319,916

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	For the Years Ended
	December 31,
	2006	2005

REVENUE
Rental revenue	$184,230	$257,627
Sales - Salon and Retail	1,649,365	124,262
Consulting revenue	650	10,525

TOTAL REVENUE	1,834,245	392,414

COST OF REVENUE
Cost associated with rental revenue	94,517	143,605
Depreciation and amortization associated with rental revenue	104,005	110,758
Cost of sales - Salon and Retail	638,586	50,607

TOTAL COST OF REVENUE	837,108	304,970

GROSS INCOME (Note 16)	997,137	87,444

EXPENSES
General and administrative expense	2,871,214	627,854
Consulting fees	2,345,598	56,805
Depreciation and amortization expense	62,869	14,731
Interest expense associated with rental revenue	142,591	144,876

TOTAL EXPENSES	5,422,272	844,266

OPERATING LOSS	(4,425,135)	(756,822)

OTHER INCOME (EXPENSE)
Interest expense	(128,666)	(52,938)
Interest expense - accretion of debt (Note 10)	(79,623)	(16,440)
Interest income	15,476	43,488
Income from litigation settlement (Note 17)	109,791	206,500
Gain on disposal of assets (Note 18)	34,124	756,471
Securities received in agreement settlements (Note 19)	2,301,967	-
Unrealized gain related to adjustment of derivative
liability to fair value of underlying security	73,393	114,286
Other income (Note 20)	128,618	64
Other expense (forgiveness of debt)	-	(305)

TOTAL OTHER INCOME	2,455,080	1,051,126

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(1,970,055)	294,304

MINORITY INTEREST IN (INCOME) LOSS	2,847	(65,368)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,967,208)	$228,936

The accompanying notes are an integrtal part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)(Continued)

	For the Years Ended
	December 31,
	2006	2005
		(Restated)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,967,208)	$228,936

DISCONTINUED OPERATIONS
Loss from operations expenses	-	(343,674)
Depreciation expense	-	(15,810)

LOSS FROM DISCONTINUED OPERATIONS (Note 22)	-	(359,484)

NET LOSS	(1,967,208)	(130,548)

OTHER COMPREHENSIVE INCOME
Change in unrealized gain on marketable securities (Note 5)	225,306	1,046

TOTAL COMPREHENSIVE LOSS	$(1,741,902)	$(129,502)

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss) (Continued)

	For the Years Ended
	December 31,
	2006	2005
		(Restated)
NET LOSS PER COMMON SHARE, BASIC:

Net loss from discontinued operations	$-	$(359,484)
Net loss per share	$-	$(0.00)

Net loss (before comprehensive income)	$(1,967,208)	$(130,548)
Net loss per share	$(0.00)	$(0.00)

Total comprehensive Loss	$(1,741,902)	$(129,502)
Net loss per share	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	517,497,916	317,112,939

Weighted average shares outstanding for the years 2006 and 2005 have been adjusted retroactively for a 1:10 reverse stock
split effective February 20, 2007

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity
For the Year Ended December 31, 2005
Post Reverse Split Effective February 20, 2007

	Number		Number				Stock	Other		Total
	of Preferred	Preferred	of Common	Common		Treasury	Subscriptions	Comprehensive	Retained	Stockholders
Description	Shares	Stock	Shares	Stock	APIC	Stock	Receivable	Income - (Loss)	Deficit	Equity
Balance forward, Dec 31, 2004	8,100,000	$8,100	174,794,583	$174,795	$14,211,805	$(100,618)	$(375,009)	$(6,767)	$(13,470,890)	$441,416

Common stock issued for services	-	-	99,675,000	99,675	20,350	-	-	-	-	120,025

Common stock issued to EquitiLink, LLC (Rule 144 legend, Restr.)	-	-	10,000,000	10,000	10,000	-	-	-	-	20,000

Receipt of cash on subscriptions receivable	-	-	-	-	-	-	396,691	-	-	396,691

Return of common stock issued to J. Fry, Jr. on 11/12/2004	-	-	(800,000)	(800)	(19,200)	-	-	-	-	(20,000)

Fair value of options issued for past services	-	-	-	-	11,875	-	-	-	-	11,875

Intrinsic value of options issued for past services	-	-	-	-	44,875	-	-	-	-	44,875

Common stock issued for options exercised	-	-	40,000,000	40,000	(5,500)	-	(34,500)	-	-	-

Common stock issued to contractors applied to accounts payable	-	-	20,325,000	20,325	29,317	-	-	-	-	49,642

Common stock issued to contractor for building improvements	-	-	5,000,000	5,000	5,000	-	-	-	-	10,000

Proceeds from options stock sales applied to accounts payable	-	-	-	-	7,985	-	-	-	-	7,985

Change in comprehensive loss to December 31, 2005	-	-	-	-	-	-	-	1,046	-	1,046

Proceeds for stock issued to R. Liebsch on 07/06/2005 greater than amount shown as applied to Accounts Payable above, requiring an adjustment to Common APIC	-	-	-	-	3,685	-	-	-	-	3,685

Common stock issued to Barry Burbank (restricted)	-	-	5,000,000	5,000	-	-	-	-	-	5,000

Apply stock subscription receivable balance for Grant Anea (stock issued 11/12/2004) to Hallmark accounts payable. No evidence stock has been sold as of 12/31/2005.	-	-	-	-	-	-	1,493	-	-	1,493

Common stock, originally issued to Hudson Consulting Group, part of Nexia Holdings, Inc. consolidated group, returned and cancelled	-	-	(80)	-	-	-	-	-	-	-

Net consolidated loss for year ended December 31, 2005	-	-	-	-	-	-	-	-	(130,548)	(130,548)

Balance at December 31, 2005 (Restated)	8,100,000	$8,100	353,994,503	$353,995	$14,320,192	$(100,618)	$(11,325)	$(5,721)	$(13,601,438)	$963,185

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Stockholders' Deficit
For the Year Ended December 31, 2006
Post Reverse Split Effective February 20, 2007

	Number		Number				Stock	Other		Total
	of Preferred	Preferred	of Common	Common		Treasury	Subscriptions	Comprehensive	Retained	Stockholders
Description	Shares	Stock	Shares	Stock	APIC	Stock	Receivable	Income - (Loss)	Deficit	Equity
Balance forward, Dec 31, 2005	8,100,000	$8,100	353,994,503	$353,995	$14,320,192	$(100,618)	$(11,325)	$(5,721)	$(13,601,438)	$963,185

Intrinsic value of options issued for past services	-	-	-	-	41,250	-	-	-	-	41,250

Fair value of options issued for past services	-	-	-	-	19,500	-	-	-	-	19,500

Common stock issued for options exercised	-	-	219,000,000	188,400	449,850	-	(394,704)	-	-	243,546

Stock certificate returned and cancelled	-	-	(118)	-	(11,800)	-	-	-	-	(11,800)

Adjust stock subscriptions receivable for sale of stock at fair market values less than the value when the stock was issued	-	-	-	-	(12,397)	-	12,397	-	-	-

Adjust for cash received on subscriptions receivable in excess of amount receivable from an employee	-	-	-	-	(1,576)	-	-	-	-	(1,576)

Common stock issued for services	-	-	3,482,500	348	12,100	-	-	-	-	12,448

Add net credit balance to common stock paid-in capital resulting from writing off intercompany balances by forgiving debt of other Nexia companies or debt being forgiven by other Nexia companies	-	-	-	-	7,118	-	-	-	-	7,118

Preferred stock issued for increased investment in Landis	2,080,000	2,080			(76,579)					(74,499)

Preferred stock issued for acquisition of Black Chandelier net assets from DHX, Inc.	157,500	158			241,454					241,612

Preferred stock issued for acquisition of Black Chandelier net assets from DHX, Inc. and making loan to Nexia Holdings, Inc.	3,000	3			14,997					15,000

Adjust stock subscriptions receivable for difference between market value when stock was issued and sales proceeds	-	-	-	-	(32,487)	-	24,365	-	-	(8,122)

Common stock issued to Diversified Holdings X, Inc. re. acquisition of net assets of Black Chandelier operation from DHX, Inc.(restricted)	-	-	200,000,000	20,000	21,903	-	-	-	-	41,903

Common stock issued as compensation for a loan to Nexia Holdings, Inc.			10,000,000	1,000	29,000					30,000

The company increased its number of authorized shares to 50,000,000,000 and par value adjusted from $0.001 to $0.0001	-	-	-	(485,095)	485,095	-	-	-	-	-

Common stock issued for partial conversion of convertible debenture	-	-	25,000,000	2,500	50,000	-	-	-	-	52,500

Adjust Stock Subscriptions Receivable for differences between stock sales net proceeds and amount when stock was issued	-	-	-	-	-	-	4,005	-	-	4,005

Adjust amounts received from option stock sales at prices less than fair market value when the shares were issued from charges against paid-in capital to expense					44,884					44,884

Change in comprehensive income, year ended December 31, 2006	-	-	-	-	-	-	-	225,306	-	225,306

Net consolidated loss for the year ended December 31, 2006	-	-	-	-	-	-	-	-	(1,967,208)	(1,967,208)

Balance at December 31, 2006	10,340,500	$10,341	811,476,885	$81,148	$15,602,504	$(100,618)	$(365,262)	$219,585	$(15,568,646)	$(120,948)

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,967,208)	$(130,548)
Adjustments to reconcile net loss
to net cash used in operating activities:
Minority interest in (income) loss	2,847	(65,368)
Depreciation expense	153,922	129,390
Depreciation expense capitalized in inventory	11,558	-
Accumulated depreciation transferred from another entity	7,029	-
Amortization of lease / loan costs	12,952	11,909
Intrinsic and fair value of stock options issued	60,750	56,751
Issued preferred and common stock for services	26,821	86,519
Issued option shares for services	70,125	-
Expense stock sales at values lower than stock issue values	4,005	-
Allowance for bad debts	84,862	80,574
Accretion of convertible debenture	91,368	16,440
Gain on sale of retail shopping plaza	-	(756,471)
Unrealized loss related to adjustment of derivative
to fair value of underlying security	(73,393)	(114,286)
Stock certificate issued in 2003 returned and cancelled	(11,800)	-
Gain on sale of residential real estate	(35,085)	-
Loss on sale of commerical real estate	107,870	-
Loss on sale of vehicle	961
Net gain on sale from securities received in agreement settlements	(2,301,967)	-
Consulting fees paid with securities received from settlement agreement	2,400,000
Adjusted amounts received from option stock sales, at prices lower than fair market value when the shares were issued, from
charges against paid-in capital to expense	44,884	-
Impairment of marketable securities	-	155
Changes in operating assets and liabilities:
Accounts receivable	(72,068)	95,217
Accounts receivable - related parties	(4,728)	16,466
Note receivable	-	(202)
Inventory	(191,374)	(35,435)
Prepaid expense	(178,976)	(9,408)
Accounts payable	577,053	39,190
Accounts payable - related parties	14,301	29,731
Accrued liabilities	297,135	87,559
Unearned rent	-	(23,094)
Deferred revenue	(960)	632
Refundable deposits	-	851
Minority interest	(137,929)	122,479
Net cash used in operating activities	(1,007,045)	(360,949)

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

	For the Years Ended
	December 31,
	2006	2005

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of commercial real estate	802,126	-
Proceeds from sale of residential real estate	70,205	-
Proceeds from sale of marketable securities	113,684	-
Purchase of marketable securities	(7,022)	(47,431)
Purchase of property, plant and equipment	(74,892)	(551,371)
Purchase of land	(251,575)	-
Capitalized payroll expense as property, plant and equipment	(1,318)	-
Collect note receivable	100	-
Sale of retail shopping plaza	-	1,745,021
Acquisition of Salt Lake Development Corp.	-	(903,603)
Purchase of marketable securities - restricted	-	(4,002)
Correction of duplicate entry, previous year	-	539
Net cash provided by investing activities	651,308	239,153

The accompanying notes are an integtal part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

	For the Years Ended
	December 31,
	2006	2005

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt	(85,684)	(106,311)
Proceeds from issuance of new long-term debt, mortgage refinancing	1,568,790	110,914
Proceeds from issuance of short-term debt for land purchase	250,000	-
Pay off mortgages replaced by refinancing	(1,153,402)	-
Pay off part of short term debt for land purchase	(193,000)	-
Pay off note payable, sale of commercial property	(545,071)	-
Pay off note payable, sale of condominium	(25,055)	-
Pay off note payable, sale of retail shopping plaza	-	(938,255)
Pay off capitalized equipment lease liability	(5,901)	-
Receipt of stock subscriptions receivable	150,470	396,691
New loan costs	(45,241)	-
Issued two short term notes payable for cash received	300,000	-
Capitalized two new equipment leases from banks	48,223	-
Issued three short term notes payable for cash received from a related party	66,025	-
Payment on note payable to DHX, Inc.	(3,000)	-
Loan costs paid in connection with loan pay off for building sale	(7,699)	-
Issuance of common stock for stock options exercised	-	38,506
Mortgage assumed, acquisition of Salt Lake Development Corp.	-	551,707
Pay off convertible debenture	-	(5,000)
Old stock subscription receivable reclassified	-	1,493
Net cash provided by financing activities	319,455	49,745

NET DECREASE IN CASH AND CASH EQUIVALENTS	(36,282)	(72,051)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	160,440	232,491

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$124,158	$160,440

SUPPLEMENTAL DISCLOSURE OF INFORMATION

CASH PAID FOR:

Interest	$271,251	$243,424

Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

Common stock issued for subscriptions receivable	$546,750	$34,500

Common stock issued for building improvements and a website	$17,625	$10,000

Common stock issued and applied on vendor accounts payable	$18,753	$49,642

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)
Supplemental Schedule of Non-Cash Investing Activities

	For the Years Ended
	December 31,
	2006	2005

Excess value of note payable and stock given over increased
investment in Landis, LLC	$(74,499)	$-
Issued preferred and common stock to acquire certain net assets
of Black Chandelier from DHX, Inc.	283,515	-
80% of stock received in settlement of a written off note receivable given
to three consultants as compensation for their services	(2,265,000)	-
Adjustment between notes receivable and
notes payable balances	-	1,839
	$(2,055,984)	$1,839

The accompanying notes are an integral part of these consolidated financial statements

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT POLICIES

a. Organization

Nexia Holdings, Inc. (Nexia or The Company) was incorporated under the laws of the State of Colorado on April 20, 1987 as Metropolitan Acquisition Corporation.  On October 5, 2000, Nexia merged with a Nevada corporation with the same name, effectively changing its state of domicile from Colorado to Nevada.

Nexia’s operating subsidiaries during the year ended December 31, 2006 were Diversified Holdings I, Inc., Downtown Development Corporation, Wasatch Capital Corporation, Canton Industrial Corporation of Salt Lake City Inc.(inactive), West Jordan Real Estate Holdings, Inc.(inactive), Salt Lake Development, Inc. (dissolved on May 5, 2006), Landis, LLC, Gold Fusion Laboratories, Inc. and Kearns Development Corporation.

b. Basis of Consolidation

The consolidated financial statements include the accounts of Nexia Holdings, Inc. and subsidiaries that are more than 50% owned.  In addition, Nexia consolidates variable interest entities for which it is deemed to be the primary beneficiary.  Nexia’s share of earnings or losses of associates, in which at least 20% of the voting securities is owned, is included in the consolidated operating results using the equity method of accounting.

Diversified Holdings 1, Inc. (DH1), a Nevada corporation is a 100% owned subsidiary of Nexia. DH1 was formed on March 22, 1996. DH1 is a holding company which has majority ownership of the following subsidiaries:

Wasatch Capital Corporation (WCC), a Utah corporation, was incorporated on June 10, 1991.  WCC owns a commercially rented building in downtown Salt Lake City.  DH1 owned 100% of Wasatch common stock as of December 31, 2006.  During 2005 DH1 purchased additional shares of Wasatch’s common stock, increasing their ownership from 98% to 100%.  On September 16, 2004 Wasatch issued one million shares of its common stock to DH1 in total satisfaction of its outstanding debt to DH1.

West Jordan Real Estate Holdings, Inc. (WJREH), was formed on June 7, 1994 in Utah for the purpose of acquiring, owning and managing a specific property. WJREH is 90% owned by DH1. WJREH sold its real estate holdings on April 20, 2005.

Salt Lake Development Corporation (SLD), a Nevada corporation, was incorporated on February 15, 1996 and is the successor to the interests and title of the Utah corporation of the same name to an office building located at 268 West 400 South Salt Lake City, Utah. The office building was the primary asset of SLD, and it was sold April 19, 2006.  SLD was 100% owned by DH1.  SLD was dissolved May 5, 2006.

Kearns Development Corporation (Kearns), a Nevada corporation, was incorporated February 16, 1996 as Cyber Studio, Inc.  On April 4, 2001, its name was changed to Kearns Development Corporation. During 2000, Kearns purchased a commercially rented building in Kearns, Utah.  Kearns is owned 99% by DH1.

Downtown Development Corporation (Downtown) was incorporated by the Company on November 30, 1999 in Utah as A-Z South State Corporation. On August 22, 2001, its name was changed to Downtown Development Corporation. Downtown owns a commercially rented building in Salt Lake City, Utah, and is 99.8% owned by DH1.

Canton Industrial Corporation of Salt Lake City (CICSLC), a Utah corporation, was incorporated on September 29, 1993 for the purpose of acquiring, owning and managing a specific property. CICSLC sold the property in December 1998. CICSLC is 80% owned by DH1 and 10% owned by Nexia.

Landis, LLC, a Utah limited liability company (Landis) was organized on May 4, 2005 for the purpose of operating an AvedaTM Lifestyle Salon.  DH1 acquired a 20% interest in exchange for a $100,000 cash investment.  An additional 65% interest was acquired by DH1 July 13, 2006, with 60% from Richard Surber and 5% from Seth Bullough, by issuing a $250,000 note payable, 80,000 Series A Preferred shares and 2,000,000 Series B Preferred shares.  Landis is 85% owned by DH1 and a minority interest of 15% is held by Landis manager, Matthew Landis.

Gold Fusion Laboratories, Inc. (GFL), a Nevada corporation, was incorporated July 19, 2006 for the purpose of acquiring certain assets and liabilities of the Black Chandelier, a fashion and lifestyle design, manufacture and retail sales operation from Diversified Holdings X, Inc. (DHX), a wholly owned corporation of Nexia CEO Richard Surber in exchange for issuing to DHX a $300,000 promissory note, 70,000 shares of Series A Preferred Stock and 200,000,000 shares (post reverse split 2-20-2007) of restricted Common Stock.  GFL is 100% owned by DH1.

c. Accounting Method

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

d. Reclassification

Certain prior year balances have been reclassified to conform to the current year presentation.

e. Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less and amounts in-transit from banks for customer credit and debit cards.  The process of transferring these funds usually takes between one to two business days and is classified as cash and cash equivalents on our Consolidated Balance Sheets.

f. Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax asset consists of the following components as of December 31, 2006 and 2005:

	2006	2005
Deferred tax assets:

NOL carryover	$7,819,982	$7,394,195

Capital loss carryover	-	394,260

Accrued expense	130,521	28,846

Bad debts allowance, accounts receivable	103,732	18,870

Bad debts allowance, notes receivable	90,000	345,000

Charitable contributions carryover	12,267	7,745

One-half of meals and entertainment	6,867	1,287

Gift cards and gift certificates	15,032	8,430

Valuation allowance	(8,178,401)	(8,198,633)

Net deferred tax asset	$0.00	$0.00

Deferred income tax assets of $2,829,089 and $2,745,374 at December 31, 2006 and 2005, respectively were offset in full by a valuation allowance.  The valuation allowance was increased by $83,715 in the year ended December 31, 2006.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	As of	As of
	December 31,	December 31,
	2006	2005
Statutory federal income tax	(35.0%)	(34.0%)
Statutory state income tax	(6.0%)	(6.0%)
Change in valuation allowance on deferred tax assets	41.0%	40.0%

At December 31, 2006, the Company had a net operating loss carryforward of approximately $8,220,121 that may be offset against future taxable income from the years 2007 through 2026.  No tax benefit has been reported in the December 31, 2006 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.  The Company has not filed the 2006 corporation tax returns as of the date of filing of this Form 10-KSB.  The Company has filed an automatic extension to file the 2006 tax returns.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

g. Merchandise Inventory

Inventory is valued using the cost method, which values inventory at the lower of the accrual cost or market.  Cost is determined using the first-in, first-out (“FIFO”) method.  Market is determined based on the estimated net realizable value, which generally is the merchandise selling price.  We review our inventory levels in order to identify slow-moving merchandise and damaged items and use markdowns to clear merchandise.

h. Fixed Assets and Depreciation

Fixed assets are stated at cost.  Expenditures that materially increase the life of the assets are capitalized.  Ordinary maintenance and repairs are charged to expense as incurred.  When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized at that time.  All capital leases are added to the fixed assets and depreciated over the life of the assets.  Depreciation is computed on the straight line method for financial statement purposes over the following useful lives:

Building and improvements                      6-39 Years
Furniture, equipment and fixtures             3-10 Years
Vehicles                                                     5 Years
Computer equipment and software               3 years
i. Revenue Recognition

The Company recognizes revenue from its four main sources of revenue as follows:

Rental Revenue

Rental revenues are recorded in the period in which they are earned in accordance with rental agreements and lease contracts.  Rent payments are typically due by the 1st of each month.

When commercial buildings are sold, the net depreciated basis is deducted from the net cash received and the difference is a net gain or loss.

Sales – Salon

Landis, LLC, a hair and beauty salon began operating services and retail sales of product in November 2005.  The Company, through a subsidiary, has an 85% investment in the salon.  The Landis operations are included in the consolidated financial statements. The salon records revenue on the accrual basis of accounting.

All sales are paid by cash, debit card or credit card.  Landis ceased accepting checks the latter part of 2006.

Sales – Retail Clothing

Gold Fusion Laboratories, Inc., a wholly-owned apparel selling subsidiary of the Company, acquired the operations of Black Chandelier, a clothing manufacturer and retailer, in September 2006 from a related company owned by the Company’s CEO. Three new retail stores were opened in 2006 giving Black Chandelier four retail stores operating at December 31, 2006. Gold Fusion Laboratories, Inc. records revenue on the accrual basis of accounting.

All store sales are paid by cash, debit card or credit card.  There are occasional wholesale sales from the manufacturing facility, but they must be paid before shipping by check.  If a check is returned by the bank, the amount is charged to a “returned check receivable” account until it is collected or written off as a bad debt.

Consulting Revenue

The Company ceased providing consulting services in 2004. There may be a small amount of consulting from time to time.  There was a nominal amount of revenue received in 2006 and 2005 from consulting.  The amount of deferred revenue at December 31, 2006 related to consulting services for which the Company received restricted securities was $28 compared to $988 for the year ended December 31, 2005.  This represents the fair value of the portion of the available for sale securities for which revenue was deferred at December 31, 2006.

j. Marketable Securities

The Company follows the provisions of SFAS 115 regarding marketable securities.  The Company’s securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities.  Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets.  Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.  Available-for-sale securities are recorded at fair value in investments and other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a separate component of equity.  All marketable securities held by the Company have been classified as available-for-sale securities.

k. Stock-based Compensation

The company has adopted SFAS 123 (revised), “Accounting for Stock-Based Compensation”.  The SFAS was required to be used for financial statements periods ending after December 31, 2005.  SFAS 123 (revised) applies to options issued to employees and non-employees for services.

In December 2004, The FASB issued Statement No. 123 (revised 2004), “Share-Based Payments” (SFAS No.123 (R) )”.  This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for stock issued to employees” to stock compensation awards issued to employees.  Rather, SFAS No.123 (R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award using option pricing models (ie:  Black Scholes).  That cost will be recognized over the period during which an employee is required to provide services in exchange for the award--the requisite service period (usually the vesting period).  SFAS No. 123 (R) applies to all awards granted after the required effective date as well as to existing awards that are modified, repurchased, or cancelled after the effective date.

Options granted by the Company are most often exercised immediately after the grant date.  Consequently, the Company has determined that fair the value of the options on date of grant is based on the actual fair value of the stock price.

The Company issues options to employees only for past services.  The options are “cashless” with a floating 75% cost (the Company can, at its discretion, vary the floating cost; however, it seldom does).  The other 25% of the option value is expensed.  The Company receives the 75% cost from proceeds of the option stock sales.  The Company believes its method of issuing and accounting for stock-based payments to employees precludes it from having to apply the provisions of SFAS No. 123 (R).

l. Environmental Compliance and Remediation

The Company determines potential liability on a site by site basis and records a liability when its existence is probable and reasonably estimable.  Expenditures that do not have a future economic benefit are expensed as incurred. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized.

m. Impairment of Long-Lived Assets

The Company evaluates its long-lived assets in accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long Lived Assets.  The Company recognizes impairment losses as the difference between historical cost and fair value of the asset, less costs to sell, when management determines that events and circumstances indicate a need to assess impairment, and when that assessment indicates that historical cost materially exceeds fair value, less costs to sell.  There was no impairment expense of long-lived assets for the years ended December 31, 2006 and 2005.

n. Advertising Expense

The Company expenses advertising costs as incurred.  Advertising expense was $118,377 and $15,516 for the years ended December 31, 2006 and 2005, respectively.  The large increase is attributed to a full year of operation by Landis, LLC, compared to seven weeks in 2005 and the acquisition of the Black Chandelier operations in September 2006.

o. Loss Per Common Share; Basic

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per share” (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the years ended December 31, 2006 and 2005, options were excluded from the computation of basic and diluted loss per share because their effect would be anti-dilutive.

p. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

q. Newly Issued Accounting Pronouncements

FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” – In June 2006, FASB issued this interpretation to clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  “The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.”  This interpretation is effective for fiscal years beginning after December 15, 2006 (January 1, 2007).  The adoption of Interpretation No. 48 will not have a material effect on the Company’s financial statements for several years into the future due to the large net operating loss carry forward.

FASB Interpretation No. 157 “Statement of Financial Accounting Standards” (“SFAS 157”) – In October 2006, the FASB issued SFAS No. 157 - The purpose of SFAS 157 is to provide users of financial statements with better information about the extent to which fair value is used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings for the period.  SFAS No. 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, an entry price.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years (e.g., January 1, 2008, for calendar year-end entities.)  We do not expect the adoption of SFAS No. 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

FASB Interpretation No. 158 - In September 2006, the FASB issued SFAS No. 158, (“SFAS 158”) “Statement of Financial Accounting Standards” which amends SFAS No. 87, 88, 106, and 132(R).  Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost.  SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation.  SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106.  Additionally, the measurement date is to be the date of the employer’s fiscal year-end.  Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations.  SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities.  We do not expect the adoption of SFAS No. 158 to have a material impact on our consolidated financial position, results of operations or cash flows.

FASB Interpretation No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS 159) - In February 2007, the FASB issued Statement No. 159. FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our future financial statements.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through December 31, 2006 of $15,568,646 and has a working capital deficit of $990,123 at December 31, 2006 all of which raise substantial doubt about the Company’s ability to continue as a going concern.

Primarily, revenues have not been sufficient to cover the Company’s operating costs. Management’s plans to enable the Company to continue as a going concern include the following:

•	Increase retail sales of Landis, LLC and Gold Fusion Laboratories
•	Opening additional salon and Black Chandelier locations
•	Using stock and option-based compensation to cover payroll and other permissible labor costs
•	Raise capital through the Company’s equity line of credit upon the effectiveness of a pending SB-2 Registration Statement
•           Increasing revenues from rental properties by implementing new marketing programs
•	Making certain improvements to certain rental properties in order to make them more marketable
•	Reduce expenses through consolidating or disposing of certain subsidiary companies
•	Convert certain debt into shares of the Company’s common stock
•	Purchasing revenue producing real estate

There can be no assurance that the Company can or will be successful in implementing any of its plans or that it will be successful in enabling the Company to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - RELATED PARTY TRANSACTIONS

Richard Surber has at various times been appointed to serve as an officer or director for some clients of Nexia. These appointments have been disclosed to the members of the board and the approval of the board of directors has been granted in each of these cases. As payment for services provided to these corporations, Surber has received securities of those corporations, and these transactions have been disclosed to the board of directors in each case.

Mr. Surber is licensed to practice law in the State of California and occasionally represents corporate clients on various corporate matters.  Mr. Surber has disclosed the fact that he, on occasion, does act as counsel to several companies for which he receives fees for the legal services provided.

In November of 2005, the Company acquired a 20% equity interest in Landis, LLC for a $100,000 cash payment.  Landis operates an AvedaTM lifestyle salon that features AvedaTM products for retail sale.  Landis, LLC is controlled by Nexia’s Chief Executive Officer, Richard Surber, who owned a 60% interest in Landis in 2005.   Nexia consolidated Landis for accounting purposes because of its ownership interest and common control in 2005.

On March 30, 2006, Wasatch Capital Corporation and Diversified Holdings X, Inc, a related party doing business as Black Chandelier agreed to a joint venture operation in which 50% of the net profits from Black Chandelier’s internet sales will be paid to Wasatch as a result of allowing Black Chandelier the use of equipment and space located in the Wallace Bennett buildings owned by Wasatch, one of the Company’s subsidiaries.  The bulk of these assets were seized for failure to pay rent and were being used in furtherance of the joint venture operation.  Wasatch reported revenue of $2,561 for the year ended December 31, 2006, refer to note 20.  The Joint venture agreement has been canceled effective January 1, 2007.

On July 13, 2006, Diversified Holdings 1, Inc. (“DH1”), a 100% owned subsidiary of the Company, entered into an agreement with Richard D. Surber, CEO of the Company, to acquire his 60% ownership interest in Landis, LLC.  On July 17, 2006, DHl, Inc. also entered into an agreement with Seth Bullough, an employee of Landis, LLC, to acquire his 5% ownership interest in Landis, LLC.  In exchange for these two purchase agreements, the Company issued a note payable for $250,000, 75,000 Series A Preferred shares and 2,000,000 Series B Preferred Shares to Richard D. Surber and 5,000 Series A Preferred shares to Seth Bullough.  The aggregate purchase price and the value of the note payable and preferred stock issued in consideration was determined to be $1,052,000 based on a written valuation of Landis, LLC.

On August 15, 2006, Gold Fusion Laboratories, Inc., (“GFL”) a subsidiary of the Company signed an Asset Purchase Agreement with Diversified Holdings X, Inc. (“DHX”) to acquire all of the assets, inventory and receivables held by DHX in the operation of Black Chandelier, a fashion and lifestyle design operation.  GFL was incorporated in Nevada on July 19, 2006.  The compensation promised for this acquisition consisted of a promissory note by GFL in the face amount of $300,000, bearing interest at the rate of 24% per annum, with a maturity of five years. The Company agreed to issue DHX 70,000 shares of Series A Preferred Stock.  As Richard Surber is the president and sole shareholder of DHX the transaction has been treated as a related party transaction.  On September 18, 2006, an addendum to the agreement was approved by the parties that provided for the issuance of 200,000,000 shares (post reverse split 2-20-2007) of the Company’s restricted common stock to DHX as compensation for transfers made to GFL.  The acquisition closed on September 18, 2006.  Black Chandelier operates four retail outlets in the Salt Lake City and Provo, Utah and maintains a website for the online sale of its merchandise.  The Company expects to contribute to the growth and expansion of Black Chandelier’s operations.

On October 5, 2006, the Company authorized the delivery of a promissory note in the face amount of $20,000 to Richard Surber, president of the Company.  The note was authorized by the board of directors.  The note was given in exchange for funds advanced to the Company by Mr. Surber.  The terms of the note provided for a single payment due on January 5, 2007 and provide for an interest rate of 20% per annum.  This note was extended to September 30, 2007.  Extension agreement was signed on February 23, 2007.  The note balance was $15,000 at December 31, 2006.

On November 7, 2006, the Company authorized the delivery of a promissory note in the face amount of $31,025 to Richard Surber, president of the Company.  This note was authorized by the board of directors.  The note was given in exchange for $31,025 advanced to the Company by Mr. Surber. The terms of the note provide for a single payment due on January 25, 2007 and provide for an interest rate of 20% per annum. This note’s due date was extended to September 30, 2007 with an extension agreement signed on February 23, 2007.

On November 22, 2006, the Company authorized the delivery of a promissory note in the face amount of $20,000 to Richard Surber, president of the Company.  The note was authorized by the board of directors.  The note was given in exchange for funds advanced to the Company by Mr. Surber.  The terms of the note provided for a single payment due on March 22, 2007 and provide for an interest rate of 20% per annum.

There is a receivable of $12,070 from Diversified Holdings X, Inc. (DHX) at December 31, 2006, arising from the overlapping of operations in Gold Fusion Laboratories, Inc. (dba Black Chandelier), after it was acquired from DHX in September 2006.

There is an accounts payable of $44,032 at December 31, 2006 to Richard Surber.  Richard Surber advanced the funds to Nexia for the purchase of inventory and operating expenses.

There was a note payable of $230,000 by Diversified Financial Resources Corporation (“DVFN”) to WJREH, a subsidiary of Nexia Holdings, Inc. and there was DFVN stock owned by the Company or an officer.  On August 8, 2005, the note was settled as part of the acquisition by Nexia Holdings, Inc. of the DFRC subsidiary, Salt Lake Development Corporation (refer to note 19).  Since that date, there has been no further contractual debt between the two companies.  Since August 8, 2005, the Company has been, and is, no longer a related party.

NOTE 4 - NOTES RECEIVABLE

Notes receivable consist of the following at December 31, 2006 and 2005:

	2006	2005

Notes receivable from an individual, with interest at 8%,
due August 10, 2002, secured by a building	$0.00	$255,000

Note receivable from an individual for the sale of a vehicle with interest
at 6.99%, due in 60 monthly payments of $900, secured by the vehicle	10,142	13,064

Note receivable from a company, non-interest bearing, due on demand,
unsecured	90,000	90,100
	100,142	358,164

Allowance for doubtful accounts	(90,000)	(345,000)

Total Notes Receivable	$10,142	$13,164

At December 31, 2006, two notes totaling $90,000, reported together above, were in default. Those two notes were from Creative Marketing, Inc. Nexia Holdings has taken legal action against the company owing the debt and its president, Rick Bailey.

NOTE 5 - INVESTMENT IN MARKETABLE EQUITY SECURITIES

The following is a summary of the Company's investment in available-for-sale securities as of December 31,
2006 and 2005:
	2006	2005
Equity securities free trading:

Gross unrealized gains	$225,453	$-

Gross unrealized losses	(5,868)	(5,721)

Net Unrealized Gain (Loss)	$219,585	$(5,721)

Fair Market Value	$265,532	$250,873

Changes in the unrealized loss on available-for-sale securities during the years ended
December 31, 2006 and 2005 reported as a separate component of stockholders' equity as follows:

	For the Years Ended
	December 31,

	2006	2005

Beginning balance	$(5,721)	$(6,767)
Increase in unrealized holding gains	225,306	1,046
Ending balance	$219,585	$(5,721)

During the years ended December 31, 2006 and 2005, the Company recognized $0 and $155 respectively, in permanent impairment expense on marketable securities.

NOTE 6 - FIXED ASSETS

Fixed assets consist of the following at December 31, 2006 and 2005:

	2006	2005

Building and improvements	3,160,345	2,858,871
Construction in progress	128,851	-
Furniture and equipment	497,766	284,629
Website and logo	27,111	-
Vehicles	15,638	3,650
Accumulated depreciation	(796,483)	(668,716)

Total property and equipment	3,033,228	2,478,434

Land	633,520	389,295
Property, net - held for sale	-	915,939

Total fixed assets	3,666,748	3,783,668

For the years ended December 31, 2006 and 2005, the Company recorded depreciation expense of $153,922 and $129,390, respectively.  An amount of $11,558 was capitalized into inventory from depreciation expense.

NOTE 7 – CORPORATION CONSOLIDATED INCOME TAX RETURNS

A consolidated corporate income tax return has not been filed since the year ended December 31, 2001.  There have been losses in every year since 2001.  The Company expects to file income tax returns for the years ended December 31, 2002 through 2005 by 2007.  The 2006 income tax return will be filed within the 2006 extension filing period.

NOTE 8 - LONG-TERM DEBT

On January 9, 2003, Kearns Development Corporation refinanced the underlying debt associated with certain land and real property. The new debt obligation is for $660,000 with an interest rate of 7.16% and monthly installment payments of $5,223 through January 9, 2013 at which time the remaining unpaid balance is due and payable in full. This debt obligation is secured by a first trust deed on the land and building. The president of the Company personally guaranteed the note. Proceeds from this refinancing were used to retire the previous debt associated with the land and real property having an outstanding balance of $615,012 at December 31, 2002.  As of December 31, 2006, the current mortgage debt is $593,629.

On August 23, 2006, Wasatch Capital Corporation refinanced the underlying debt associated with certain land and real property. The new debt obligation is for $1,000,000 with an interest rate of 7.125% and monthly installment payments of $6,737 through September 1, 2021 at which time the remaining unpaid balance is due and payable in full. This debt obligation is secured by a first trust deed on the land and building. The president of the Company has also personally guaranteed this note. Proceeds from this refinancing were used to retire the previous debt associated with the land and real property having an outstanding balance of $827,938 at December 31, 2005. The Company received $149,572 after paying off the old mortgage and settlement costs.  As of December 31, 2006, the current mortgage debt is $997,786.

On September 21, 2006, Downtown Development Corporation refinanced the underlying debt associated with certain land and real property. The new debt obligation is for $568,000 with an interest rate of 7.00% and monthly installment payments of $3,779 through September 22, 2016 at which time the remaining unpaid balance is due and payable in full. This debt obligation is secured by a first trust deed on the land and building and is personally guaranteed by the president of the Company. Proceeds from this refinancing were used to retire the previous debt associated with the land and real property having an outstanding balance of $366,057 at December 31, 2005.  As of December 31, 2006, the current mortgage debt is $565,906.  A second mortgage with Rich Investments is also outstanding in the amount of $57,000 as of December 31, 2006.

The Company's long-term debt consists of the following at December 31, 2006 and 2005:

	2006	2005
Mortgage payable bearing interest at 7.16%, monthly payments of $5,223 through January 2013, secured by first trust deed
on land and building, guaranteed by the Company's president
and CEO. The note was amended in December 2004 to
remove the “on demand” clause.	$593,629	$612,388

Mortgage payable bearing interest at 7.125%, monthly payments of $6,737 through May 2021, then lump sum balloon payment
due, secured by first trust deed on land and building, and
guaranteed by the Company's President and CEO.	997,786	827,938

Note payable bearing interest at 7.00%, monthly payments
of $3,779, in monthly payments through September 22, 2016,
secured by deed of trust on land and buildings and guaranteed
by the Company’s President and CEO.	565,906	366,057

Note payable bearing interest at 6.99%, monthly payments
of $900, due November 2007, secured by vehicle.	8,865	19,395

Notes payable, bearing interest at 4%, due January 14, 2005,
unsecured.	-	2,922

Mortgage payable bearing interest at 8.25%, monthly
payments of $304, due September 2016, secured by
first trust deed on building.	-	25,579

Non-Interest bearing note payable due in full on May 17, 2007	50,000	0.00

Note payable bearing interest at 20% is due in full on
May 17, 2007.	250,000	0.00

Note payable for equipment at an interest rate of 18% with
monthly payments of $322 through January 2009, secured by
the equipment being purchased.	7,091	0.00

Note payable bearing interest at 12% with monthly payments
of $10,000, until paid in full.	57,000	0.00

Total Notes Payable	2,530,277	1,854,279

Capital lease payable in monthly installments of $1,122 through
December 2010 and secured by the leased equipment	-	45,690

Capital lease payable in monthly payments of $330 through
January 2008, secured by leased equipment.	-	7,266

Capitalized lease for equipment with monthly payments of
$194 through September 2011, secured by the equipment	9,611	-

Capitalized lease for equipment with monthly payments of
$825 through October 2010, secured by the equipment	38,676	-

Capitalized lease for equipment with monthly payments of
$194 through October 2011, secured by the equipment	38,830	-

Total Capitalized Leases	87,117	52,956
	2,617,394	1,907,235

Less current portion	(420,814)	(910,217)

Total Long-term Debt	2,196,580	997,018

Scheduled principal reductions are as follows:

Year Ending December 31:

2007	$420,814
2008	59,416
2009	63,391
2010	70,700
2011	59,265
Thereafter	1,943,808
	$2,617,394

NOTE 9 - LONG-TERM DEBT – RELATED PARTIES

The Company's long-term debt - related parties consists of the following at December 31, 2006 and 2005:

	2006	2005
Note payable to a related party bearing interest at 24% with annual payments of $50,000 plus interest due June 20 of each year. All principal and interest payments are due by
November 20, 2011.	250,000	0.00

Note payable to a related party bearing interest at 20% with
payment and interest due in full on September 30, 2007.	15,000	0.00

Note payable to a related party bearing interest at 20% with
payment and interest due in full on September 30, 2007.	20,000	0.00

Note payable to a related party bearing interest at 20% with
payment and interest due in full on September 30, 2007.	31,025	-

Note payable to a related party bearing interest at 24% with annual payments of $60,000 due each September 18 through
September 18, 2011 with all interest being due with the final
payment	297,000	-

	613,025	-

Less current portion	(176,025)	-

Total Long-term Debt - Related Parties	437,000	-

Scheduled principal reductions are as follows:

Year Ending December 31:

2007	$176,025
2008	110,000
2009	110,000
2010	110,000
2011	107,000
Thereafter	-
	$613,025

NOTE 10 - CONVERTIBLE DEBENTURE AND CONVERTIBLE DEBENTURE DERIVATIVE

On November 1, 2004, the Company issued a convertible debenture for $200,000.  The debenture accrues interest at 24% per annum, is due November 1, 2007 and is convertible, except for $5,000, anytime after one year into common stock at a price equal to 70% of the average closing bid price of the common stock for three trading days immediately preceding the date of election.

The convertible debenture issued on November 1, 2004, and described in detail could be converted into Nexia common stock effective November 1, 2005 and became subject to accounting required for derivatives.

This transaction, to the extent that it is to be satisfied with common stock of the Company, would normally be included as an equity obligation.  In this instance, however, due to the indeterminate number of shares which might be issued under the embedded convertible conversion feature, the Company is required to record a liability relating to the embedded convertible feature of the convertible debenture payable (included in long-term liabilities as a "Convertible debenture derivative”)

The accompanying financial statements comply with current requirements relating to embedded derivatives as described in FAS 133, EITF 00-19 and APB 14 as follows:

The Company allocated the proceeds received to the convertible debt derivative with the initial allowable derivative recording.

Subsequent to the initial allowable derivative recording, the increase in the fair value of the embedded derivative in the conversion feature of the convertible debenture is accrued as adjustments to the liabilities at December 31, 2006.

The expense relating to the increase in the fair value of the Company's stock, reflected in the change in the fair value of the derivative (noted above), is included as another comprehensive income item as unrealized gain or loss arising from convertible financing on the Company's balance sheet.

The following table summarizes the various components of the convertible debenture as of December 31, 2006 and 2005:

	2006	2005
Convertible debenture	$107,808	$16,440
Convertible debenture derivative	10,179	85,714
	117,987	102,154
Adjustment of convertible debenture derivative to fair value	73,393	114,286
Adjustment to arrive at correct convertible debenture balance	35,743
Accretion of principal related to convertible debenture	(79,623)	(16,440)

Total convertible debenture	$147,500	$200,000

On September 26, 2006, 25,000,000 (post 02/20/2007 reverse stock split) restricted common shares were issued to Joseph Corso, holder of the convertible debenture, for his election to convert $52,500 of the convertible debenture.  The $52,500 was applied to reduce the convertible debenture liability from $200,000 to $147,500.

NOTE 11 – PROPERTY HELD FOR SALE

At December 31, 2005, the land and building, a net book value of $915,939, owned by Salt Lake Development, Corp., a subsidiary of the Company, was held for sale.  The property was sold for $850,000 on April 19, 2006, and the Company received net proceeds of $238,647 from the sale.  The loss on the sale was $107,870.  The subsidiary was formally dissolved shortly after the property sale.  The related debt for this property as of December 31, 2005 was $547,012.

NOTE 12 – PREFERRED STOCK AND COMMON STOCK

PREFERRED STOCK

The Company has authorized up to 50,000,000 shares of preferred stock with a par value of $0.001 per share.  The Preferred Stock can be issued in various series with varying dividend rates and preferences.

As of December 31, 2006, the number of shares of Series A Convertible Preferred Stock issued and outstanding was 150,000.  The Series A Preferred shares have voting rights equal to 100 shares of common stock for every 1 Series A Preferred share, and it may be converted into $10 worth of common stock.  A total of 10,000,000 shares have been designated and authorized as Series A Preferred Stock.

As of December 31, 2006, the number of shares of Series B Convertible Preferred Stock issued and outstanding was 10,000,000.  The Series B preferred stock holds voting rights equal to 500 share of common stock for each share of the Series B Preferred Stock issued.  The shares do not have any conversion rights into common stock or any other class of stock of the Company.  A total of 10,000,000 shares have been designated and authorized as Series B Preferred Stock.

As of December 31, 2006, the number of shares of Series C Preferred Stock issued and outstanding was 190,500.  The Series C Preferred shares may be converted into $5 worth of common stock and are subject to redemption by the Company upon a $5 cash payment.  The Series C Preferred shares hold no voting rights.  A total of 5,000,000 shares have been designated and authorized as Series C Preferred Stock.

COMMON STOCK

The Company has authorized 50 billion shares of common stock with a par value of $0.0001 per share. As of December 31, 2006, the number of common shares issued and outstanding was 811,476,885 post reverse split.  The common stock holds voting rights of one vote per share.  It has no dividend or preemptive rights.  The Company filed an amendment to its articles of incorporation that, as of September 18, 2006, increased the number of shares of authorized common stock to 50 billion from 10 billion.

Effective as of February 20, 2007, pursuant to shareholder consent, there was a reverse split of the Company’s common stock on a 1 for 10 basis, which is reflected in the number of shares issued as of December 31, 2006 and 2005, respectively in the comparative balance sheets.

The Company has not declared a cash dividend for any of its classes of stock during the fiscal year ended December 31, 2006.

NOTE 13 - OUTSTANDING STOCK OPTIONS

On March 21, 2006, the Board of Directors of the Company adopted the “2006 Benefit Plan of Nexia Holdings, Inc.” under which the Company may issue stock or stock options to employees, consultants, advisors or other individual persons.  The total number of shares covered by the 2006 plan is 450,000,000 (post reverse split 2-20-2007) shares of the Company’s common stock after adjustment for stock split.  This plan expires on the earlier of the date that is five years from the date the plan was adopted or the date on which the four hundred and fifty millionth share is issued.

On August 10, 2006, the “2006 Benefit Plan of Nexia Holdings, Inc.” was amended to increase the number of common shares covered by the plan by 100,000,000 to 150,000,000 (post reverse split 2-20-2007).  On September 8, 2006, the 2006 plan was amended to increase the number of common shares covered by the plan by 300,000,000 to 450,000,000, and that was the number of covered shares on December 31, 2006.

During 2006, the Company granted employees, consultants, advisors and others 229,000,000 (post 2-20-2007 reverse stock split) options to purchase common stock at a floating price set at 75% of the market price at the time of exercise.  There were 67,000,000 shares of the 229,000,000 options issued during the first six months of 2006, resulting in $60,750 being recorded as compensation for the fair value of the options issued.  Options are normally exercised the same day the shares are issued.  For the remaining 162,000,000 options issued in the latter six months of 2006, no amount was recorded for the value of the options.

Options granted by the Company are most often exercised immediately after the grant date.  Consequently, the Company has determined that fair value of the options on date of grant is based on the actual fair value of the stock price.  As a result, only the fair value of the stock is recorded.

A summary of the status of the Company’s stock option plans as of December 31, 2006 and 2005 and changes during those years are presented below. The numbers of options have been adjusted for a February 20, 2007 reverse stock split on a 1 for 10 basis:

	December 31, 2006		December 31, 2005

	Average Exercise		Average Exercise
	Shares	Price	Shares	Price

Outstanding, beginning
of period	13,500	$0.010	72,250	$0.010

Granted	229,000,000	0.003	100,000,000	0.002

Exercised	229,000,000	0.003	(100,000,000)	0.002

Expired	(13,500)	(0.010)	(58,750)	(0.010)

Outstanding, end of period	-	$-	13,500	$0.010

Exercisable	-	$-	13,500	$0.010

The Company determined the fair value of the stock options issued during the periods at the grant dates by using the Fair Market Value on the date of option grant less the 75% share of cash received by the Company.

NOTE 14 - TREASURY STOCK

The Company accounts for its treasury stock at cost.  Treasury stock includes all shares of the Company owned by the Company and its subsidiaries.  At December 31, 2006, there were 1,469 (post-reverse split 2-20-2007) shares of common stock reflected as treasury stock at a cost of $100,618.  There were 14,692,000 shares purchased in 2003 (pre-reverse splits in 2004 and 2007) at prices ranging from $0.005 to $0.010.

NOTE 15 – CAPITAL RESOURCES

Nexia signed an equity line of credit agreement with Dutchess Private Equities Fund (“Dutchess”) on August 15, 2005.  The agreement provides that, following notice to Dutchess, Nexia may put to Dutchess up to $10 million in shares of Nexia common stock for a purchase equal to 95% of the lowest closing best bid price on the Over-the-Counter (“OTC”) Bulletin Board of Nexia common stock during the five day period following the notice to Dutchess.  The number of shares Nexia will be permitted to put, pursuant to the agreement, will be either:  (a) 200% of the average daily volume of Nexia common stock for the ten day trading period prior to the applicable put notice, multiplied by the average of the three daily closing “best bid” price immediately preceding the day Nexia issues the put, or (b) $100,000; provided that in no event will the put amount be more than $1,000,000 with respect to any single put  (best bid is defined in the agreement as the highest posted bid price for the common stock).  Dutchess will resell the shares of common stock in the open market; resell the shares to other investors through negotiated transactions or hold the shares in its portfolio.  These shares are to be made available subject to an SB-2 Registration Statement that has not been declared effective and for which the Company filed an amendment on January 23, 2007.  The Company has not received, and will not receive, any funds from Dutchess until the SB2 is registered.

NOTE 16 - CONSOLIDATED STATEMENTS OF OPERATIONS GROSS PROFIT (LOSS)

The following schedule shows the comparative gross profit / (loss) for each of the operating segments of the Company, years ended December 31, 2006 and 2005:

	2006	2005

Gross loss from real estate and general operations	$(14,292)	$3,264

Gross profit from sales - salon operations	841,553	73,655

Gross profit from sales - retail clothing	169,226	-

Gross profit from consulting operations	650	10,525

	$997,137	$87,444

The Company ceased consulting operations at the end of 2004.  The gross profits in 2006 and 2005 were from residual collections with no costs to apply.

NOTE 17 – INCOME FROM LITIGATION SETTLEMENTS

A settlement was reached between a Nexia subsidiary, Diversified Holdings, Inc. (DH1), and Technoconcepts, Inc. on June 15, 2005.  DH1 received $20,000 cash and 35,000 shares of Technoconcepts common stock (restricted) valued at $154,000 on June 15, 2005, a total settlement of $174,000.

A settlement was reached in June 2005 between Diversified Holdings, Inc. (DH1) and West America Securities for $42,500 to satisfy a receivable written off as part of the 2003 audit.  The settlement is payable in monthly installments.  DH1 received $10,000 and $32,500 for the years ended December 31, 2006 and 2005, respectively.

On August 7, 2006, Wasatch Capital Corporation (“Wasatch”), a subsidiary of Nexia Holdings, Inc., received an arbitrator’s award finding in favor of Wasatch granting a judgment to Wasatch against Hallmark Construction & Development, LLC (“Hallmark”) in the sum of $99,791.  This finding satisfied evidence submitted by Wasatch that Hallmark was overpaid for work done, damages for defective work, attorney fees, arbitration fees and other costs.

NOTE 18 - GAIN / LOSS ON DISPOSAL OF ASSETS

During 2006 the Company sold its condo at Brian Head, dissolved the entity Hudson Consulting and sold a truck to a former employee for services rendered.  The Company sold a commercial property in April of 2005 for a gain of $756,471.  A subsidiary of the Company sold a commercial building in April of 2006 for a loss of $107,870.  The subsidiary was dissolved shortly after the property sale.  The net gains on disposal of assets were $34,124 and $756,471 for the years ended December 31, 2006 and 2005, respectively.  The table below shows the breakdown of the gains on sale:

	Year Ended
	December 31,
	2006	2005

Gain from sale of Glendale Plaza Shopping Mall	$-	$756,471

Gain from sale of Brian Head condo	35,085	-

Loss from sale of other assets	(961)	-

	$34,124	$756,471

NOTE 19 – SECURITIES RECEIVED IN AGREEMENT SETTLEMENTS

The Company has stock that they have purchased in prior years or received for consulting services rendered. There were no securities sold in 2005.  On June 1, 2006, Diversified Holdings I, Inc., (“DHI”) a subsidiary of the Company, signed a Settlement Agreement and Release with Diversified Financial Resources Corporation (“DVFN”) (the name and symbol have been changed to China Fruits Corporation [“CHFR”]) whereby DHI released all claims remaining under a June 30, 2003 Stock Purchase Agreement between the two parties in exchange for the delivery of 2,000,000 shares of CHFR common stock without a restrictive legend. DHI has agreed to deliver 1,600,000 of those shares to three different recipients in exchange for various services to be provided to DHI resulting in pre-paid expenses reported on the balance sheet of the Company. The obligation of CHFR to DHI had earlier been written off as unlikely to be collected, and the receivable was not included in the financial statements as of December 31, 2005.  DH1 received from Diversified Financial Resources Corporation (“CHFR”) stock valued at $3,000,000.  The amount of 80% of the stock, valued at $2,400,000, was given to three third party individuals for future consulting services.

A settlement was reached between a Nexia subsidiary, Diversified Holdings, Inc. (DH1), and Technoconcepts, Inc. on June 15, 2005.  DH1 received $20,000 cash and 35,000 shares of Technoconcepts common stock (restricted) valued at $154,000 on June 15, 2005, a total settlement of $174,000.  The stock was sold in 2006 for $66,161 with a reported loss of ($87,839) from sale of stock.

The Company’s gains from sales of securities in the years ended December 31, 2006 and 2005 were $2,301,967 and $0, respectively.  The table below shows the breakdown of the security sales for the year ended December 31, 2006:

			Other Stock
	DFRC(CHFR)	Technoconcepts	Sales	TOTAL

Value received for selling the stock	$2,400,000	$66,161	$28,715	$2,494,876

Minus value of stock when received	-	(154,000)	(34,515)	$(188,515)

Minus agent fees and expenses	-	-	(4,394)	$(4,394)

Gain (Loss) on sale of stock	$2,400,000	$(87,839)	$(10,194)	$2,301,967

NOTE 20 - OTHER INCOME

The Company received $100,000 in payment of a note receivable that had been fully expensed in a prior year as uncollectible.  The Company received money from current tenants for taxes, insurance and utilities in the amount of $9,779. DHI received $7,500 from a third party as part of a down payment on some property as well as its deposit of $1,000 on Brian Head back after it sold the condo.  The Company also received income in the form of late payments from some of their renters in the amount of $5,250.  Below is the breakdown of other income for the years ended December 31, 2006 and 2005:

	Year Ended
	December 31,
	2006	2005
Money received on a note receivable that was written off
in a prior year	$100,000	$-

Tenant payments on taxes, insurance and utilities
for 2005 paid in 2006.	9,779	-

Payment from a third party for a deposit on some property	7,500	-

Late fees on overdue rent	5,250	-

Wasatch had a joint venture with Gold Fusion's internet sales	2,561	-

Received earnest money back from Brian Head after the
sale of the condo	1,000	-

Miscellaneous income	2,528	64

	$128,618	$64

NOTE 21 - STOCK SUBSCRIPTIONS RECEIVABLE

The Company had stock subscriptions receivable of $366,838 and $11,325 at December 31, 2006 and 2005, respectively.

NOTE 22 - DISCONTINUED OPERATIONS

On April 21, 2005, West Jordan Real Estate Holdings, Inc.(WJREH) a consolidated subsidiary of Nexia sold Glendale Plaza, a commercial retail strip mall in Salt Lake City, to an unrelated party, and WJREH ceased to be an operating company.

Hudson Consulting Group, Inc., a consolidated subsidiary of the Company, discontinued providing any consulting services in early 2005.  Hudson was, and continued to be, the main operating company in the Nexia consolidated group.  This responsibility was primarily being the employer entity which involved hiring and terminating employees, paying salaries and wages and preparing periodic payroll tax returns and paying the taxes.  Hudson ceased all activities as of December 31, 2005.

The following is a summary of the combined companies’ operating loss from discontinued operations for the year ended December 31, 2005:
For the Years Ended
December 31,
2005
REVENUE

Rental Revenue	$39,218
Consulting Revenue	1,848
Total Revenue	41,066

COST OF REVENUE

Cost associated with rental revenue	115,181
Interest expense associated with rental revenue	26,444
Cost associated with consulting revenue	-

TOTAL COST OF REVENUE	141,625

GROSS MARGIN (DEFICIT)	(100,559)

EXPENSES
General and administrative expense	268,883
TOTAL EXPENSES	268,883

OPERATING LOSS	(369,442)

OTHER INCOME (EXPENSE)
Interest expense	(2,214)
Interest income	8,828
Gain on sale of marketable securities	212
Other income	3,132

TOTAL OTHER INCOME (EXPENSE)	9,958

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(359,484)

MINORITY INTEREST IN INCOME (LOSS)	-

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	-

DISCONTINUED OPERATIONS
Loss from discontinued operations	(359,484)

NET LOSS	-

OTHER COMPREHENSIVE INCOME (LOSS)	-

TOTAL COMPREHENSIVE (LOSS)	$-

No income tax benefit has been attributed to the loss from discontinued operations.

NOTE 23 – SEGMENT INFORMATION

Nexia Holdings, Inc has identified two reportable segments in which it operated based on the services it provides, using the guidelines set forth in SFAS No. 131, Information “Disclosures about Segments of an Enterprise and Related Information”.  The reportable segments are as follows – salon and retail clothing (“Salon & Retail”), which are primarily a new salon business and an acquisition in 2006 of the Black Chandelier clothing manufacturing and retail sales operations.  The other segment is the purchase, sale and rental of commercial real estate and all of the other general operations of the Company (“Real Estate & General).

The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

Summarized financial information concerning reportable segments is shown in the following table:

	Year
	Ended			Real Estate
	Dec. 31,	Salon	Retail	& General	Total

Revenues	2006	1,326,013	323,352	184,880	1,834,245
	2005	134,394	-	258,020	392,414

Cost of revenues (including	2006	(484,460)	(154,126)	(198,522)	(837,108)
mortgage interest)	2005	(50,607)	-	(254,363)	(304,970)

Expenses	2006	(839,541)	(298,156)	(3,847,525)	(4,985,222)
	2005	(137,873)	-	(706,393)	(844,266)

Other Income	2006	240	1,375	127,003	128,618
	2005	-	-	64	64

Other Expenses	2006	-	-	-	-
	2005	-	-	(305)	(305)

Interest Income	2006	305	-	15,171	15,476
	2005	22	-	43,466	43,488

Interest expense (not	2006	(9,927)	(23,748)	(174,614)	(208,289)
mortgage expense)	2005	(618)	-	(68,760)	(69,378)

Income from litigation settlement	2006	-	-	109,791	109,791
	2005	-	-	206,500	206,500

Gain on sale of real estate	2006	-	-	35,085	35,085
	2005	-	-	756,471	756,471

Loss on sale of vehicle	2006	-	-	(961)	(961)
	2005	-	-	-	-

Urealized gain - convertible	2006	-	-	73,393	73,393
debenture derivative	2005	-	-	114,286	114,286

Gain on marketable securities	2006	-	-	2,301,967	2,301,967
	2005	-	-	-	-

Net income (loss) applicable to	2006	(7,370)	(151,303)	(1,374,332)	(1,533,005)
segment	2005	(57,035)	-	351,339	294,304

Minority share of income (loss)	2006	-	-	2,847	2,847
	2005	-	-	(65,368)	(65,368)

Loss from discontinued operations	2006	-	-	-	-
	2005	-	-	(359,484)	(359,484)

Total assets	2006	415,627	704,577	3,614,431	4,734,635
(net of intercompany accounts)	2005	395,996	-	3,923,920	4,319,916

Property and equipment acquisition	2006	31,531	594,438	32,194	658,163
	2005	330,460	-	1,124,514	1,454,974

Depreciation and amortization	2006	41,001	5,392	120,491	166,884
	2005	5,507	-	135,792	141,299

NOTE 24 – OFFICER SALARY

There was an accrued salary liability of $130,521 payable to Richard Surber, President and CEO, at December 31, 2006.  Mr. Surber has been paid compensation of $48,326 during the year ended December 31, 2006, with $28,846 being applied to his 2005 salary and $19,479 applied to his 2006 salary.  Mr. Surber has elected to defer being paid most of his accrued salary in an effort to boost available cash for the purchase of inventories.  It is anticipated that Mr. Surber’s salary will be paid current by the end of 2007.

NOTE 25 – CONSULTING CONTRACTS

On June 1, 2006, Nexia signed consulting contracts with three investor relations or consulting firms, one in the U.S.A. and two in the People’s Republic of China.  Compensation for these services was China Fruits Corporation (CHFR); formerly Diversified Financial Resources Corporation (“DVFN”) unrestricted 1,600,000 shares of common stock valued at $2,400,000 (see Note 19).  Nexia recorded a prepaid amount of $2,400,000 at the same time they transferred the stock.  Consulting fees expensed from the prepaid account through December 31, 2006 total $2,265,000.  The remaining balance of prepaid consulting fees as of December 31, 2006 is $135,000.  The $135,000 will be expensed in the first quarter of 2007.

Two of the agreements are for the consultants to locate new business opportunities and develop potential manufacturers inside the People’s Republic of China. The third agreement is for the consultant to help the Company develop relationships with manufactures in the People’s Republic of China.  Gold Fusion anticipates utilizing some manufactures in China to help produce clothing for the stores as the demand increases its production volume.

NOTE 26 – BUSINESS COMBINATION

On August 15, 2006, Gold Fusion Laboratories, Inc., (“GFL”) a subsidiary of the Company signed an Asset Purchase Agreement with Diversified Holdings X, Inc. (“DHX”) to acquire all of the assets, inventory and receivables held by DHX in the operation of Black Chandelier, a fashion and lifestyle design operation.  GFL was incorporated in Nevada on July 19, 2006.  The compensation promised for this acquisition consisted of a promissory note by GFL in the face amount of $300,000, bearing interest at the rate of 24% per annum, with a maturity of five years. The Company agreed to issue DHX 70,000 shares of Series A Preferred Stock.  Richard Surber is the president and sole shareholder of DHX.  Consequently, the transaction has been treated as a related party transaction.  On September 18, 2006, an addendum to the agreement was approved by the parties that provided for the issuance of 200,000,000 (post reverse split) shares of the Company’s restricted common stock to DHX as compensation for transfers made to GFL.  The transfer was closed on September 18, 2006.  Black Chandelier operates four retail outlets in the Salt Lake City, Utah area and maintains a website for the online sale of its merchandise.  The Company expects to contribute to the growth and expansion of Black Chandelier’s operations.

On September 18, 2006, the Company authorized the issuance of 50,000 shares of Nexia’s Class C Preferred Stock to Jared Gold and 30,000 shares of Nexia’s Series C Preferred Stock to Sean Pasinsky in exchange for services provided to Gold Fusion Laboratories, Inc. and the development and preservation of the operations of Black Chandelier fashions and its related operations, including the opening, designing and expansion of the retail operations of those entities.  Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment.  The Series C Preferred Shares hold no voting rights.

The following table summarizes the fair market value of the net assets acquired at the date of the addendum to the Asset Purchase Agreement, September 18, 2006:

At
September 18,
2006

Register and petty cash funds, receivables, inventory and deposits	$216,756
Property, plant and equipment	269,633
Total assets	486,389

Liabilities assumed	(194,632)

Net assets acquired	$291,757

The acquisition was from a commonly owned company and, accordingly, the assets and liabilities have been recorded by Gold Fusion Laboratories, Inc. at predecessor’s cost.  The excess value of the note given and stock issued over the net assets acquired and investment in those net assets, of $1,053,985, was charged against paid in capital under the generally accepted accounting requirement that net assets acquired from a commonly owned company must be recorded at predecessor’s cost.  This means that there was no goodwill received.  Nexia obtained an appraisal of the Black Chandelier operations from Norman, Townsend & Johnson, LLC., which valued the business at $1,700,000 as of August 31, 2006.

The following table sets out supplementary disclosure of the pro forma effect of the acquisition of the Black Chandelier operation on the assumption that the business combination occurred at the beginning of the period reported on below:

	For the Years Ended
	December 31,
	2006	2005

NET LOSS PER COMMON SHARE, BASIC:

Revenue	$2,143,116	$577,840

Loss before extraordinary income	$(1,627,129)	$(349,434)

Net loss before comprehensive income	$(1,627,129)	$(708,918)
Net loss per share	$(0.00)	$(0.00)

Total comprehensive loss	$(1,407,544)	$(707,872)
Net loss per share	$(0.00)	$(0.00)

Weighted average shares outstanding, basic	517,497,916	317,112,939

Weighted average shares outstanding for the years ended December 31, 2006 and 2005 have been adjusted retroactively for a 1:10 reverse stock split effective February 20, 2007.

NOTE 27 – ACQUISITION

On July 13, 2006, Diversified Holdings 1, Inc., (“DHI”) a 100% owned subsidiary of the Company, entered into an agreement with Richard D. Surber, CEO of the Company, to acquire his 60% ownership interest in Landis, LLC.  On July 17, 2006, DH1, Inc. also entered into an agreement with Seth Bullough, an employee of Landis, LLC, to acquire his 5% ownership interest in Landis, LLC.  In exchange for these two purchase agreements, the Company issued a note payable for $250,000 and 80,000 Series A and 2,000,000 Class B preferred shares.

The aggregate purchase price and the value of the note payable and preferred stock issued in consideration  was determined to be $1,052,000 based on the agreed amount of the note payable, market value of the equivalent common shares for the convertible Series A preferred shares and the $0.001 par value of the nonconvertible Series B preferred shares.

The acquisition has been accounted for using the purchase method.  The acquisition of the additional 65% ownership interest in Landis, LLC was calculated to be $175,501.  The amount of the $1,052,000 given, in excess of the $175,501 allocated to investment, of $876,499, was charged to paid in capital under the generally accepted accounting requirement that an additional investment in Landis, LLC acquired from a commonly owned interest (65% of the Landis, LLC net book value) precluded the recording of any goodwill.

NOTE 28 - COMMITMENTS AND CONTINGENCIES

The Company and various subsidiary companies have filed suit seeking recovery of assets and other redress relating to the sale of assets, subsidiary companies or the performance of consulting services.  The ultimate outcome of these various actions and their potential impact, if any, on the Company’s consolidated financial statements is not presently determinable.

NOTE 29 – SIGNIFICANT EVENTS

On April 19, 2006, an office building in Salt Lake City, Utah, was sold for a cash price of $850,000 by Salt Lake Development Corporation, a subsidiary of Nexia Holdings, Inc.  The Company received $238,647 after paying off the mortgage and settlement costs.  The building was the primary asset of Salt Lake Development Corporation, and the Corporation was dissolved May 5, 2006.

On April 28, 2006, a condominium in Brian Head, Utah, a mountain resort about 260 miles south of Salt Lake City, Utah, was sold for a cash sale price of $77,500 by Diversified Holdings 1, Inc., a subsidiary of Nexia Holdings, Inc.  The Company received $40,006 after paying off the mortgage and settlement costs.

NOTE 30 - REAL PROPERTY LEASES

The Company owns three commercial buildings which it leases out. Leases generally are written for five years, although there are presently one lease for one year, one lease for two years with three two year extentions and two leases on month to month. Annual lease amounts generally increase each year. Tenant leases generally include reimbursement to the Company for allocated property taxes, insurance on the building and common area expenses.

In accordance with SFAS No. 13, para. 23, and SFAS No. 91, para. 25, the following minimum rentals for noncancelable leases is presented:

Miniumum
Year	Rent

2007	$142,212
2008	114,180
2009	59,520
2010	37,368
2011	38,484

$391,764

Monthly rentals for the two month-to-month leases total $2,949.

NOTE 31 – OPERATING LEASES

The Company operates four retail stores in the state of Utah and has made commitments on five year leases for all four stores with the leases ending in 2011. Nexia has made a ten year lease agreement for its salon location until September 30, 2015.  The Company also has commitments on operating leases for equipment used in product production or office use. Lease payments that depend on factors that are not measurable at the inception of the lease, such as future sales volume is excluded from minimum lease payments. Future payments for maintenance, insurance and taxes to which the Company is obligated are also excluded from minimum lease payments.  Below is a schedule of the non-cancelable future minimum lease payments for the next five years and thereafter for all leases in effect as of March 31, 2007:

Year Ending December 31:

2007	$184,451
2008	172,089
2009	176,825
2010	181,134
2011	152,858
Thereafter	-
$867,357

NOTE 32 – CONVERTIBLE NOTE PAYABLE

The Company borrowed $250,000 from an individual on October 5, 2006, due and payable February 15, 2007 with an extension to May 15, 2007.  The note is convertible into Series C Preferred Stock or common stock.  Under either conversion choice, the number of common shares to ultimately be issued would be the same for preferred or common shares.  The note is secured by up to 100,000 shares of the Company’s Series C Preferred Stock which can be converted into $5 of common stock for each preferred share, or up to $500,000 of common stock.  The Company would be required to issue to the note holder 100,000 shares of preferred stock in the event of any default in payment and guarantee the stock until full payment of the note has been received by the Holder.

The choice by the Holder to convert the note into preferred or common stock would trigger a calculation, under EITF 00-19, to determine if the note is a derivative instrument, requiring the derivative to be reflected within the 2006 consolidated financial statements.  The calculations were made as of the date of the note, October 5, 2006, and at year end, December 31, 2006.  Based upon the fair value calculations it was determined that the calculated value of the derivative was considered not material due to the short duration of the remaining life of the debt.

Under EITF 00-27, having collateral larger than the face of the note to satisfy a default condition would be considered a “contingent” conversion option requiring a “triggering event” before recognition is required.  The triggering event would be a default.  At December 31, 2006, and as of April 6, 2007, the Company was not in default on the note.

NOTE 33 – RESTATEMENT OF DECEMBER 31, 2005 PAID-IN CAPITAL AND ACCUMULATED DEFICIT

The Company sold four inactive subsidiaries at December 31, 2004.  In connection with the sale, all intercompany balances among the remaining Nexia companies and the four companies sold were forgiven and written off the books.  There was a resulting balance for the remaining Nexia companies of $325,839 that was reported in the 2004 10-KSB as a gain.  It has since been determined that the forgiven intercompany debt should be reported as additional paid-in capital.  The following schedule shows the result of restating the effected accounts:

	Additional
	Paid-In	Accumulated
	Capital	Deficit

Balance at December 31, 2005 before
adjustment of December 31, 2004
inter-company debt forgiven reported as
a gain (post reverse stock split effective
February 20, 2007)	$13,994,353	$(13,275,599)

Reclassification of December 31, 2004
inter-company debt forgiven from a gain
to an increase in paid-in capital	325,839	(325,839)

Balances at December 31. 2005 per
consolidated balance sheets	$14,320,192	$(13,601,438)

The adjustment of the intercompany debt forgiven from a gain to increase paid-in-capital increased the 2004 net loss per share from $(0.032) to $(0.036).

NOTE 34 - SUBSEQUENT EVENTS

A Company 1:10 reverse stock split became effective February 20, 2007.  The effect of the reverse stock split has been applied retroactively to the 2006 and 2005 financial statements included in this 2006 10-KSB.  The effect on the financial statements at December 31, 2006 was to reduce the number of common shares outstanding from 8,114,768,850 to 811,476,885; common stock was reduced by $4,550,622 to $81,148; and common paid in capital was increased by $4,550,622 to $15,167,030.

During 2007 the Company issued S-8 shares from its 2006 benefit plan.  As of April 12, 2007 the Company had issued its remaining 287,517,500 shares under the 2006 benefit plan.  Detail of the shares issued for common stock and common stock for options exercised from January 1 to April 12, 2007 from the 2006 benefit plan are as follows:

30,000,000 common shares for options exercised - Issued to a contractor to reduce accounts payable
150,000,000 common shares for options exercised - Issued to eight employees, contractors or consultants for past services
60,000,000 common shares for options exercised - Issued to a contractor and a consultant to reduce accounts payable and for past services
47,517,500 common shares for options exercised – Issued to an employee and consultant for past services

On March 5, 2007 the Company filed an S-8 registration statement for its 2007 benefit plan. The plan registered 770,000,000 shares of the Company’s common stock.  As of April 6, 2007 the Company has issued 484,000,000 shares under the registration.

The Company issued common stock and common stock for options exercised from January 1 to April 6, 2007 as follows:

20,000,000 common shares for options exercised - Issued to an employee for past services
15,000,000 common shares for options exercised - Issued to a consultant for past services
50,000,000 common shares - Issued to an employee for past services
50,000,000 common shares - Issued to a contractor to reduce accounts payable
30,000,000 common shares for options exercised - Issued to two employees for past services
50,000,000 common shares for options exercised - Issued to a contractor to reduce accounts payable
40,000,000 common shares for options exercised - Issued to a consultant for past services
159,000,000 common shares for options exercised - Issued to eight employees or consultants for past services
70,000,000 common shares for options exercised - Issued to two employees for past services

The Company had the following activity in contractual debt from January 1 to March 31, 2007 as follows:
(This does not include mortgage notes and other contractual debt paid monthly):

	Balance at	New Loan /	Balance at
	1/1/2011	(Payments)	4/1/2011

Note payable to Michael Clark	$ 250,000	-	$ 250,000
(Note due date was extended from
February 15 to May 15, 2007)
Note payable to DHX, Inc.(related party)	297,000	-	297,000
Note payable to R. Surber (related party)	250,000	-	250,000
Note payable to R. Surber (related party)	31,025	-	31,025
Note payable to R. Surber (related party)	20,000	-	20,000
Note payable to R. Surber (related party)	15,000	(15,000)	-
Note payable to R. Surber (related party)		15,000	-
		(15,000)
Note payable to R. Surber (related party)		20,500	20,500
Note payable to R. Surber (related party)		20,000	20,000
Note payable to Rich Investments, LLC	57,000	(57,000)	-
Note payable to John Fry	50,000	(25,000)	25,000

The Company had the following activity in accounts payable to a related party from January 1 to March 31, 2007 as follows:
	Balance at	New A/P	Balance at
	1/1/2011	(Payments)	4/1/2011

Payable to R. Surber (related party)	44,032	(10,000)	34,032
Payable to R. Surber (related party)		50,000	40,000
		(10,000)
Payable to R. Surber (related party)		15,500	15,500

NEXIA HOLDINGS, INC.

Unaudited Financial Statements

for the Period Ended

March 31, 2007

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
PAGE

Consolidated Balance Sheets	F-50 & F-51

Consolidated Statements of Operations and Other Comprehensive Income (Loss)	F-52 to F-54

Consolidated Statements of Cash Flows	F-55 to F-57

Notes to Consolidated Financial Statements	F-58 to F-63

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
ASSETS	2007	2006
	(Unaudited)	(Audited)

CURRENT ASSETS

Cash and cash equivalents	$166,667	$124,158
Accounts and notes receivable, trade - net of allowance
of $99,232 and $103,732, respectively	29,763	32,841
Accounts receivable - related parties (Note 5)	3,070	12,070
Notes receivable - net of allowance of $90,000 and
$90,000, respectively	10,142	10,142
Inventory	313,112	370,639
Prepaid expenses (Note 8)	62,444	207,167
Marketable securities - available for sale (Note 6)	48,741	265,532

TOTAL CURRENT ASSETS	633,939	1,022,549

PROPERTY AND EQUIPMENT

Property and equipment, net	3,016,669	3,033,228
Land	633,520	633,520

TOTAL NET PROPERTY AND EQUIPMENT	3,650,189	3,666,748

OTHER ASSETS

Loan costs, net	43,883	43,958
Trademarks	1,380	1,380

TOTAL OTHER ASSETS	45,263	45,338

TOTAL ASSETS	$4,329,391	$4,734,635

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Continued)

	As of	As of
	March 31,	December 31,
LIABILITIES AND STOCKHOLDERS' (DEFICIT)	2007	2006
	(Unaudited)	(Audited)
CURRENT LIABILITIES
Accounts payable	$633,876	$765,059
Accounts payable - related parties (Note 5)	107,554	44,032
Accrued liabilities	626,389	590,822
Accrued interest - related parties (Note 5)	87,371	-
Deferred revenue	77	28
Refundable deposits	15,892	15,892
Convertible debenture derivative (Note 9)	51,944	-
Convertible debenture (Note 9)	119,521	-
Current maturities of long-term debt	325,774	420,814
Current maturities of long-term debt - related parties (Note 5)	161,025	176,025

TOTAL CURRENT LIABILITIES	2,129,423	2,012,672

LONG-TERM LIABILTIES
Convertible debenture derivative (Note 9)	-	10,179
Convertible debenture (Note 9)	-	107,808
Long-term debt	2,193,700	2,196,580
Long-term debt - related parties (Note 5)	437,000	437,000

TOTAL LONG-TERM LIABILITIES	2,630,700	2,751,567

TOTAL LIABILITIES	4,760,123	4,764,239

MINORITY INTEREST	88,722	91,344

STOCKHOLDERS' (DEFICIT)
Preferred Series A stock, $0.001 par value, 10,000,000
shares authorized, 150,000 and 150,000 shares issued	150	150
and outstanding, respectively

Preferred Series B stock, $0.001 par value, 10,000,000
shares authorized, 10,000,000 and 10,000,000 shares issued
and outstanding, respectively	10,000	10,000

Preferred Series C stock, $0.001 par value, 5,000,000
shares authorized, 190,500 and 190,500 shares issued
and outstanding, respectively	191	191

Common stock $0.0001 par value, 50,000,000,000 shares
authorized, 1,353,995,086 and 811,476,885 shares issued
(post reverse split) and outstanding, respectively (Note 4)	135,399	81,148

Additional paid-in capital	16,524,025	15,602,504

Treasury stock, 1,469 and 1,469 shares at cost, respectively	(100,618)	(100,618)

Stock subscriptions receivable	(265,941)	(365,262)

Other comprehensive gain (loss)	(10,802)	219,585

Accumulated deficit	(16,811,858)	(15,568,646)

Total Stockholders’ (Deficit)	(519,454)	(120,948)

TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIT)	$4,329,391	$4,734,635

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	For the Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)

REVENUE
Rental revenue	$45,933	$60,109
Sales - Salon and Retail	692,841	265,241

TOTAL REVENUE	738,774	325,350

COST OF REVENUE
Cost associated with rental revenue	22,572	60,853
Depreciation and amortization associated with rental revenue	24,432	32,459
Cost of sales - Salon and Retail	410,722	104,303

TOTAL COST OF REVENUE	457,726	197,615

GROSS INCOME	281,048	127,735

EXPENSES
General and administrative expense	1,470,964	340,822
Consulting fees (Note 8)	172,943	3,000
Depreciation expense	27,470	11,307
Interest expense associated with rental revenue	41,466	62,072

TOTAL EXPENSES	1,712,843	417,201

OPERATING LOSS	(1,431,795)	(289,466)

OTHER INCOME (EXPENSE)
Interest expense	(70,474)	(14,372)
Interest expense - accretion of debt	(11,712)	(16,027)
Interest income	179	61
Gain/(loss) on marketable securities	300,473	(4,983)
Loss on disposal of assets	-	(959)
Unrealized gain/(loss) related to adjustment of derivative
liability to fair value of underlying security	(41,766)	83,571
Other income	9,268	594

TOTAL OTHER INCOME	185,968	47,885

NET LOSS BEFORE MINORITY INTEREST	(1,245,827)	(241,581)

MINORITY INTEREST IN INCOME	2,615	8,633

NET LOSS	$(1,243,212)	$(232,948)

The accompanying notes are an integrtal part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)(Continued)

	For the Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)

NET LOSS FROM PREVIOUS PAGE	$(1,243,212)	$(232,948)

OTHER COMPREHENSIVE LOSS
Change in unrealized loss on marketable securities (Note 6)	(230,388)	(61,708)

TOTAL COMPREHENSIVE LOSS	$(1,473,600)	$(294,656)

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss) (Continued)

	For the Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
NET LOSS PER COMMON SHARE, BASIC:

Net loss (before comprehensive loss)	$(1,243,212)	$(61,708)
Net loss per share	$(0.00)	$(0.00)

Total comprehensive Loss	$(1,473,600)	$(294,656)
Net loss per share	$(0.00)	$(0.00)

Weighted average shares outstanding - basic
(Post reverse split effective 02/20/2007)	1,076,789,775	365,272,261

Weighted average shares outstanding for the three months ended March 31,
2007 and 2006 have been adjusted retroactively for a 1:10 reverse stock split effective February 20, 2007

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,243,212)	$(232,948)
Adjustments to reconcile net loss
to net cash used in operating activities:
Allowance for doubtful accounts receivable	(4,500)	-
Change in minority interest	(2,615)	(8,633)
Depreciation expense	50,793	42,862
Depreciation expense capitalized in inventory	12,314	-
Amortization of lease / loan costs	1,875	894
Intrinsic and fair value of stock options issued	-	35,000
Issued common stock for services	35,000	-
Issued option shares for services	157,692	-
Expense stock sales at values lower than stock issue values	434,410	-
Stock issued in 2003 returned and cancelled	-	(11,800)
Loss on disposal of vehicle	-	961
Accretion of convertible debenture	11,712	16,027
Unrealized (gain) loss related to adjustment of derivative
to fair value of underlying security	41,766	(83,571)
Changes in operating assets and liabilities:
Accounts receivable	7,578	886
Accounts receivable - related parties	9,000	(3,410)
Inventory	57,527	(4,906)
Prepaid expense	144,723	(5,244)
Accounts payable	(4,932)	(18,209)
Accounts payable - related parties	63,522	39,795
Accrued liabilities	122,938	85,253
Deferred revenue	49	86
Minority interest	(7)	19,489
Net cash used in operating activities	(104,367)	(127,468)

The accompanying notes are an integral part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

	For the Three Months Ended
	March 31,
CASH FLOWS FROM INVESTING ACTIVITIES

Gain from sale of marketable securities	19,345	36,807
Loss from sale of marketable securities	-	(2,378)
Purchase of marketable securities	(32,942)	-
Purchase of property, plant and equipment	(46,548)	(25,023)
Net cash provided by (used in) investing activities	(60,145)	9,406

The accompanying notes are an integtal part of these consolidated financial statements

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

	For the Three Months Ended
	March 31,
	2007	2006

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt	(15,920)	(27,437)
Pay off loan for land purchase	(57,000)	-
Payment on short-term loan	(25,000)	-
Payments on short-term debt, related party	(45,000)	-
Two short-term notes payable for cash received, related party	30,000	-
Receipt of stock subscriptions receivable	321,741	24,448
New loan costs	(1,800)	-
Net cash provided by financing activities	207,021	(2,989)

NET DECREASE IN CASH AND CASH EQUIVALENTS	42,509	(121,051)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	124,158	160,440

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$166,667	$39,389

SUPPLEMENTAL DISCLOSURE OF INFORMATION

CASH PAID FOR:

Interest	$53,282	$64,258

Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

Common stock issued for subscriptions receivable	$656,830	$105,000

Common stock issued to vendors and applied on accounts payable	$126,250	$-

The accompanying notes are an integral part of these consolidated financial statements

 NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

 NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited consolidated financial statements for Nexia Holdings, Inc. and Subsidiaries (the Company) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company’s most recent audited consolidated financial statements and notes thereto included in its December 31, 2006 Annual Report on Form 10-KSB. Operating results for the three months ended March 31, 2007 are not indicative of the results that may be expected for the year ending December 31, 2007.

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) issued interpretation no. 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes (SFAS 109). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company is currently in the process of determining the effect, if any, the adoption of FIN 48 will have on the consolidated financial staements.

NOTE 3 - GOING CONCERN

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through March 31, 2007 of $16,811,858 which raises substantial doubt about the Company’s ability to continue as a going concern. This represents an increase in the cumulative operating loss of $1,243,212 for the quarter ended March 31, 2007. The Company had a negative working capital balance at March 31, 2007 of $1,495,484.

Revenue has not been sufficient to cover the Company’s operating costs. Management’s plans to enable the company to continue as a going concern include the following:

•                   Increase retail sales of Landis, LLC and Gold Fusion Laboratories
•                   Opening additional salon and Black Chandelier locations
•                   Using stock and option-based compensation to cover payroll and other permissible labor costs
•	Raise capital through the Company’s equity line of credit upon the effectiveness of a pending SB-2 Registration Statement
•                   Increasing revenues from rental properties by implementing new marketing programs
•	Making certain improvements to certain rental properties in order to make them more marketable
•                   Reduce expenses through consolidating or disposing of certain subsidiary companies
•                   Convert certain debt into shares of the Company’s common stock
•                   Purchasing revenue producing real estate

There can be no assurance that the Company can or will be successful in implementing any of its plans or that it will be successful in enabling the Company to continue as a going concern. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

NOTE 4 - COMMON STOCK

The Company issues options to employees and outside service providers for services rendered.  The options are “cashless” with a floating exercise price of 75% of the market price at the time the underlying shares are sold.  The Company may at its discretion set the option price but typically the strike price is floating at 75% of market.   The 25% from the sale of the proceeds received by the service provider is expensed.  The Company receives the exercise price which is not definitively determinable until the employee or service provider sells the shares underlying the option or pays the exercise price because of the volatility of the Company’s stock price upon which the exercise price is based.  The Company believes its method of issuing and accounting for stock-based payments to employees and vendors precludes it from having to apply the provisions of SFAS No. 123 (R).

During the three months ended March 31, 2007, the Company issued 542,517,500 shares of common stock, pursuant to the Company’s S-8 Registration Statement, valued at $975,773.  442,517,500 of the above shares were issued as option shares to employees or other service providers with a value of $905,773 in exchange for services rendered.  Initially $656,830 of the $905,773 was recorded as an increase in stock subscriptions receivable, representing the exercise price due to the Company from outstanding option shares: receipt of cash for stock subscriptions receivable of $321,741; amount recorded as expense of $434,410; and the ending balance of stock subscriptions receivable at March 31, 2007 was $265,941.

NOTE 5 - RELATED PARTY TRANSACTIONS

There is a receivable of $3,070 from Diversified Holdings X, Inc., (DHX) at March 31, 2007.  This is the remaining balance arising from the transition of credit card sales deposited into the DHX bank account to the Gold Fusion bank account.  The balance will be settled in the near future.

There was accrued interest to related parties on March 31, 2007 in the amount of $87,371.  $38,271 of the total amount is owed to DHX for the note issued in connection with the purchase of Black Chandelier.  The rest of the interest is due to Richard Surber for the notes owed to him at the end of the period in the amount of $49,100.

On January 17, 2007, the Company authorized the delivery of a promissory note in the face amount of $20,500 to Richard Surber, president of the Company.  This note was authorized by the board of directors.  The note was given in exchange for $20,500 advanced to the Company by Mr. Surber. The terms of the note provide for a single payment due on May 22, 2007 and provide for an interest rate of 20% per annum.  This note’s date was extended to September 30, 2007 with an extension agreement signed on February 23, 2007.

On January 25, 2007, the Company authorized the delivery of a promissory note in the face amount of $20,000 to Richard Surber, president of the Company.  This note was authorized by the board of directors.  The note was given in exchange for $20,000 advanced to the Company by Mr. Surber. The terms of the note provide for a single payment due on January 25, 2008 and provide for an interest rate of 20% per annum.  This amount was converted into an accounts payable related party before March 31, 2007.

On January 17, 2007, Richard Surber advanced $15,000 to the Company.  The Company repaid Richard Surber for the advance on March 26, 2007.

 NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

An additional note to Richard Surber in the amount of $15,000 was outstanding as of December 31, 2006, and it has been repaid by the Company as of March 31, 2007.

There is an accounts payable of $107,554 at March 31, 2007 to Richard Surber.  Richard Surber loaned funds to Nexia for the purchase of inventory and operating expenses.

Richard D. Surber, CEO of Nexia Holdings, Inc., obtained a home equity line of credit from Chase Bank.  During the quarter ended March 31, 2007, Mr. Surber deposited $50,000 in the bank account of Nexia Holdings, Inc. to cover expenses for the Company.  Nexia repaid $10,000 by March 31, 2007, and the balance of $40,536 at March 31, 2007 was included in the balance sheet as part of the account “Accounts Payable – related parties (Note 5)” balance of $107,554.

The Company had the following activity in related party contractual debt from January 1 to March 31, 2007 as follows:

	Balance at	New Loan /	Balance at
	1/1/2011	(Payments)	4/1/2011

Note payable to DHX, Inc.(related party)	297,000	-	297,000
Note payable to R. Surber (related party)	250,000	-	250,000
Note payable to R. Surber (related party)	31,025	-	31,025
Note payable to R. Surber (related party)	20,000	-	20,000
Note payable to R. Surber (related party)	15,000	(15,000)	-
Note payable to R. Surber (related party)		15,000	-
Repaid loan on 3/26/07		(15,000)
Note payable to R. Surber (related party)		20,500
Repaid loan before 3/31/07		(20,500)	-
Note payable to R. Surber (related party)		20,000
Rolled into AP - related party		(20,000)	-
Total related party contractual debt			$598,025

NOTE 6 - INVESTMENT IN MARKETABLE EQUITY SECURITIES

The following is a summary of the Company's investment in available-for-sale securities as of March 31, 2007 and December 31, 2006:

	Available-for-Sale
	For the Three Months Ended	For the Year Ended
Equity securities free trading:	March 31, 2007	December 31, 2006

Gross unrealized gains	$3,252	$225,453
Gross unrealized losses	(14,054)	(5,868)
Net unrealized gain (loss)	$(10,802)	$219,585
Fair Market Value	$48,741	$265,532

 NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

Changes in the unrealized gain (loss) on available-for-sale securities during the three months ended March 31, 2007 and the year ended December 31, 2006, reported as a separate component of stockholders’ equity, are as follows:

	For The
	Three
	Months	Year
	Ended	Ended
	March 31,	December 31,
	2007	2006

Beginning balance	$219,585	$(5,721)
Increase in unrealized holding gains (losses)	(230,387)	225,306
Ending balance	$(10,802)	$219,585

During the three months ended March 31, 2007 and the year ended December 31, 2006, the Company recognized $0 in permanent impairment expense on marketable securities.

NOTE 7 – OFFICER SALARY

There was an accrued salary of $168,026 payable to Richard Surber, President and CEO, at March 31, 2007.  Mr. Surber has elected to defer being paid most of his accrued salary in an effort to boost available cash for the purchase of inventories.  It is anticipated that Mr. Surber’s salary will be paid current by the end of 2007.

NOTE 8 – CONSULTING CONTRACTS

On June 1, 2006, Nexia signed consulting contracts with three investor relations or consulting firms, one in the U.S.A. and two in the People’s Republic of China.  Compensation for these services was China Fruits Corporation (CHFR) (formerly Diversified Financial Resources Corporation – “DVFF”) unrestricted 20,000,000 shares of common stock valued at $2,400,000. Nexia recorded a prepaid amount of $2,400,000 at the same time they transferred the stock.  $2,265,000 and $135,000 were expensed in 2006 and the quarter ended March 31, 2007, respectively.  There was no prepaid consulting fee expense as of March 31, 2007.

NOTE 9 - CONVERTIBLE DEBENTURE AND CONVERTIBLE DEBENTURE DERIVATIVE

On November 1, 2004, the Company issued a convertible debenture for $200,000.  The debenture accrues interest at 24% per annum, is due November 1, 2007 and is convertible, except for $5,000, anytime after one year into common stock at a price equal to 70% of the average closing bid price of the common stock for three trading days immediately preceding the date of election.

The convertible debenture issued on November 1, 2004, and described in detail could be converted into Nexia common stock effective November 1, 2005 and became subject to accounting required for derivatives.

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

This transaction, to the extent that it is to be satisfied with common stock of the Company, would normally be included as an equity obligation.  In this instance, however, due to the indeterminate number of shares which might be issued under the embedded convertible conversion feature, the Company is required to record a liability relating to the embedded convertible feature of the convertible debenture payable (included in long-term liabilities as a "Convertible debenture derivative”).

The accompanying financial statements comply with current requirements relating to embedded derivatives as described in FAS 133, EITF 00-19 and APB 14 as follows:

The Company allocated the proceeds received to the convertible debt derivative with the initial allowable derivative recording.

Subsequent to the initial allowable derivative recording, the increase in the fair value of the embedded derivative in the conversion feature of the convertible debenture is accrued as adjustments to the liabilities at March 31, 2007.

The expense relating to the increase in the fair value of the Company's stock, reflected in the change in the fair value of the derivative (noted above), is included as another comprehensive income item as unrealized gain or loss arising from convertible financing on the Company's balance sheet.

The following table summarizes the various components of the convertible debenture as of March 31, 2007 and December 31, 2006:

	March 31,	December 31,
	2007	2006
Convertible debenture	$119,521	$107,808
Convertible debenture derivative	51,944	10,179
	171,465	117,987
Adjustment of convertible debenture derivative to fair value	95,556	137,321
Convertible debenture	(119,521)	(107,808)

Total	$147,500	$147,500

On September 26, 2006, 25,000,000 (post 02/20/2007 reverse stock split) restricted common shares were issued to Joseph Corso, holder of the convertible debenture, for his election to convert $52,500 of the convertible debenture.  The $52,500 was applied to reduce the convertible debenture liability from $200,000 to $147,500.

NOTE 10 – SEGMENT INFORMATION

Nexia Holdings, Inc has identified three reportable segments in which it operates based on the services it provides using the guidelines set forth in SFAS No. 131, Information “Disclosures about Segments of an Enterprise and Related Information”.  The reportable segments are as follows – a salon business providing services and retail sales (“Salon”); retail clothing stores (“Retail”), which is the Black Chandelier clothing manufacturing and retail sales operations; and the purchase, sale and rental of commercial real estate and all of the other general operations of the Company (“Real Estate & General).

NEXIA HOLDINGS, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements
March 31, 2007
(Unaudited)

Summarized financial information concerning reportable segments is shown in the following table:

		Period
		Ended			Real Estate
		March, 31	Salon	Retail	& General	Total

External revenues		2007	424,863	267,978	45,933	738,774
		2006	265,241	-	60,109	325,350

Intersegment revenues		2007	-	-	-	-
		2006	-	-	-	-

Net loss		2007	(20,350)	(252,061)	(970,801)	(1,243,212)
		2006	(10,690)	-	(222,258)	(232,948)

Total assets	March 31,	2007	373,766	395,904	3,559,721	4,329,391
(net of intercompany accounts)	December 31,	2006	415,627	704,577	3,614,431	4,734,635

NOTE 11 – SUBSEQUENT EVENTS

The due date for a note payable of $250,000, originally due on February 15, 2007, was extended to May 15, 2007.  There are current negotiations to convert the note to a long-term two year note secured by real estate.

In April 2007, an additional $25,000 was drawn down on the line of credit from Chase Bank to cover expenses for the Company, and Nexia repaid $25,000 of the debt on April 4, 2007, leaving the current balance of $40,536.

The Company issued common stock for options exercised from April 1 to May 18, 2007 as follows:

225,000,000 common shares for options exercised – Issued to employees for past services for a value of $153,500.
  45,000,000 common shares for options exercised – Issued to consultants for past services for a value of $29,500.
 124,000,000 common shares for options exercised – Issued to contractors to reduce accounts payable for a value of $88,900.
394,000,000 total issued common stock for options exercised during the period for a total value of  $271,900.

PART II

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On December 1, 2005, HJ & Associates, LLC (the “Former Accountant”) resigned as the auditors for the Company.

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and the first two subsequent interim periods of 2005, except that the Former Accountant’s opinion in its report on the Company’s financial statements expressed substantial doubt with respect to the Company’s ability to continue as a going concern for the last two fiscal years.

During the Company’s two recent fiscal years and the subsequent interim periods through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B except for the following:

The Former Accountant advised management that the most recent interim report, the 10-QSB for the period ended September 30, 2005 was filed prior to the Former Accountant completing its review and that they were requesting corrections be made to the consolidation and the accounting for the acquisition by the Company of Salt Lake Development Corporation. This report has been amended and a 10-QSB/A was filed on December 14, 2005, with the Company’s new accountant Bongiovanni & Associates, P.A. conducting the review, including changes to the consolidation and accountings related to the acquisition of Salt Lake Development Corporation.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

On December 8, 2005, Bongiovanni & Associates, P.A. (“Bongiovanni”) of 17111 Kenton Drive, Suite 204-B, Cornelius, North Carolina 28031 was retained as the auditors for the Company.

In making the selection of Bongiovanni the Company’s management and board of directors reviewed auditor independence issues and the absence of any pre-existing business or commercial relationship with Bongiovanni and concluded that there are no such relationships that would impair the independence of Bongiovanni.

During the two fiscal years ended December 31, 2003 and December 31, 2004 and through December 8, 2005, the Company did not consult with Bongiovanni & Associates regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

On January 26, 2006, De Joya Griffith & Company, LLC. (“De Joya”) of 2580 Anthem Village Drive, Henderson, Nevada 89052 was retained as the auditors for Nexia Holdings, Inc. (the “Company”).

In making the selection of De Joya the Company’s management and board of directors reviewed auditor independence issues and the absence of any pre-existing business or commercial relationship with De Joya and concluded that there are no such relationships that would impair the independence of De Joya. The board and management of the Company concluded that the geographical proximity would benefit the Company in working with De Joya and promote the timely completion of work requested from De Joya.

During the two fiscal years ended December 31, 2003 and December 31, 2004 and through January 24, 2006, the Company did not consult with De Joya Griffith & company, LLC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

On January 26, 2006 the Company informed its prior accountant Bongiovanni & Associates, P.A. that it was dismissed as the Company’s auditors.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of dismissal, there were no disagreements with Bongiovanni on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Bongiovanni, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

On May 21, 2007, De Joya Griffith & Company , LLC resigned as the auditors for the Company.  During the Company’s two most recent fiscal years and the subsequent interim period ended March 31, 2007 and through the date of resignation there were no disagreements with De Joya on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of De Joya, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

 NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation.

The Company's Amended and Restated Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law, (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by Nexia:

SEC Registration Fee                                                       $        633
Accounting Fees and Expenses                                              15,000
Legal Fees and Expenses                                                       60,000
Printing Expenses                                                                    1,000
Transfer Agent and Registrar Fees and Expenses                      2,000
Miscellaneous                                                                        21,366
Total                                                                               $   100,000

RECENT SALES OF UNREGISTERED SECURITIES

In March of 2003, a Stock Purchase Agreement was entered into between Nexia Holdings, Inc. and Chen Li, an individual resident of San Diego, California, whereby Nexia sold to Ms. Li Five Million (5,000,000) shares of restricted common stock of Nexia as consideration for Ms. Li making a loan in the sum of $30,000 to Nexia's subsidiary corporation, West Jordan Real Estate Holdings, Inc. The shares were valued at $5,000 at the time of issuance. The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On August 25, 2003, Nexia issued Three Million (3,000,000) shares of common stock to The Company Reporter, Inc. in exchange for a six-month contract for investor relations services. The Company Reporter Inc. is a full service investor relations firm specializing in growth stock. The shares were valued at $3,000 at the time of issuance. The Company issued the shares with a restrictive legend pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company. The Company Reported, Inc. was a sophisticated investor at the time of the issuance.

On January 29, 2004, the board of directors authorized the issuance of 10,000 shares of the Company’s common stock to each of the Company’s directors, Richard Surber, Gerald Einhorn, Adrienne Bernstein and John E. Fry, Jr. The stock was issued as compensation for the services provided by the directors and was issued with a restrictive legend and pursuant to Section 4(2) of the Securities Act of 1933. The shares were valued at a total of $480,000. Each of the directors was considered a sophisticated investor based upon their positions with the company.

On April 8, 2004, the Company's board of directors authorized the issuance of 5,000,000 shares of the Company's common stock to Ronald Friedman for advisory services rendered to the Company, including arranging financing for the company and other advice to management. The shares were issued with a restrictive legend and issued pursuant to Section 4(2) of the Securities Act of 1933 in a private transaction. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company. Mr. Friedman is an accredited investor.

On September 21, 2004, the Company authorized the issuance of 8,000,000 shares of its Series B Preferred Stock to Richard Surber. The shares were issued to retain Mr. Surber as a personal guarantor of certain mortgages for the Company and valued at $8,000.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On November 10 2004 the Company entered into an agreement with Joseph Corso, Jr. wherein the Company agreed to sell to Mr. Corso 100,000 shares of its recently designated Series C Preferred Stock in exchange for a cash payment of $50,000.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering, based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single person; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

The Company issued 100,000,000 shares of its restricted common stock to Equitilink, LLC on January 5, 2005 as compensation for public relations and communication services performed by Equitilink for the benefit of the Company. The shares were issued pursuant to a written contract for services as more fully set forth in the January 7, 2005 Form 8-K filed by the Company. The services contracted for with Equitilink included the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of the Company’s activities and to stimulate the investment community's interest in the Company. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1993. The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree, a sophisticated investor and the Company. The shares were valued at $10,000.

On July 13, 2006, the Company approved and its subsidiary Diversified Holdings I, Inc. (“DHI”) executed an agreement with Richard Surber to acquire Mr. Surber’s 60% ownership interest in Landis, LLC, a Utah limited liability company. Richard Surber is the president of the Company and was the proposing party for the transaction. The Company will report this transaction as a related party transaction. The independent directors of the Company both approved of the deal and an independent valuation of Landis, LLC has been received by the Company that supports the value paid to Mr. Surber for his interest. In exchange for his 60% ownership interest in Landis, LLC Mr. Surber will receive the following compensation, (1) a promissory note in the amount of $250,000, bearing interest at the rate of 24% per annum, payments are due in five annual payments of principal and interest, (2) 75,000 shares of Nexia’s Class A Preferred stock and (3) 2,000,000 shares of Nexia’s Class B Preferred stock.

On July 13, 2006, DHI signed an agreement with Seth Bullough to acquire his 5% ownership interest in Landis, LLC. In exchange for the transfer of that interest, the Company agreed to deliver to Mr. Bullough 5,000 shares of its Series A Preferred Stock.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On August 15, 2006, Gold Fusion Laboratories, Inc., a wholly owned subsidiary of the Company, signed an Asset Purchase Agreement with Richard Surber to acquire ownership of the assets, inventory and receivables of the fashion operations of Diversified Holdings X, Inc., a corporation owned by Mr. Surber that owned and operated the Black Chandelier and related clothing operations. The consideration for this transaction was a promissory note in the amount of $300,000, bearing interest at the rate of 24% per annum, payments are due in five annual installment and 70,000 shares of Nexia’s Class A Preferred stock. On September 18, 2006 an addendum to this agreement was approved by the parties that provided for the issuance of 2,000,000,000 shares of the Company’s restricted common stock be issued to Diversified Holdings X, Inc. as compensation for the transfers made to Gold Fusion Laboratories.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single entity; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On September 18, 2006, the Company authorized the issuance of 50,000 shares of Nexia’s Class C Preferred Stock to Jared Gold and 30,000 shares of Nexia’s Class C Preferred Stock to Sean Pasinsky in exchange for services provided to Gold Fusion Laboratories, Inc. and the development and preservation of the operations of Black Chandelier fashions and its related operations, including the opening, designing and expansion of the retail operations of those entities. Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series C Preferred Shares hold no voting rights. The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The Company made this offering based on the following factors: (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a two individuals; (2) there was only two offerees who were issued stock; (3) the offerees acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations for the issuance of the stock took place directly between the offerees and the Company.

 On September 21, 2006, the Company authorized the issuance of 7,500 shares of Nexia’s Class C Preferred Stock to John E. Fry, Jr. in exchange for service provided to Gold Fusion Laboratories, Inc. and the potential expansion and development of the business plans for Black Chandelier and its retail outlets. Series C Preferred Stock provides that the Series C shares will hold conversion rights into shares of the common stock of the Company equal in value to $5.00 per share and are subject to redemption by the Company upon a $5.00 cash payment. The Series C Preferred Shares hold no voting rights.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.  (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single accredited investor; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the price of the stock did not exceed the amount allowed under 3(b) of the Securities Act of 1933; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

 On September 26 2006 the Company authorized the delivery to Mr. Joseph Corso, Jr. Two Hundred Fifty Million (250,000,000) shares of restricted common stock of the Company’s stated par value of $0.0001. The issuance represents approximately 3.2% of the currently issued and outstanding 7,814,768,850 shares of common stock of the Company. The issuances was carried out in partial satisfaction of the “24% Series A Senior Subordinated Convertible Redeemable Debenture Due November 1, 2007” debenture held by Mr. Corso, the debenture has a face value of $200,000 and the debentures were originally issued in November of 2004. The conversion rate for the debentures is equal to 70% of the market value of common stock at the time of conversion and Mr. Corso has converted $52,500 of the value of the debenture. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.  (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single accredited investor; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the price of the stock did not exceed the amount allowed under 3(b) of the Securities Act of 1933; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On May 24, 2007 the Company authorized the delivery to Brett B. Reiss, as the designee of World Stock Exchange LLC Sixty Three Thousand (63,000) shares of Nexia’s Class C Preferred Stock in exchange for services to Nexia related to public and investor relations over a six month period time.  The Series C shares rights are as set forth herein above.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.  The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933. (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single accredited investor; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the price of the stock did not exceed the amount allowed under 3(b) of the Securities Act of 1933; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

On May 30, 2007 the Company authroized the delivery to NFC Escrow Holdings Corp., or its designee, Two Hundred Forty Thousand (240,000) shares of Nexia’s Class C Preferred Stock in exchange for services to Nexia related to public and invostor relations over a thirty month period of time.  The Company issued the shares pursuant to section 4(2) of the Securities Act of 1933 in an isolated private transaction by the Company which did not involve a public offering. The transaction was handled as a private sale exempt from registration under Section 4(6) of the Securities Act of 1933.  (1) The issuance was an isolated private transaction by the Company which did not involve a public offering, being made to a single accredited investor; (2) there was only one offeree who was issued stock; (3) the offeree acquired the stock with investment intent; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the price of the stock did not exceed the amount allowed under 3(b) of the Securities Act of 1933; and (6) the negotiations for the issuance of the stock took place directly between the offeree and the Company.

EXHIBITS

Exhibit No.	Page No.

Description

3(i)(a)	*	Articles of Incorporation of the Company in Colorado, 1987. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).
3(i)(b)	*	Articles of Amendment to change the name of the Company. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).
3(i)(c)	*
Articles of Incorporation of Kelly’s Coffee Group, Inc. filed with the Secretary of State of Nevada on August 3, 2000. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).

3(i)(d)	*
Articles of Merger merging Kelly’s Coffee Group, Inc., a Colorado Corporation into Kelly’s Coffee Group, Inc., a Nevada Corporation, filed with the Secretary of State of Colorado on September 22, 2000, and with the Secretary of State of Nevada on October 5, 2000. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).

3(i)(e)	*	Restated Articles of Incorporation of the Company. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).
3(i)(f)	*
Amendment to the Articles of Incorporation changing the Company’s name from Kelly’s Coffee Group, Inc. to Nexia Holdings, Inc. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).

3(ii)	*	Bylaws of Nexia Holdings, Inc. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).
4	*
Form of certificate evidencing shares of "Common Stock” in the Company. . (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).

5	II-11	Legal Opinion.
10(i)	*
Investment Agreement between Nexia Holdings, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to the Company's Form SB-2 as filed with the Securities and Exchange Commission on January 12, 2006).

10(ii)	*	Registration Rights Agreement between Nexia Holdings, Inc. and Dutchess Private Equities Fund, LP.
10(iii)	*	Placement Agent Agreement between Nexia Holdings, Inc., GunnAllen Financial And Dutchess Private Equities Fund II, LP, dated August 15, 2005.
21	*	List of the subsidiaries of Nexia Holdings, Inc.
23(i)	II-13	Consent of Auditor(s) De Joya Griffith & Company, LLC.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.	The Issuer will:
1.	File, during any period in which it offers, or sells securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act:

ii.	Reflect in the prospectus any facts or event which, individually or together, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	Include any additional or changes material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on June 22, 2007.

Nexia Holdings, Inc.

By:	/s/ Richard Surber
Richard Surber
President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Richard Surber	President and Director	June 22, 2007
Richard Surber

/s/Gerald Einhorn	Vice-President and Director	June 22, 2007
Gerald Einhorn

/s/ Adrienne Bernstein	Director	June 22, 2007
Adrienne Bernstein